Exhibit 99.2

Execution Version

PURCHASE AND SALE AGREEMENT

by and among

PMF FUND, L.P.

PMF TEI FUND, L.P.

PMF TEI (OFFSHORE) FUND, LTD.,

PMF INTERNATIONAL FUND, LTD.,

ENDOWMENT ADVISERS, L.P.,

THE ENDOWMENT MASTER FUND, L.P.,

THE ENDOWMENT PMF MASTER FUND, L.P.,

and

HARBOURVEST – ORIGAMI STRUCTURED SOLUTIONS L.P.

Dated as of February 19, 2014

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5.6	No Knowledge of Breach	19
5.7	Tender Offer	19
5.8	Litigation and Orders	19
5.9	Purchase Price Documentation	19

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE ENDOWMENT FUND		20
6.1	Title	20
6.2	No Material Omissions or Misstatements	20
6.3	Compliance	20
6.4	No Knowledge of Default or Breach under Portfolio Fund Agreements; Continuing Enforceability	20
6.5	No Unmet Capital Call Notices; No Opt-Out	21
6.6	Portfolio Fund Distributions; No Obligation to Return Distributions Received	21
6.7	No Disposition of or Impairment to TEF Portfolio	21
6.8	Financial Statements	21
6.9	Endowment Fund Distributions and Redemptions	22
6.10	Litigation and Orders	22
6.11	Permits	22
6.12	No Material Contracts	22
6.13	Tender Offer	22

ARTICLE VII REPRESENTATIONS AND WARRANTIES OF BUYER		23
7.1	Organization, Authority	23
7.2	No Conflict	23
7.3	AML Compliance	24
7.4	Compliance with OFAC	24
7.5	Terrorist Watch Lists	24
7.6	Litigation	24
7.7	No Brokers	24
7.8	Financial Ability	24
7.9	Registration; Investment	25
7.10	No Regulatory Impediment	25

ARTICLE VIII COVENANTS		26
8.1	PMF Master Fund Filings; Conduct of Business	26
8.2	Certain Prohibited Actions of Buyer	26
8.3	Transfer Restrictions	26
8.4	Cooperation; Governmental Consents and Approvals	26
8.5	[Reserved.]	27
8.6	Further Assurances	27
8.7	Distribution of Excess Cash	27
8.8	Notification of Certain Matters	27
8.9	PMF Assets; Fair Value	27
8.10	Remittance of Distributions	27
8.11	Enforcement of Claims	28
8.12	Core Hedge Fund Redemptions	28
8.13	Director Nominees	28
8.14	The Endowment Fund Investment Activity	28

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ARTICLE IX CONDITIONS TO CLOSING		28
9.1	Conditions to the Obligations of Buyer, Adviser, PMF Master Fund and Sellers	28
9.2	Conditions to the Obligations of Buyer	29
9.3	Conditions to the Obligations of the PMF Master Fund and Sellers	31

ARTICLE X MISCELLANEOUS		32
10.1	Assignment	32
10.2	No Third-Party Beneficiaries	32
10.3	Termination	32
10.4	Amendment and Modification	33
10.5	Notices	34
10.6	Expenses	35
10.7	Waiver of Jury Trial	35
10.8	Choice of Law; Arbitration	36
10.9	Severability	36
10.10	Waiver	36
10.11	Counterparts; Facsimile	36
10.12	Entire Agreement	36
10.13	Interpretation	36
10.14	Disclosure Schedules	37
10.15	Enforcement in Equity and at Law	37

LIST OF EXHIBITS

Exhibit A:	Percentages of Master Fund Interests to be Sold by Each Seller
Exhibit B:	PMF Master Fund Limited Partnership Agreement
Exhibit C:	PMF Master Fund Investment Management Agreement
Exhibit D:	Plan of Partnership Division

LIST OF DISCLOSURE SCHEDULES

Seller Disclosure Schedules
Master Fund Disclosure Schedules
Adviser Disclosure Schedules
Endowment Fund Disclosure Schedules
Buyer Disclosure Schedules

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PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT, dated as of February 19, 2014 (“Agreement”), is by and between PMF Fund L.P. (“Domestic Fund”), PMF TEI Fund, L.P. (“TEI Fund”) and its wholly owned subsidiary, PMF TEI (Offshore) Fund, Ltd. (“TEI Blocker”), and PMF International Fund, Ltd. (“International Fund,” together with Domestic Fund and TEI Fund (through TEI Blocker), “Sellers” and each a “Seller”), The Endowment Master Fund, L.P. (“Endowment Fund”), solely with respect to Article VI, The Endowment PMF Master Fund, L.P. (“PMF Master Fund”), Endowment Advisers, L.P. (“Adviser”) and HarbourVest – Origami Structured Solutions L.P. (“Buyer”). The PMF Master Fund, the Adviser, the Endowment Fund, Sellers and Buyer are referred to collectively herein as the “Parties” and each individually as a “Party.”

Background

A. Buyer desires to purchase up to one hundred percent (100%) of the limited partnership interests of the PMF Master Fund for aggregate consideration equal to the Purchase Price (defined below). The Sellers are each newly formed entities that are expected to invest all or substantially all of their assets in the PMF Master Fund, and hold all or substantially all of their assets in the form of limited partnership interests of the PMF Master Fund. The PMF Master Fund is a newly-formed entity that is expected to acquire a substantially pro rata portion of the assets that currently are owned by the Endowment Fund;

B. It is anticipated that current investors in each of the three “feeder funds” to the Endowment Fund (each, an “Endowment Feeder Fund”) will be given three options: (i) continue as an investor in an Endowment Feeder Fund (ii) become, and continue as, an investor in one of the Sellers, each of which are “feeder funds” into the newly-formed PMF Master Fund, or (iii) become an investor in one of the Sellers, and simultaneously tender to that Seller all or a portion of that investor’s shares in the Seller for cash;

C. As contemplated by the Plan of Partnership Division attached hereto as Exhibit D (the “Plan of Partnership Division”), the Endowment Fund shall transfer a portion of the TEF Portfolio to the PMF Master Fund.

D. It is anticipated that the Sellers will offer to repurchase from their investors, in the aggregate, all issued and outstanding shares of the Sellers. Each Seller will sell to Buyer a number of limited partnership interests of the PMF Master Fund equal to the number of shares that the Seller’s investors tendered to that Seller.

Terms

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Action” means any action, suit, litigation, arbitration, inquiry, proceeding or investigation by or before any Regulatory Authority or other Governmental Authority.

“Adviser” shall have the meaning ascribed to such term in the Preamble.

“Affiliate” shall have the meaning given to such term in Rule 12b-2 promulgated under the Exchange Act.

“Agreement” shall have the meaning ascribed such term in the Preamble, as this Agreement may be amended or modified from time to time in accordance with the provisions hereof.

“AML Program” shall have the meaning ascribed to such term in Section 7.3.

“AML Rules” shall have the meaning ascribed to such term in Section 7.3.

“Business” means the investment business of the PMF Master Fund as described in the Form N-2 to be filed by the PMF Master Fund pursuant to Section 8.1.

“Business Day” means any day other than (i) a Saturday or Sunday, (ii) a day on which commercial banks in New York, New York generally are required or authorized by law or executive order to close or (iii) a day when the New York Stock Exchange is closed.

“Buyer” shall have the meaning ascribed to such term in the Preamble.

“Closing” shall have the meaning ascribed to such term in Section 2.3.

“Closing Date” shall have the meaning ascribed to such term in Section 2.3.

“Contemplated Transactions” means the transactions contemplated by this Agreement including, without limitation, the Plan of Partnership Division, the Tender Offers described herein and the “Master Feeder Agreement” entered into between the PMF Master Fund and the Buyer on the date hereof substantially in the form of Schedule 2.4 which accompanies this Agreement.

“Contracts” means all agreements, contracts, commitments and undertakings, written or oral, including any amendments thereto, to which any Person is a party, an obligor or a beneficiary, or by which any of its assets or properties is bound.

“Disclosure Schedules” means the disclosure schedules attached hereto being delivered by the Parties on the date hereof.

“Dispute Notice” shall have the meaning ascribed to such term in Section 2.5(a).

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“Domestic Fund” shall have the meaning ascribed to such term in the Preamble.

“Encumbrances” means any claims, liens, encumbrances, pledges, easements, servitudes, mortgages, deeds of trust, security interests, options, charges or similar rights of any Person, other than the owner of the asset, of any kind whatsoever against the asset.

“Endowment Feeder Fund” shall have the meaning ascribed to such term in the Preamble.

“Endowment Fund” shall have the meaning ascribed to such term in the Preamble.

“Endowment Fund Tender Offers” means the issuer tender offers or repurchase transactions to be carried out by each Endowment Feeder Fund, as described in the Preamble.

“Event” means any event, circumstance, change, occurrence or effect.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership.

“Governmental Authority” means any domestic or foreign entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission, court, tribunal, judicial body or instrumentality of any union of nations, federation, nation, state, municipality, county, locality or other political subdivision thereof.

“Independent Accountant” means a nationally recognized accounting firm that does not serve as the independent accounting firm or external auditor for any Party.

“Initial Expiration Date” shall have the meaning ascribed to such term in Section 2.2(b).

“International Fund” shall have the meaning ascribed to such term in the Preamble.

“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Schedule” shall have the meaning ascribed to such term in Section 8.9.

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“Law” or “Laws” means all applicable constitutions, laws, statutes, ordinances, rules, rulings, regulations, orders, charges, directives, determinations, executive orders, writs, judgments, injunctions or decrees of any Governmental Authority.

“Material Adverse Effect” means, with respect to a Party, any Event that has had, or would be reasonably expected to have, a material and adverse effect on such Party or on the ability of such Party to consummate the Contemplated Transactions or perform its obligations under this Agreement.

“Minimum Condition” means that the aggregate value of the equity interests of Sellers to be accepted for tender pursuant to the PMF Master Fund Tenders Offers (and thereby purchased by Buyer) has met or exceeded an amount equal to the value of twenty percent (20%) of the outstanding limited partnership interests in the Endowment Fund immediately prior to commencement of the Endowment Fund Tender Offers.

“OFAC” shall have the meaning ascribed to such term in Section 7.4.

“Offering Documents” means (i) with respect to Domestic Fund and TEI Fund, each Schedule TO and the documents included therein pursuant to which the PMF Master Fund Tender Offers shall be made, including the offers to purchase and the related letter of transmittal, together with any supplements or amendments thereto and including the exhibits thereto, and with respect to the International Fund, the equivalent repurchase documents, and (ii) with respect to each Endowment Feeder Fund that is subject to SEC jurisdiction, each Schedule TO and the documents included therein pursuant to which the Endowment Fund Tender Offers shall be made, including the offers to purchase and the related letter of transmittal, together with any supplements or amendments thereto and including the exhibits thereto, and with respect to any Endowment Feeder Fund that is not subject to SEC jurisdiction, the equivalent repurchase documents.

“Order” means any temporary restraining order, preliminary or permanent injunction, decree, judgment, legal restraint or other order of a court of competent jurisdiction or other Governmental Authority.

“Partnership Division Date” means the date of the contribution of assets in kind from the Endowment Fund to the PMF Master Fund as contemplated by the Plan of Partnership Division, expected to be either March 31, 2014 or June 30, 2014. All references to the “Partnership Division Date” shall be deemed to refer to the period in time immediately following the effective time of such contribution of assets from the Endowment Fund to the PMF Master Fund.

“Party” or “Parties” shall have the meanings ascribed to such term in the Preamble.

“Permit” means any license, permit, order, consent, registration, authorization qualification, certificate or filing with any Governmental Authority or pursuant to any Law.

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“Permitted Encumbrances” means (i) Encumbrances for Taxes not yet due and payable, (ii) Encumbrances created by Buyer, (iii) with respect to the PMF Master Fund Interests, any restrictions on transferability subsequent to the Closing Date set forth in the Governing Documents of the PMF Master Fund and (iv) with respect to any Portfolio Fund, any restrictions on transferability by the PMF Master Fund set forth in the applicable Portfolio Fund Agreement.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or Governmental Authority.

“Plan of Partnership Division” shall have the meaning ascribed to such term in the Preamble.

“PMF Assets” shall have the meaning ascribed to such term in Section 8.9.

“PMF Investors” means the investors in each of the Domestic Fund, TEI Fund and International Fund, as applicable.

“PMF Master Fund” shall have the meaning ascribed to such term in the Preamble.

“PMF Master Fund Approvals” shall have the meaning ascribed to such term in Section 3.2(b).

“PMF Master Fund Interests” means the percentages of limited partnership interests of the PMF Master Fund that shall be transferred by Sellers to Buyer as of the Closing, in each case as reflected on Exhibit A and determined based on aggregate PMF Investor participation in the PMF Master Fund Tender Offers.

“PMF Master Fund Tender Offers” means the issuer tender offers or repurchase transactions to be carried out by each of Domestic Fund, TEI Fund and International Fund.

“Portfolio Funds” shall mean each of the private equity and hedge funds (or any other collective investment vehicles) that are part of the TEF Portfolio, including any applicable alternative investment vehicles of such funds.

“Portfolio Fund Agreement” means, with respect to any Portfolio Fund, any agreement, instrument or document which governs or regulates the terms of such Portfolio Fund, including subscription agreements, partnership agreements, operating agreements, side letters and other similar agreements.

“Portfolio Fund Manager” means with respect to each Portfolio Fund, the general partner (or, as applicable, the manager or other controlling person), trustee or other applicable manager of such Portfolio Fund.

“Purchase Price” means the amount in cash equal to the aggregate consideration, determined in accordance with the purchase price formula set forth on Schedule 1.1 which accompanies this Agreement.

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“Regulatory Authority” shall have the meaning ascribed to such term in Section 3.6.

“Reimbursement Amount” shall have the meaning ascribed to such term in Section 10.6.

“Representatives” means each of the respective attorneys, accountants, officers, employees and other authorized agents, advisers and representatives of a Party.

“Resolution Period” shall have the meaning ascribed to such term in Section 2.5(b).

“Schedule TO” shall have the meaning ascribed to such term in Section 2.2(d).

“SEC” means the Securities and Exchange Commission.

“SEC Documents” shall have the meaning ascribed to such term in Section 3.4(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means the Securities Act; the Exchange Act; the Investment Company Act; the Investment Advisers Act; the Trust Indenture Act of 1939, as amended; the rules and regulations of the SEC promulgated under each of the foregoing, and State securities or “blue sky” laws and foreign securities laws.

“Seller” or “Sellers” have the meanings ascribed to such terms in the Preamble.

“Seller Governmental Approvals” shall have the meaning ascribed to such term in Section 4.2(b).

“Tax” means any foreign, federal, state or local income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing.

“TEF Portfolio” means as of any date of determination, all private equity fund interests, hedge fund interests and all other assets (including cash, receivables, etc.) held by the Endowment Fund on such date and which shall include, following the Partnership Division Date, the portion of such interests that have been transferred from the Endowment Fund to the PMF Master Fund as contemplated by the Plan of Partnership Division.

“TEI Blocker” shall have the meaning ascribed to such term in the Preamble.

“TEI Fund” shall have the meaning ascribed to such term in the Preamble.

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“Tender Offers” means, collectively, the Endowment Fund Tender Offers and the PMF Master Fund Tender Offers.

“Termination Date” means August 31, 2014.

“Valuation Date” means September 30, 2013.

ARTICLE II

PURCHASE OF THE PMF MASTER FUND INTERESTS; PMF MASTER FUND

TENDER OFFERS; CLOSING

2.1 Purchase of PMF Master Fund Interests; PMF Master Fund Consent. Unless this Agreement shall have been terminated pursuant to Section 10.3, subject to the terms and the conditions of this Agreement, Buyer shall purchase, and Sellers shall sell, the PMF Master Fund Interests, free and clear of all Encumbrances (other than Permitted Encumbrances), for an aggregate amount in cash equal to the Purchase Price. The PMF Master Fund shall succeed to all side letter agreements between the Endowment Fund and each Portfolio Fund. Subject to the provisions of this Agreement, the PMF Master Fund hereby consents to the transfer of the PMF Master Fund Interests to Buyer and consummation of the Contemplated Transactions upon the Closing.

2.2 Tender Offers; Offering Documents.

(a) Subject to the provisions of this Agreement, each Seller will commence its respective PMF Master Fund Tender Offer, which PMF Master Fund Tender Offer shall be effected pursuant to Rule 13e-4 under the Exchange Act (with the exception of the PMF Master Fund Tender Offer of the International Fund which is not subject to SEC jurisdiction but will be conducted in the equivalent manner as the other PMF Master Fund Tender Offers). Each Seller agrees that it will commence its PMF Master Fund Tender Offer on the same day as the commencement of the Endowment Fund Tender Offers.

(b) The initial expiration date of the Tender Offers (“Initial Expiration Date”) shall be the 20th Business Day following the commencement date of the Tender Offers. If, on the Initial Expiration Date, the Minimum Condition is not met or waived pursuant to Section 9.1(c), each Seller shall cause its PMF Master Fund Tender Offer to be extended for at least an additional ten (10) Business Days to permit such condition to be satisfied or waived.

(c) On the date of commencement of the Tender Offers, each Seller (other than the International Fund) shall file with the SEC with respect to its PMF Master Fund Tender Offer an Issuer Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto and including all exhibits thereto, each a “Schedule TO”) which will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

2.3 Closing. Consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at a time to mutually agreed by the Parties on May 15, 2014 (the “Closing Date”), at the offices of K&L Gates LLP, 1601 K Street, NW, Washington DC 20006, provided, that the conditions set forth in Article IX (other than those conditions to be satisfied at the Closing) have been satisfied or waived at such time, provided, further that if the Closing shall not have occurred as of May 15, 2014 due to failure of any condition set forth in Article IX to be satisfied, the Closing Date shall be delayed until August 14, 2014.

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2.4 Closing Obligations.

(a) Deliveries of Sellers.

(i) On or prior to April 21, 2014 (or July 21, 2014 if the Partnership Division Date occurs on June 30, 2014), (A) each Seller shall provide wire transfer instructions to Buyer concerning the account or accounts to into which its pro rata portion of the Purchase Price shall be wired pursuant to Section 2.4(b), (B) Sellers shall complete and deliver to Buyer Exhibit A reflecting the final number of PMF Master Fund Interests to be transferred by each Seller to Buyer at Closing, in each case determined based on PMF Investor participation in each PMF Master Fund Tender Offer, (C) Sellers shall complete and deliver to Buyer Schedule 1.1 which accompanies this Agreement reflecting the total Purchase Price (the “Purchase Price Calculation”) and (D) the PMF Master Fund shall confirm the amount of the distribution it shall make pursuant to Section 8.7.

(ii) At the Closing, Sellers shall deliver to Buyer one or more instruments of assignment, in a form reasonably satisfactory to Sellers and Buyer, that evidence transfer of the PMF Master Fund Interests to Buyer, provide consent of the PMF Master Fund general partner to such transfer and confirm that Buyer will be a member of PMF Master Fund effective upon Closing.

(iii) At the Closing, the PMF Master Fund shall deliver an executed copy of the “Master Feeder Agreement” substantially in the form of Schedule 2.4 which accompanies this Agreement and the certificates and other documents referred to in Section 9.2 to be delivered by the Sellers as a condition to the consummation of the transactions contemplated by this Agreement.

(iv) At the Closing, the PMF Master Fund shall deliver or cause to be delivered to Buyer, all applicable executed assignment agreements pursuant to which the Endowment Fund’s interests in the Portfolio Funds were transferred to the PMF Master Fund.

(b) Deliveries by Buyer. At the Closing, Buyer shall (i) pay to each Seller its pro rata portion of the Purchase Price in cash, and (ii) deliver to the PMF Master Fund an executed copy of the “Master Feeder Agreement” substantially in the form of Schedule 2.4 which accompanies this Agreement. Each Purchase Price payment shall be made by wire transfer of immediately available funds to such account or accounts designated in writing by each Seller pursuant to Section 2.4(a)(i).

2.5 Purchase Price Reconciliation.

(a) Upon receipt of the Purchase Price Calculation in accordance Section 2.4(a)(i), Buyer shall have ten (10) days to review such Purchase Price Calculation and to give Sellers written notice of its objection to any item or calculation contained therein, specifying in

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reasonable detail all disputed items and the basis therefor (a “Dispute Notice”). During such ten (10) day period, the Sellers shall promptly provide to Buyer any information reasonably requested, as and when available, concerning the Purchase Price Calculation and any of the information described in Section 9.2(f). If Buyer concurs with the Purchase Price Calculation, or otherwise does not give Sellers a Dispute Notice within such ten (10) day period, such Purchase Price Calculation shall be deemed final and conclusive with respect to the determination of the Purchase Price, and shall be binding on the Parties for all purposes under this Agreement, provided that in the event that any Party discovers an error relating to the Purchase Price Calculation subsequent to such date but prior to the Closing Date, the discovering Party shall promptly notify the other Parties and the Sellers shall deliver a revised Purchase Price Calculation to Buyer, and Buyer shall have an additional five (5) days to review.

(b) If Buyer delivers to Sellers a Dispute Notice objecting to any items or calculations contained in the Purchase Price Calculation within the applicable ten (10) day period, the Parties shall meet within five (5) days following the date of the Dispute Notice (the “Resolution Period”) and shall attempt in good faith to resolve such objections and any written resolution by them as to any disputed amount shall be deemed final and conclusive with respect to the determination of the Purchase Price, and shall be binding on the Parties for all purposes under this Agreement, provided that in the event that any Party discovers an error relating to the Purchase Price Calculation subsequent to the applicable ten (10) day period but prior to the Closing Date, the discovering Party shall promptly notify the other Parties and the Sellers shall deliver a revised Purchase Price Calculation to Buyer, and Buyer shall have an additional five (5) days to review. Except as contemplated by the immediately preceding proviso, any amounts that were not timely disputed pursuant to a Dispute Notice (or if so disputed, subsequently resolved) may not be disputed absent manifest error or fraud.

(c) If the Parties are unable to resolve Buyer’s objections within the Resolution Period, then all amounts and issues remaining in dispute and Seller’s responses thereto will be submitted by Buyer and Sellers for review by the Independent Accountant. The Parties agree to execute, if requested by the Independent Accountant, a reasonable engagement letter with respect to the determination to be made by the Independent Accountant. The Independent Accountant will determine only those issues still in dispute at the end of the applicable Resolution Period and the Independent Accountant’s determination will be based upon and consistent with the terms and conditions of this Agreement. The determination by the Independent Accountant will be based solely on presentations with respect to such disputed items by Buyer and Sellers to the Independent Accountant and not on the Independent Accountant’s independent review. Each of Buyer and Seller will use its commercially reasonable efforts to make its presentation as promptly as practicable following submission to the Independent Accountant of the disputed items, and each such Party will be entitled, as part of its presentation, to respond to the presentation of the other Party and any questions and requests of the Independent Accountant. Discovery shall be limited to documents designated by the Independent Accountant as necessary for it to assess the proper calculation of the Purchase Price, consistent with this Agreement. The Independent Accountant’s determination will be made within nine (9) days after its engagement (which engagement will be made no later than two (2) days after the end of the applicable Resolution Period), or as soon thereafter as possible, and will be set forth in a written statement delivered to Buyer and Sellers. The final Purchase Price Calculation, as finalized by the Independent Accountant, shall be deemed final and conclusive

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with respect to the Purchase Price and shall be binding on all Parties for all purposes under this Agreement. In deciding any matter, the Independent Accountant may not assign a value to any item greater than the greatest value for such item claimed by either Buyer or Sellers or less than the smallest value for such item claimed by Buyer or Sellers. The fees and expenses of the Independent Accountant in resolving all such objections shall be borne by (A) Buyer in an amount equal to the proportion of the total disputed amount that the Independent Accountant finds in favor of Sellers and (B) Sellers in an amount equal to the proportion of the total disputed amount that the Independent Accountant finds in favor of Buyer. Except as provided in the preceding sentence, all other costs and expenses incurred by the Parties in connection with resolving any dispute hereunder before the Independent Accountant will be borne by the Party incurring such cost and expense. The “Purchase Price” means the Purchase Price as finally adjusted in accordance with this Section 2.5. Nothing contained in this Section 2.5 shall be construed as a waiver or limitation of any rights of any Party under this Agreement, including the right to bring a claim after the Closing Date in respect of a breach by any other Party of any other provision of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PMF MASTER FUND

The PMF Master Fund represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:

3.1 Organization and Authority; Capitalization.

(a) The PMF Master Fund is duly organized and validly existing as a limited partnership under the Laws of the State of Delaware and has the requisite limited partnership power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Contemplated Transactions. The PMF Master Fund is duly qualified or otherwise authorized in all material respects to do business in each jurisdiction where the ownership or operation of its property requires such qualification, except where the failure to be so qualified has not and would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect with respect to the PMF Master Fund. All necessary limited partnership action required to be taken by the PMF Master Fund to authorize the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions have been duly taken or will be taken before execution of such documents or consummation of Contemplated Transactions. This Agreement has been duly executed and delivered by the PMF Master Fund, and, assuming the due execution by each Seller, the Adviser, Endowment Fund and Buyer of this Agreement, constitutes a legal, valid and binding obligation of the PMF Master Fund, enforceable against it in accordance with its terms, except as such enforceability may be limited by Laws applicable to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar Laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies or by general principles of equity.

(b) Sellers in the aggregate hold one hundred percent (100%) of the issued and outstanding limited partnership interests of the PMF Master Fund, including the PMF Master Fund Interests. All of the PMF Master Fund Interests have been validly issued and fully paid.

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There are no outstanding options, warrants, convertible or exchangeable securities or other rights or agreements that would obligate the PMF Master Fund to issue any limited partnership interests or other equity security or voting security. Except for capital commitments to certain Portfolio Funds, there are no outstanding obligations of the PMF Master Fund to make any payment, repurchase, redeem or otherwise acquire any interest or other security of any company.

3.2 No Conflict.

(a) The execution, delivery and performance by the PMF Master Fund of this Agreement and the consummation by the PMF Master Fund of the Contemplated Transactions to which it is a party will not:

(i) violate or conflict with the Governing Documents of the PMF Master Fund;

(ii) assuming the receipt of the PMF Master Fund Approvals, violate any provision of Law or violate or conflict with any Order applicable to the PMF Master Fund or any of its property; or

(iii) other than as set forth on Schedule 3.2(a), violate, breach or constitute a default (with or without notice or lapse of time or both) under or give rise to a right of termination, cancellation or acceleration of any right, remedy or obligation of the PMF Master Fund with respect to any material Contract to which the PMF Master Fund is a party or by which any of its assets are bound, which violation, breach or default would reasonably be expected to result in a Material Adverse Effect with respect to the PMF Master Fund.

(b) Except for notices or consents listed on Schedule 3.2(b) (“PMF Master Fund Approvals”), the execution, delivery and performance by the PMF Master Fund of this Agreement and the consummation by the PMF Master Fund of the Contemplated Transactions do not require any consent from, registration, declaration or other filing with or approval or authorization of any Governmental Authority or any third party by or with respect to the PMF Master Fund or the PMF Master Fund Interests.

(c) Except as set forth in the Portfolio Fund Agreements, there are no rights of first refusal, rights of first offer or other similar rights of any Person that would be applicable to any of the Contemplated Transactions or the execution, delivery or performance by the PMF Master Fund under this Agreement.

3.3 No Operations; No Subsidiaries. The PMF Master Fund is a newly formed limited partnership with no significant business operations other than activities related to preparation for the PMF Master Fund Tender Offers and filing of the Form N-2 as contemplated by Section 8.1. The PMF Master Fund has no subsidiaries and does not own any capital stock of, or any equity interest of any nature in, any other Person. The PMF Master Fund has not entered into, and is not bound by, any Contract under which it is or may become obligated to make any future investment in or capital contribution, loan or advance to any other Person. The PMF Master Fund has not, at any time, been a general partner (or similar role) of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Person.

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3.4 Compliance.

(a) The PMF Master Fund is a closed-end, non-diversified management investment company registered under the Investment Company Act. Except as disclosed in Schedule 3.4(a), since its formation, the PMF Master Fund has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Investment Company Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates (except as they have been properly amended), the SEC Documents complied in all material respects with the requirements of the Investment Company Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (except as they may have been properly amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in Schedule 3.4(a), to the PMF Master Fund’s knowledge, the PMF Master Fund is not presently the subject of any inquiry, investigation or action by the SEC.

(b) The PMF Master Fund is in compliance in all material respects with all Laws applicable to the conduct of the Business as presently conducted or contemplated to be conducted by the PMF Master Fund. The PMF Master Fund has not received any written communication from any Governmental Authority, the substance of which has not been resolved, regarding any actual or potential material violation of, or failure to comply with, any Law.

3.5 Litigation and Orders.

(a) Litigation. There are no material claims or Actions pending (or to the PMF Master Fund’s knowledge threatened) against the PMF Master Fund relating to or involving any of the PMF Master Fund’s property or the conduct of the Business as presently conducted or contemplated to be conducted by the PMF Master Fund.

(b) Orders. There is no material Order relating to or involving any of the PMF Master Fund’s property or the conduct of the Business as presently conducted or contemplated to be conducted by the PMF Master Fund that has not been satisfied or resolved. The PMF Master Fund is not in breach or default (with or without notice or lapse of time, or both) in any material respect under any Order.

3.6 Regulatory Matters. The PMF Master Fund is not, in connection with the conduct of the Business, a party to or is subject to any suspension, debarment, outstanding order, decree, agreement, finding, memorandum of understanding or similar supervisory arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Governmental Authority charged with the supervision or regulation of registered investment advisers or the supervision or regulation of the PMF Master Fund (each, a “Regulatory Authority”), except as would not have, individually or in the aggregate, a Material Adverse Effect with respect to the PMF Master Fund.

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3.7 Permits. Except as set forth on Schedule 3.7, the PMF Master Fund has all of the Permits that are required to carry on the Business as presently conducted or contemplated to be conducted by the PMF Master Fund, except where the failure to obtain such Permits would not have, individually or in the aggregate, a Material Adverse Effect with respect to the PMF Master Fund. Except as set forth on Schedule 3.7, the PMF Master Fund has complied in all material respects with all requirements in connection with such Permits and such Permits are in full force and effect and, to the knowledge of the PMF Master Fund, no suspension or cancellation of any of them has been threatened and the Permits will not be subject to suspension, modification or revocation as a result of this Agreement or the consummation of the Contemplated Transactions, except where any such failures to hold or comply or any such suspension, modification or revocation would not have, individually or in the aggregate, a Material Adverse Effect with respect to the PMF Master Fund. PMF Master Fund has not received any notice or other written communication from any Governmental Authority or Regulatory Authority that such Governmental Authority or Regulatory Authority intends to terminate or restrict the PMF Master Fund’s status as a management investment company.

3.8 No Material Contracts. Except as set forth on Schedule 3.8, the PMF Master Fund is not party to any material Contract, including any instrument evidencing any material indebtedness of the PMF Master Fund for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise.

3.9 Title. Each of Domestic Fund and International Fund own directly its respective portion of the PMF Master Fund Interests. TEI Fund owns its respective portion of the PMF Master Fund Interests indirectly through TEI Blocker. Each Seller has good and marketable title to its respective portion of the PMF Master Fund Interests, free and clear of all Encumbrances except Permitted Encumbrances. Upon payment of the Purchase Price, Buyer will acquire good and marketable title to the PMF Master Fund Interest, free and clear of all Encumbrances except Permitted Encumbrances.

3.10 No Material Omissions or Misstatements. The Offering Documents with respect to each Seller, including the Schedule TO or the other documents required to be filed by each of the Domestic Fund and TEI Fund, and the equivalent repurchase documents of the International Fund, in connection with their respective PMF Master Fund Tender Offers and the Contemplated Transactions, will not at the time of filing with the SEC and dissemination to their respective PMF Investors, at the time when securities are accepted for purchase pursuant to such PMF Master Fund Tender Offers, at the Partnership Division Date and at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offering Documents and Schedule TO to be filed by each of the Domestic Fund and TEI Fund will comply at the time of filing with the SEC and dissemination to their respective PMF Investors, at the time when securities are accepted for purchase pursuant to such PMF Master Fund Tender Offers, at the Partnership Division Date and at the Closing Date, in all material respects with the applicable requirements of the Exchange Act and the Investment Company Act, and the respective rules and regulations promulgated

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thereunder. The repurchase documents of the International Fund will comply at the time of filing and dissemination to its PMF Investors, at the time when securities are accepted for purchase, at the Partnership Division Date and at the Closing Date, in all material respects with all Laws.

3.11 Compliance. To the PMF Master Fund’s knowledge, the Adviser has operated the Endowment Fund since February 1, 2011 and the PMF Master Fund since its formation as closed-end, non-diversified management investment companies registered under the Investment Company Act in material compliance thereunder. To the PMF Master Fund’s knowledge, each of the Endowment Fund and the PMF Master Fund is in compliance in all material respects with all Laws applicable to the conduct of its business as presently conducted or contemplated to be conducted. Since February 1, 2011, to the PMF Master Fund’s knowledge, the Adviser has not received any written communication from any Governmental Authority, the substance of which has not been resolved, regarding any actual or potential material violation of, or failure to comply with, any Law with regards to the Endowment Fund or the PMF Master Fund.

3.12 Code of Ethics. The PMF Master Fund has adopted a code of ethics substantially in the form of Schedule 3.12 which accompanies this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows, provided that, with respect to this Article IV, each Seller makes the following representations and warranties on behalf of itself and not with respect to any other Seller:

4.1 Organization and Authority.

(a) Domestic Fund is duly organized and validly existing as a limited partnership under the Laws of the State of Delaware. TEI Fund is duly organized and validly existing as a limited partnership under the Laws of the State of Delaware. TEI Blocker is duly organized and validly existing as an exempted company under the Laws of the Cayman Islands. International Fund is duly organized and validly existing as an exempted company under the Laws of the Cayman Islands. Domestic Fund and TEI Fund are closed-end, non-diversified management investment companies registered under the Investment Company Act.

(b) Each Seller has the requisite limited partnership or corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Contemplated Transactions. All necessary limited partnership or corporate action required to be taken by each Seller to authorize the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions have been duly taken or will be taken before execution of such documents or consummation of the Contemplated Transactions. This Agreement has been duly executed and delivered by each Seller, and, assuming the due execution by the PMF Master Fund, Endowment Fund, the Adviser and Buyer of this Agreement, constitutes a legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except as such enforceability may be limited by Laws applicable to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar Laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies or by general principles of equity.

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4.2 No Conflict.

(a) With respect to each Seller, the execution, delivery and performance by such Seller of this Agreement and the consummation by each Seller of the Contemplated Transactions to which it is a party will not:

(i) violate or conflict with the Governing Documents of such Seller;

(ii) assuming the receipt of the Seller Governmental Approvals with respect to such Seller, violate any provision of Law to which such Seller or any of its respective properties is subject or violate or conflict with any Order applicable to such Seller or any of its respective properties; or

(iii) violate, breach or constitute a default (with or without notice or lapse of time or both) under or give rise to a right of termination, cancellation or acceleration of any right, remedy or obligation of such Seller with respect to any material Contract to which it is a party, which violation, breach or default would reasonably be expected to result in a Material Adverse Effect with respect to such Seller.

(b) Except for notices or consents listed on Schedule 4.2(b) (“Seller Governmental Approvals”) with respect to each Seller, the execution, delivery and performance by each Seller of this Agreement and the consummation by each Seller of the Contemplated Transactions do not require any consent from, registration, declaration or other filing with or approval or authorization of any Governmental Authority or any third party by or with respect to any Seller or the PMF Master Fund Interests.

(c) Except as set forth in the Portfolio Fund Agreements, there are no rights of first refusal, rights of first offer or other similar rights of any Person that would be applicable to any of the Contemplated Transactions or the execution, delivery or performance by any Seller under this Agreement.

4.3 Title to the PMF Master Fund Interests. Each of Domestic Fund and International Fund own directly its respective portion of the PMF Master Fund Interests. TEI Fund owns its respective portion of the PMF Master Fund Interests indirectly through TEI Blocker. Each Seller has good and marketable title to its respective portion of the PMF Master Fund Interests, free and clear of all Encumbrances except Permitted Encumbrances. Upon payment of the Purchase Price, Buyer will acquire good and marketable title to the PMF Master Fund Interests, free and clear of all Encumbrances except Permitted Encumbrances.

4.4 Litigation. As of the date of this Agreement, there is no Action pending, or, to the knowledge of each Seller, threatened in writing, against each Seller, before any Governmental Authority which, if decided adversely against such Seller, would be reasonably likely to prevent or materially delay the Closing or otherwise prevent such Seller from complying with the terms and provisions of this Agreement. As of the date of this Agreement, none of the Sellers have received written notice that it is subject to any outstanding Order of any Governmental Authority which would be reasonably likely to have a Material Adverse Effect with respect to the applicable Seller.

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4.5 No Material Omissions or Misstatements. The Offering Documents, including the Schedule TO or the other documents required to be filed by each of the Domestic Fund and TEI Fund, and the equivalent repurchase documents of the International Fund, in connection with their respective PMF Master Fund Tender Offers and the Contemplated Transactions, will not at the time of filing with the SEC and dissemination to their respective PMF Investors, at the time when securities are accepted for purchase pursuant to such PMF Master Fund Tender Offers, at the Partnership Division Date and at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offering Documents and Schedule TO to be filed by each of the Domestic Fund and TEI Fund will comply, at the time of filing with the SEC and dissemination to their respective PMF Investors, at the time when securities are accepted for purchase pursuant to such PMF Master Fund Tender Offers, at the Partnership Division Date and at the Closing Date, in all material respects with the applicable requirements of the Exchange Act and the Investment Company Act and the respective rules and regulations promulgated thereunder. The repurchase documents of the International Fund will comply at the time of filing and dissemination to its PMF Investors, at the time when securities are accepted for purchase, at the Partnership Division Date and at the Closing Date, in all material respects with all Laws.

4.6 Tender Offer. The Sellers acknowledge that the documentation relating to the Tender Offers, including the Offering Documents, was not prepared by the Buyer, the Buyer has no responsibility regarding such Tender Offers and the Buyer shall have no liability with respect to any claims thereunder or relating thereto, except insofar as any such liability arises from an untrue statement of a material fact or the omission of any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; in each case solely to the extent that any such statement or omission is made in reliance upon information pertaining to the Buyer furnished by the Buyer in writing to the Sellers expressly for use therein (it being understood that such information consists only of the information set forth on Schedule 4.6).

4.7 No Brokers. Other than Park Hill Group (whose fees are being paid by the Sellers (or their equity owners)), no agent, broker, investment banker, financial adviser or other Person has been engaged by the Sellers that is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the Contemplated Transactions.

4.8 AML Compliance. Each Seller is in compliance with all AML Rules and will remain in compliance with such requirements.

4.9 Compliance with OFAC. None of the Sellers or their respective Affiliates or, to their knowledge, any of their respective directors or officers, are currently subject to any U.S. sanctions administered by OFAC, and none of the Sellers nor any of their respective Affiliates will, directly or indirectly, take any action for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

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4.10 Terrorist Watch Lists. None of the Sellers or their respective Affiliates or, to their knowledge, any of their respective directors or officers, appear on any terrorist “watch list” or similar restricted parties list maintained by any governmental agency of the United States (including, but not limited to, the Central Intelligence Agency, Department of the Treasury, Federal Bureau of Investigation, Internal Revenue Service, OFAC and SEC) or Interpol.

4.11 Purchase Price Documentation. To each Seller’s knowledge, all supporting information provided by Sellers to Buyer in connection with the Purchase Price Calculation is true and correct in all material respects.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE ADVISER

The Adviser represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:

5.1 Organization and Authority. The Adviser is duly organized and validly existing as a limited partnership under the Laws of the State of Delaware. The Adviser has all limited partnership authority to execute, deliver and perform its obligations under this Agreement and to consummate the Contemplated Transactions. All necessary limited partnership action required to be taken by the Adviser to authorize the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions have been duly taken or will be taken before execution of such documents or consummation of the Contemplated Transactions. This Agreement has been duly executed and delivered by the Adviser, and, assuming the due execution by each Seller, PMF Master Fund, Endowment Fund and Buyer of this Agreement, constitutes a legal, valid and binding obligation of the Adviser, enforceable against the Adviser in accordance with its terms, except as such enforceability may be limited by Laws applicable to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar Laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies or by general principles of equity.

5.2 No Conflict. The execution, delivery and performance by the Adviser of this Agreement and the consummation of the Contemplated Transactions will not:

(a) violate or conflict with the Governing Documents of the Adviser;

(b) violate any provision of Law to which the Adviser is subject or violate or conflict with any Order applicable to the Adviser; or

(c) violate, breach or constitute a default (with or without notice or lapse of time or both) under or give rise to a right of termination, cancellation or acceleration of any right, remedy or obligation of the Adviser with respect to any material Contract to which the Adviser and the PMF Master Fund are parties, except as would not (A) impair in any material respect the ability of the PMF Master Fund to perform its obligations under this Agreement or (B) prevent or materially impede or delay the consummation of any of the Contemplated Transactions.

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5.3 Registration; Adequate Resources. The Adviser is a registered “investment adviser” under the Investment Advisers Act and agrees to maintain such registration until the dissolution of the PMF Master Fund. To the Adviser’s knowledge, the Adviser has adequate resources and personnel and the financial capacity to manage the business of the Endowment Fund and the PMF Master Fund as presently conducted or contemplated to be conducted, including in respect of the PMF Master Fund as described in the Form N-2. To the Adviser’s knowledge, the Adviser is not a party to or is subject to any suspension, debarment, outstanding order, decree, agreement, finding, memorandum of understanding or similar supervisory arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Governmental Authority charged with the supervision or regulation of registered investment advisers or the supervision or regulation of the Adviser.

5.4 No Material Omissions or Misstatements. The Offering Documents with respect to each Endowment Feeder Fund, including the Schedule TO or the other documents required to be filed by each such Endowment Feeder Fund that is subject to SEC jurisdiction, and the equivalent repurchase documents of each such Endowment Feeder Fund that is not subject to SEC jurisdiction, in connection with their respective Endowment Fund Tender Offers and the Contemplated Transactions, will not at the time of filing with the SEC and/or dissemination to their respective investors, at the time when securities are accepted for purchase pursuant to such Endowment Fund Tender Offers, at the Partnership Division Date and at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offering Documents and Schedule TO to be filed by each Endowment Feeder Fund (except with respect to any Endowment Feeder Fund that is not subject to SEC jurisdiction) will comply, at the time of filing with the SEC and/or dissemination to their respective investors, at the time when securities are accepted for purchase pursuant to such Endowment Fund Tender Offers and on the Partnership Division Date, in all material respects with the applicable requirements of the Exchange Act and the Investment Company Act and the respective rules and regulations promulgated thereunder. The repurchase documents of each Endowment Feeder Fund that is not subject to SEC jurisdiction will comply at the time of filing and dissemination to their respective investors, at the time when securities are accepted for purchase and on the Partnership Division Date, in all material respects with all Laws. The Offering Documents, including the Schedule TO or the other documents required to be filed by each of the Domestic Fund and TEI Fund, and the equivalent repurchase documents of the International Fund, in connection with their respective PMF Master Fund Tender Offers and the Contemplated Transactions, will not at the time of filing with the SEC and dissemination to their respective PMF Investors, at the time when securities are accepted for purchase pursuant to such PMF Master Fund Tender Offers, at the Partnership Division Date and at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offering Documents and Schedule TO to be filed by each of the Domestic Fund and TEI Fund will comply, at the time of filing with the SEC and dissemination to their respective PMF Investors, at the time when securities are accepted for purchase pursuant to such PMF Master Fund Tender Offers, at the Partnership Division Date and at the Closing Date, in all material respects with the applicable requirements of the Exchange Act and the Investment Company Act and the respective rules and regulations promulgated thereunder. The repurchase documents of the International Fund will comply at the time of filing and dissemination to its PMF Investors, at the time when securities are accepted for purchase, at the Partnership Division Date and at the Closing Date, in all material respects with all Laws.

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5.5 Compliance. To the Adviser’s knowledge, the Adviser has operated the Endowment Fund since February 1, 2011 and the PMF Master Fund since its formation as closed-end, non-diversified management investment companies registered under the Investment Company Act in material compliance thereunder. To the Adviser’s knowledge, each of the Endowment Fund and the PMF Master Fund is in material compliance in all material respects with all Laws applicable to the conduct of its business as presently conducted or contemplated to be conducted. Since February 1, 2011, to the Adviser’s knowledge, the Adviser has not received any written communication from any Governmental Authority, the substance of which has not been resolved, regarding any actual or potential material violation of, or failure to comply with, any Law with regards to the Endowment Fund or the PMF Master Fund.

5.6 No Knowledge of Breach. To the Adviser’s knowledge, all representations and warranties made by the Sellers, the PMF Master Fund and the Endowment Fund herein are true and correct (taking into account all materiality, knowledge and other qualifiers contained therein).

5.7 Tender Offer. The Adviser acknowledges that the documentation relating to the Tender Offers was not prepared by the Buyer and the Buyer has no responsibility regarding such Tender Offers, including the Offering Documents, or liability with respect to any claims thereunder or relating thereto, except insofar as any such liability arises from an untrue statement of a material fact or the omission of any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; in each case solely to the extent that any such statement or omission is made in reliance upon information pertaining to the Buyer furnished by the Buyer in writing to the Sellers expressly for use therein (it being understood that such information consists only of the information set forth on Schedule 4.6).

5.8 Litigation and Orders.

(a) Litigation. There are no material claims or Actions pending (or to the Adviser’s knowledge threatened) against the Adviser relating to or involving any of the Adviser’s property or the conduct of its business as presently conducted or contemplated to be conducted by the Adviser on behalf of the PMF Master Fund or the Endowment Fund.

(b) Orders. There is no material Order relating to or involving any of the Adviser’s property or the conduct of its business as presently conducted or contemplated to be conducted by the Adviser that has not been satisfied or resolved. The Adviser is not in breach or default (with or without notice or lapse of time, or both) in any material respect under any Order.

5.9 Purchase Price Documentation. To the Adviser’s knowledge, all supporting information provided by the Adviser to Buyer in connection with the Purchase Price Calculation is true and correct in all material respects.

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ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE ENDOWMENT FUND

The Endowment Fund represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:

6.1 Title. Until the Partnership Division Date, the Endowment Fund shall own all right, title and interests (legal and beneficial) in the TEF Portfolio, free and clear of all Encumbrances, except Permitted Encumbrances. Schedule 6.1 is a true and accurate summary of the TEF Portfolio as of the Valuation Date.

6.2 No Material Omissions or Misstatements. The Offering Documents with respect to each Endowment Feeder Fund, including the Schedule TO or the other documents required to be filed by each such Endowment Feeder Fund that is subject to SEC jurisdiction, and the equivalent repurchase documents of each such Endowment Feeder Fund that is not subject to SEC jurisdiction, in connection with their respective Endowment Fund Tender Offers and the Contemplated Transactions, will not at the time of filing with the SEC and/or dissemination to their respective investors, at the time when securities are accepted for purchase pursuant to such Endowment Fund Tender Offers and at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offering Documents and Schedule TO to be filed by each Endowment Feeder Fund (except with respect to any Endowment Feeder Fund that is not subject to SEC jurisdiction) will comply, at the time of filing with the SEC and/or dissemination to their respective investors, at the time when securities are accepted for purchase pursuant to such Endowment Fund Tender Offers and on the Partnership Division Date, in all material respects with the applicable requirements of the Exchange Act and the Investment Company Act and the respective rules and regulations promulgated thereunder. The repurchase documents of each Endowment Feeder Fund that is not subject to SEC jurisdiction will comply at the time of filing and dissemination to their respective investors, at the time when securities are accepted for purchase and on the Partnership Division Date, in all material respects with all Laws.

6.3 Compliance. Since February 1, 2011, the Adviser has operated the Endowment Fund as closed-end, non-diversified management investment companies registered under the Investment Company Act in material compliance thereunder. To the Endowment Fund’s knowledge, the Endowment Fund is in compliance in all material respects with all Laws applicable to the conduct of its business as presently conducted or contemplated to be conducted. Since February 1, 2011, to the Endowment Fund’s knowledge, the Adviser has not received any written communication from any Governmental Authority, the substance of which has not been resolved, regarding any actual or potential material violation of, or failure to comply with, any Law with regards to the Endowment Fund.

6.4 No Knowledge of Default or Breach under Portfolio Fund Agreements; Continuing Enforceability. The Endowment Fund is not in default or breach and, to the Endowment Fund’s knowledge, there is no basis for any claim of material default or breach against the Endowment Fund under any of the Portfolio Fund Agreements. To the Endowment Fund’s knowledge, the Portfolio Fund Agreements are valid, binding and enforceable and are in full force and effect and the Endowment Fund has no reason to believe that any of the Portfolio Fund Agreements will not be valid, binding, enforceable or in full force and effect on the Closing Date.

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6.5 No Unmet Capital Call Notices; No Opt-Out. The Endowment Fund has contributed to the capital of the Portfolio Funds all amounts which it was required to contribute pursuant to the terms of the Portfolio Fund Agreements and the Endowment Fund has received no notice that it is under any obligation to make any contributions or payments to or in respect of the Portfolio Funds other than call notices that have been paid or are not yet due. The Endowment Fund has not opted out or, to its knowledge, been excluded, voluntarily or involuntarily, from any investment of any Portfolio Fund pursuant to the relevant Portfolio Fund Agreements or otherwise. The Endowment Fund has not made or agreed to make any voluntary capital contributions to any Portfolio Fund.

6.6 Portfolio Fund Distributions; No Obligation to Return Distributions Received. The Endowment Fund has not received a written notice from any Portfolio Fund Manager or Portfolio Fund of any outstanding obligation or request to return any distributions or portions of distributions previously received by the Endowment Fund from any Portfolio Fund.

6.7 No Disposition of or Impairment to TEF Portfolio. Since the Valuation Date, the Endowment Fund has not (other than as contemplated by the Plan of Partnership Division): (i) sold, assigned, transferred, delivered or otherwise disposed of any of its interests in any Portfolio Fund; (ii) converted, exchanged or redeemed its interests in any Portfolio Fund; (iii) forgiven, released or compromised any indebtedness owed to it by any Portfolio Fund; (iv) amended, canceled or terminated any Portfolio Fund Agreement; (v) waived, amended, canceled, terminated, exercised or failed to exercise any of the material contractual rights applicable to the Endowment Fund in respect of any Portfolio Fund; (vi) created or permitted to exist any Encumbrance on any portion of its interests in any Portfolio Fund; (vii) taken any action or (upon written notice from any Portfolio Fund) failed to take any action that would cause the Endowment Fund to incur a penalty or other specified consequence under any of the Portfolio Fund Agreements to which it is party; or (viii) agreed to do any of the foregoing.

6.8 Financial Statements. The Endowment Fund has delivered to the Buyer true, correct and complete copies of the financial statements and statements of capital accounts of the Endowment Fund prepared in accordance with U.S. generally accepted accounting principles as of the Valuation Date, and shall deliver the 2013 annual financial statements of the Endowment Fund to the Buyer promptly following filing thereof. The financial statements present fairly in all material respects the financial position of the Endowment Fund as of the date of each financial statement and the results of operations, cash flows and changes in net assets of the Endowment Fund during the period covered by each financial statement. The Endowment Fund has delivered to the Buyer reports on Form K-1 for each Portfolio Fund, a schedule setting forth all expenses paid and accrued by the Endowment Fund since the Valuation Date and a schedule setting forth all liabilities and obligations of the Endowment Fund through the date hereof. The Endowment Fund has received no notice that the information set forth in such financial statements, statements of capital accounts and other reports was not true and correct in any material respect, or that any Event has occurred since the dates of such statements or reports that have had or could be reasonably likely to have a material adverse effect on the financial condition of any Portfolio Fund or on the value of the Endowment Fund’s interest therein.

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6.9 Endowment Fund Distributions and Redemptions. Except as set forth on Schedule 6.9, the Endowment Fund has not made any distributions, dividends, or other payments of cash, Securities or other property since the Valuation Date. Except as set forth on Schedule 6.9, no investors have redeemed interests (or had such interests repurchased) in the Endowment Fund (or any Endowment Feeder Fund) since the Valuation Date, and the Endowment Fund shall not permit any such redemptions until after the Closing Date.

6.10 Litigation and Orders.

(a) Litigation. There are no material claims or Actions pending (or to the Endowment Fund’s knowledge threatened) against or brought by the Endowment Fund relating to or involving any of the Endowment Fund’s property or the conduct of the business as presently conducted or contemplated to be conducted by the Endowment Fund.

(b) Orders. There is no material Order relating to or involving any of the Endowment Fund’s property or the conduct of the Business as presently conducted or contemplated to be conducted by the Endowment Fund that has not been satisfied or resolved. The Endowment Fund is not in breach or default (with or without notice or lapse of time, or both) in any material respect under any Order.

6.11 Permits. Except as set forth on Schedule 6.11, the Endowment Fund has all of the Permits that are required to carry on its business as presently conducted, except where the failure to obtain such Permits would not have, individually or in the aggregate, a Material Adverse Effect with respect to the Endowment Fund. Except as set forth on Schedule 6.11, the Endowment Fund has complied in all material respects with all requirements in connection with such Permits and such Permits are in full force and effect and, to the knowledge of the Endowment Fund, no suspension or cancellation of any of them has been threatened and the Permits will not be subject to suspension, modification or revocation as a result of this Agreement or the consummation of the Contemplated Transactions, except where any such failures to hold or comply or any such suspension, modification or revocation would not have, individually or in the aggregate, a Material Adverse Effect with respect to the Endowment Fund. The Endowment Fund has not received any notice or other written communication from any Governmental Authority or Regulatory Authority that such Governmental Authority or Regulatory Authority intends to terminate or restrict the Endowment Fund’s status as a management investment company.

6.12 No Material Contracts. Except as set forth on Schedule 6.12, the Endowment Fund is not party to any material Contract, including any instrument evidencing any material indebtedness of the Endowment Fund for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise.

6.13 Tender Offer. The Endowment Fund acknowledges that the documentation relating to the Tender Offers, including the Offering Documents, was not prepared by the Buyer, the Buyer has no responsibility regarding such Tender Offers and the Buyer shall have no

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liability with respect to any claims thereunder or relating thereto, except insofar as any such liability arises from an untrue statement of a material fact or the omission of any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; in each case solely to the extent that any such statement or omission is made in reliance upon information pertaining to the Buyer furnished by the Buyer in writing to the Sellers expressly for use therein (it being understood that such information consists only of the information set forth on Schedule 4.6).

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the PMF Master Fund, Sellers, Endowment Fund and Adviser as of the date hereof and as of the Closing Date as follows:

7.1 Organization, Authority. Buyer is a limited partnership duly organized and validly existing and in good standing under the Laws of the State of Delaware. Buyer has all requisite limited partnership power and authority to enter into this Agreement and to consummate the Contemplated Transactions. All necessary limited partnership action required to be taken by Buyer to authorize the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions has been duly taken or will be taken before execution of such documents or consummation of Contemplated Transactions. This Agreement has been duly executed and delivered by Buyer, and, assuming the due execution by each Seller, the PMF Master Fund, Endowment Fund and the Adviser of this Agreement constitutes a legal, valid and binding obligations of Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by Laws applicable to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar Laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies or by general principles of equity.

7.2 No Conflict.

(a) Except as set forth on Schedule 7.2(a), the execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the Contemplated Transactions to which it is a party will not:

(i) violate or conflict with the Governing Documents of Buyer;

(ii) violate any provision of Law to which Buyer is subject or violate or conflict with any Order applicable to Buyer; or

(iii) violate, breach or constitute a default (with or without notice or lapse of time or both) under or give rise to a right of termination, cancellation or acceleration of any right, remedy or obligation under any term or provision of any material Contract to which Buyer is a party which breach could reasonably be expected to result in a Material Adverse Effect with respect to the Buyer.

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(b) The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the Contemplated Transactions do not require any consent from, registration, declarations or other filing with or approval or authorization of any Governmental Authority by or with respect to Buyer.

7.3 AML Compliance. The Buyer has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with Law, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended (the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering, sale and ownership of Buyer’s direct equity interests. Buyer is in compliance with all AML Rules and Buyer will remain in compliance with such requirements and shall, upon request by the PMF Master Fund or any Seller, provide a certification to the PMF Master Fund or such Seller that, as of the date of such certification (i) its AML Program is consistent with AML Rules, and (ii) it is currently in compliance with all AML Rules.

7.4 Compliance with OFAC. None of Buyer or its Affiliates or, to Buyer’s knowledge, any director or officer of Buyer or any Affiliate, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and neither Buyer nor its Affiliates will, directly or indirectly, take any action for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

7.5 Terrorist Watch Lists. None of Buyer or its Affiliates or, to Buyer’s knowledge, any director or officer of Buyer or its Affiliates, appears on any terrorist “watch list” or similar restricted parties list maintained by any governmental agency of the United States (including, but not limited to, the Central Intelligence Agency, Department of the Treasury, Federal Bureau of Investigation, Internal Revenue Service, OFAC and SEC) or Interpol.

7.6 Litigation. No Actions before any Regulatory Authority or Governmental Authority are pending against Buyer or any of its Affiliates and, to knowledge of Buyer, no such Action has been threatened in writing except where any such Action would not be reasonably expected to have a Material Adverse Effect with respect to the Buyer.

7.7 No Brokers. Other than Park Hill Group (whose fees are being paid by the Sellers (or their equity owners)), no agent, broker, investment banker, financial adviser or other Person has been engaged by the Buyer that is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the Contemplated Transactions.

7.8 Financial Ability. Buyer has timely access to all funds necessary to pay the Purchase Price and related fees and expenses and Buyer has the financial capacity to perform all of its other obligations under this Agreement. Buyer has, on the date hereof, total assets, including cash and capital commitments, sufficient to meet the Purchase Price, and will have assets in at least such amount on hand as of the Closing. Any funds raised by the Buyer to finance the Purchase Price have been raised in compliance with all Laws.

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7.9 Registration; Investment.

(a) Buyer is acquiring the PMF Master Fund Interests for its own account with the present intention of holding such securities for investment purposes and not with a view to, or for sale in connection with, any distribution of such securities in violation of any Securities Laws (although Buyer is a passive investment fund owned primarily by passive investment funds). Buyer is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. Buyer acknowledges that the PMF Master Fund Interests have not been registered under the Securities Act and that the PMF Master Fund Interests may not be sold, transferred, offered for sale, assigned, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under applicable Securities Laws or sold pursuant to an exemption from registration thereunder.

(b) Buyer has been furnished with all materials relating to the Business, finances and operations of the PMF Master Fund and all materials relating to the PMF Master Fund Tender Offers that have been reasonably requested by the Buyer, including, without limitation, the SEC Documents. Buyer understands that its investment in the PMF Master Fund Interests involve a high degree of risk. Buyer (i) is able to bear the economic risk of an investment in the PMF Master Fund Interests including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the PMF Master Fund Interests and (iii) has had an opportunity to ask questions of and receive answers from the Representatives of the PMF Master Fund concerning the financial condition and Business of the PMF Master Fund and other matters related to an investment in the PMF Master Fund Interests. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the PMF Master Fund Interests.

(c) Buyer is not and, after giving effect to the Contemplated Transactions, will not be required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act, because Buyer relies on the exemption from registration set forth in Section 3(c)(7) of the Investment Company Act.

(d) Buyer has not, and has no plans to, take any action that would (i) effect or consummate any transaction or chain of transactions that would involve any “public offering” of the Buyer’s securities within the meaning of Section 4(2) of the Securities Act; or (ii) effect or consummate any transaction or chain of transactions that could be deemed a general solicitation of the Buyer’s securities under Rule 506(c) of Regulation D promulgated under the Securities Act.

7.10 No Regulatory Impediment. Based on the SEC’s verbal “no objections” response it provided on January 30, 2014 with respect to the Contemplated Transactions, there is no fact relating to Buyer’s business, operations, financial condition or legal status that might reasonably be expected to impair in any material respect its ability to obtain all consents, orders, authorizations, and approvals from any Governmental Authority necessary for the consummation of the Contemplated Transactions within the time period contemplated by this Agreement.

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ARTICLE VIII

COVENANTS

8.1 PMF Master Fund Filings; Conduct of Business. Following the date hereof, the PMF Master Fund will prepare and file with the SEC a registration statement on Form N-2 in conformity with the requirements of the Investment Company Act. At the time of filing, the PMF Master Fund will meet the requirements of and comply with the conditions for the use of Form N-2 under the Investment Company Act. Copies of such registration statement (meeting the requirements of the applicable rules and regulations under the Securities Laws), including any amendments thereto or contained therein and the exhibits and schedules, as finally amended and revised, will be made available to Buyer promptly after filing.

8.2 Certain Prohibited Actions of Buyer. Buyer covenants and agrees that, from and after the date hereof, it shall not (a) effect, or enter into any agreement with respect to, any transaction or chain of transactions that would involve a “public offering” of the Buyer’s securities within the meaning of Section 4(2) of the Securities Act); (b) effect, or enter into any agreement with respect to, any transaction or chain of transactions that could be deemed a general solicitation of the Buyer’s securities under Rule 506(c) of Regulation D promulgated under the Securities Act; or (c) take any action that, for federal, State or local income, single business and franchise Tax purposes, would reasonably be expected to cause the PMF Master Fund to be treated as an association or publicly-traded partnership taxable as a corporation (including, without limitation, taking any action that would cause or require any equity interests in the PMF Master Fund, including the PMF Master Fund Interests, to be traded on an established securities market or be readily tradable on a secondary market). Buyer acknowledges and agrees that, upon consummation of the Contemplated Transactions, (i) it will be bound by certain voting and other governance restrictions set forth in the Governing Documents of the PMF Master Fund and (ii) Buyer and any director whom Buyer appoints to the PMF Master Fund board of directors will have certain obligations under Section 30(h) of the Investment Company Act. For the avoidance of doubt, Buyer’s obligations set forth in this Section 8.2 shall survive indefinitely unless this Agreement is terminated in accordance with Section 10.3.

8.3 Transfer Restrictions. Until the twelve-month anniversary of the date hereof, none of the Sellers will permit transfer of any equity interests in such Seller that would be deemed to be a transfer “for value”. For the avoidance of doubt, a transfer “for value” shall not include estate planning transfers, transfers by operation of law due to death or other similar transfers. Until the twelve-month anniversary of the date hereof, none of the Sellers will transfer any portion of its interest in the PMF Master Fund without the consent of the Buyer.

8.4 Cooperation; Governmental Consents and Approvals. Each Party shall use reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under Law or otherwise to promptly consummate and make effective the Contemplated Transactions, (ii) obtain all authorizations, consents or approvals that are or may be or become necessary for the performance of its obligations under this Agreement and the consummation of the Contemplated Transactions, including the PMF Master Fund Approvals and Seller Governmental Approvals and (iii) fulfill all conditions to such Party’s obligations under this Agreement as promptly as practicable. Each Party shall cooperate fully with the other Parties in promptly seeking to obtain all such

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authorizations, consents and approvals. The Parties shall not take any action that is reasonably likely to have the effect of unreasonably delaying, impairing or impeding the receipt of any required authorizations, consents or approvals. The Adviser shall use reasonable best efforts to cause each of the Sellers and the PMF Master Fund to comply with each of their respective obligations hereunder.

8.5 [Reserved.]

8.6 Further Assurances. On and after the Closing Date, and for no further consideration, the Parties will take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to consummate the Contemplated Transactions.

8.7 Distribution of Excess Cash. The PMF Master Fund shall distribute on or prior to the Closing Date all of its Distributable Cash (as defined in the “PMF Master Fund Limited Partnership Agreement”) on its balance sheet as of the Partnership Division Date.

8.8 Notification of Certain Matters. Each Party shall give prompt written notice to the other Parties of the occurrence or non-occurrence of any Event that is likely to result in the failure of a condition set forth in Article IX to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 8.8 shall not limit or otherwise affect the remedies available hereunder to a Party receiving such notice.

8.9 PMF Assets; Fair Value. On or prior to April 21, 2014 (or July 21, 2014 if the Partnership Division Date occurs on June 30, 2014), the PMF Master Fund shall deliver to Buyer an investment schedule (“Investment Schedule”) setting forth, in reasonable detail, all cash and investment assets (including any Portfolio Funds transferred) (“PMF Assets”) held by the PMF Master Fund, as well as the Buyer’s indirect percentage ownership of such PMF Assets, in each case as of the Partnership Division Date. The PMF Master Fund shall own all right, title and interest in and to the PMF Assets, free and clear of all Encumbrances, except Permitted Encumbrances, as of the Closing Date. The Investment Schedule shall be unaudited and shall set forth the “fair value” of the PMF Assets as of the Partnership Division Date. All information included in the Investment Schedule shall be true and correct in all material respects and current as of the Partnership Division Date. On or prior to April 21, 2014 (or July 21, 2014 if the Partnership Division Date occurs on June 30, 2014), the PMF Master Fund shall deliver to Buyer the PMF Master Fund’s trial balance sheet as of the Partnership Division Date.

8.10 Remittance of Distributions. From and after the Closing Date, the Adviser shall cause the Endowment Fund to contemporaneously provide the PMF Master Fund (or its designee) with a copy of all letters, memoranda, notices, emails, forms, financial statements and reports, capital call and distribution notices, Tax information, including IRS forms, or other correspondence or distributions (in cash or otherwise) received by the Endowment Fund or any affiliated entity from a Portfolio Fund or a Portfolio Fund Manager that relate to the PMF Assets. The Adviser shall cause the Endowment Fund to remit any such distributions in cash, securities or other property pursuant to the preceding sentence to the PMF Master Fund within five (5) Business Days after receipt by the Endowment Fund.

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8.11 Enforcement of Claims. The PMF Master Fund agrees, upon request of the Buyer, to enforce all claims that it may have against the Endowment Fund relating to the Contemplated Transactions.

8.12 Core Hedge Fund Redemptions. The Adviser shall submit redemption notices in respect of the PMF Master Fund’s expected portion of all “Core Allocation Strategy Hedge Funds” set forth on Schedule 8.12 no later than March 31, 2014. The Adviser shall provide copies of such redemption notices to the Buyer promptly following submission. To the extent that the expiration of the Tender Offers does not conclude by March 31, 2014, the Adviser will use best efforts to redeem as much of such “Core Allocation Strategy Hedge Funds” as it reasonably determines to be prudent based upon the expected outcome of the Tender Offers.

8.13 Director Nominees. Buyer will ensure that its director nominees to the PMF Master Fund board of directors would not be considered “Bad Boys” or “Bad Actors” under Rule 262 of Regulation A, Rule 507 of Regulation D or Rule 506 of Regulation D and are not ineligible Persons as described in Section 9(a) of the Investment Company Act. Buyer will use best efforts to cause its director nominees to (i) complete all director questionnaires and (ii) provide all disclosure information requested by PMF Master Fund to be included in its securities filings and reports, including any disclosure items required by Form N-CSR.

8.14 The Endowment Fund Investment Activity. The Endowment Fund shall not make any new investments in Portfolio Funds prior to the Closing Date. In addition, prior to the Partnership Division Date, the Endowment Fund shall unwind and close out any derivatives, hedges or other similar positions that constitute “Non-Portfolio Assets” for purposes of Schedule 1.1 which accompanies this Agreement.

ARTICLE IX

CONDITIONS TO CLOSING

9.1 Conditions to the Obligations of Buyer, Adviser, PMF Master Fund and Sellers. The respective obligations of Buyer, the PMF Master Fund, Adviser and Sellers to effect the Contemplated Transactions shall be subject to the satisfaction or waiver by Buyer, the PMF Master Fund and Sellers at or prior to the Closing Date of the following conditions:

(a) No Law or Orders. (i) No Law that restrains, enjoins or otherwise prohibits the Contemplated Transactions shall have been enacted, adopted or promulgated and be in effect, (ii) no Order which materially impairs, restrains, enjoins or otherwise prohibits the Contemplated Transactions shall have been issued, entered or enforced and be in effect and (iii) no action or proceeding by a Governmental Authority seeking such an Order shall be pending.

(b) PMF Master Fund Tender Offers. Sellers shall have accepted for payment all equity interests of Sellers that are validly tendered and not withdrawn pursuant to the PMF Master Fund Tender Offers.

(c) Minimum Condition. The Minimum Condition has been met.

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9.2 Conditions to the Obligations of Buyer. The obligation of Buyer to effect the Contemplated Transactions shall be subject to the satisfaction or waiver by Buyer at or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. All representations and warranties of the PMF Master Fund (Article III), Sellers (Article IV), Adviser (Article V) and Endowment Fund (Article VI) contained in this Agreement

(i) that are qualified as to materiality or Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement (or in the case of any representation and warranty which specifically relates to an earlier date, as of such earlier date), and

(ii) shall be true and correct as of the Closing Date as though made on and as of the Closing Date (or in the case of any representation and warranty which specifically relates to an earlier date, as of such earlier date), except for the failure or failures of such representations and warranties to be so true and correct that (after excluding any effect of materiality or Material Adverse Effect qualifications set forth in any such representation or warranty) have not had and would not have, individually or in the aggregate, a Material Adverse Effect.

(b) Consents. Consents to the transfers of Portfolio Funds from The Endowment Fund to the PMF Master Fund shall have been obtained from Portfolio Fund Managers of (i) Portfolio Funds representing at least 98% of the value of the TEF Portfolio and (ii) the Portfolio Funds as specified on Schedule 9.2 which accompanies this Agreement, in each case including confirmation from such Portfolio Fund Managers, to the Buyer’s reasonable satisfaction, that such transfer has occurred, and all applicable transfer conditions contained in any applicable Portfolio Fund Agreements have either been satisfied or waived.

(c) Covenants and Agreements. Sellers, Adviser, Endowment Fund and the PMF Master Fund shall have performed in all material respects all of the covenants and agreements required to be performed by each such Party under this Agreement prior to the Closing.

(d) Master Feeder Agreement. The PMF Master Fund shall have executed and delivered the “Master Feeder Agreement” substantially in the form of Schedule 2.4 which accompanies this Agreement.

(e) Other Documents. The general partner of the PMF Master Fund, the Endowment Feeder Funds and the Adviser (as applicable) shall have executed and delivered the “PMF Master Fund Limited Partnership Agreement” and the “Investment Management Agreement” substantially in the form of Exhibit B and Exhibit C, respectively, attached hereto.

(f) PMF Assets Information. The Buyer shall have received (i) a summary of all contributions made to the Portfolio Funds by the Endowment Fund and distributions received from the Portfolio Funds by the Endowment Fund from the Valuation Date through the Partnership Division Date, together with a true and complete list of all capital call and distribution notices received from the Portfolio Funds, capital account statements of each

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Portfolio Fund, net asset values of each Portfolio Fund as of the Valuation Date and as of the Partnership Division Date, and confirmations from each Portfolio Fund Manager regarding all such contributions and distributions from the Valuation Date through the Partnership Division Date, (ii) materially true, correct and complete copies of the Endowment Fund’s financial statements since the Valuation Date, as well as the bank account statements for each bank account of the Endowment Fund as of the Partnership Division Date, (iii) a schedule setting forth all expenses paid and accrued by the Endowment Fund since the Valuation Date and a schedule setting forth all liabilities and obligations of the Endowment Fund, (iv) any other information reasonably requested for the purpose of verifying the calculation of the Purchase Price, and (v) a true and complete list of all distributions of Distributable Cash that are made to PMF Investors on or prior to the Closing Date.

(g) Title. Each of the Adviser and the PMF Master Fund shall certify that, as of the Closing Date, the PMF Master Fund owns all right, title and interests (legal and beneficial) in and to the interest in the PMF Assets, free and clear of all Encumbrances, except Permitted Encumbrances.

(h) Administrator. The PMF Master Fund shall have arranged for the PMF Master Fund’s administrator and/or custodian to provide the Buyer’s administrator with (and to the extent permissible, to have designated such administrator as a contact person entitled to receive from the Portfolio Funds) all Portfolio Fund letters, memoranda, notices, emails, forms or other correspondence, including financial statements and reports, capital call and distribution notices, and Tax information including IRS Forms, contemporaneously with receipt by the PMF Master Fund.

(i) Buyer Directors. Two representatives of the Buyer have been appointed as directors of the PMF Master Fund.

(j) Sellers’ Officer’s Certificate. Each Seller shall have delivered to Buyer a certificate from a duly authorized officer of each such Seller, dated as of the Closing Date, stating that the conditions specified in subsections (a) and (c) of this Section 9.2 applicable to such Seller have been satisfied.

(k) PMF Master Fund’s Officer’s Certificate. The PMF Master Fund shall have delivered to Buyer a certificate from a duly authorized officer of the PMF Master Fund, dated as of the Closing Date, stating that the conditions specified in subsections (a) and (c) of this Section 9.2 applicable to the PMF Master Fund, as well as the condition specified in subsections (h) and (i), have been satisfied.

(l) Adviser’s Officer’s Certificate. The Adviser shall have delivered to Buyer a certificate from a duly authorized officer of the Adviser, dated as of the Closing Date, stating that the conditions specified in subsections (a) and (c) of this Section 9.2 applicable to the Adviser, as well as the condition specified in subsections (h) and (i), have been satisfied, and that the capital call notices and distribution notices provided pursuant to subsection (f) constitute a true and complete list of all capital call notices and distribution notices received by or on behalf of the Endowment Fund form each Portfolio Fund through the Closing Date.

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(m) Endowment Fund’s Officer’s Certificate. The Endowment Fund shall have delivered to Buyer a certificate from a duly authorized officer of Endowment Fund, dated as of the Closing Date, stating that the conditions specified in subsections (a) and (c) of this Section 9.2 applicable to the Endowment Fund have been satisfied.

(n) Approvals. The Parties shall have obtained the PMF Master Fund Approvals and Seller Governmental Approvals set forth on Schedules 3.2(b) and 4.2(b) and there shall be no change to the SEC’s “no objections” response it provided on January 30, 2014 with respect to the Contemplated Transactions.

(o) Legal and Advisory Fees. The PMF Master Fund shall have certified to the Buyer that the PMF Master Fund does not owe any liabilities to Park Hill Group or K&L Gates LLP in respect of legal or advisory fees that have accrued prior to the Closing Date.

(p) Closing Deliveries. Sellers shall have delivered all of the closing deliveries set forth in Section 2.4(a).

9.3 Conditions to the Obligations of the PMF Master Fund and Sellers. The obligations of the PMF Master Fund and Sellers to effect the Contemplated Transactions shall be subject to the satisfaction or waiver by PMF Master Fund and Sellers at or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. All representations and warranties of Buyer contained in this Agreement

(i) that are qualified as to materiality or Material Adverse Effect with respect to the Buyer shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement (or in the case of any representation and warranty which specifically relates to an earlier date, as of such earlier date), and

(ii) shall be true and correct as of the Closing Date as though made on and as of the Closing Date (or in the case of any representation and warranty which specifically relates to an earlier date, as of such earlier date), except for the failure or failures of such representations and warranties to be so true and correct that (after excluding any effect of materiality or Material Adverse Effect with respect to the Buyer qualifications as set forth in any such representation or warranty) have not had and would not have, individually or in the aggregate, a Material Adverse Effect with respect to the Buyer.

(b) Covenants and Agreements. Buyer shall have performed in all material respects all of the covenants and agreements required to be performed by it under this Agreement prior to the Closing.

(c) Buyer’s Officer’s Certificate. Buyer shall have delivered to Sellers a certificate from a duly authorized officer of Buyer, dated as of the Closing Date, stating that the applicable conditions specified in subsections (a) and (b) of this Section 9.3 have been satisfied.

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(d) Closing Deliveries. Buyer shall have delivered all of the closing deliveries set forth in Section 2.4(b).

(e) Master Feeder Agreement. Buyer shall have executed and delivered the “Master Feeder Agreement” substantially in the form of Schedule 2.4 which accompanies this Agreement.

ARTICLE X

MISCELLANEOUS

10.1 Assignment. This Agreement and the rights hereunder shall not be assignable or transferable by any Party without the prior written consent of the other Parties. Notwithstanding the above, this Agreement shall inure to the benefit of, and be binding upon and enforceable against, the respective successors and permitted assigns of the Parties.

10.2 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties and such respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.3 Termination.

(a) This Agreement may be terminated by written notice (given by Buyer to Sellers or by all of the Sellers to Buyer, as the case may be):

(i) by the mutual written consent of Sellers and Buyer;

(ii) by either the Sellers or Buyer, if the Closing shall not have occurred on or before the Termination Date (unless the failure to consummate the Contemplated Transactions is attributable to a failure on the part of the Party or Parties seeking to terminate this Agreement to perform any obligation required to be performed by such Party or Parties at or prior to the Closing);

(iii) by either the Sellers or Buyer, if (A) any Governmental Authority which must grant a required Governmental Approval has denied such approval and such denial has become final and nonappealable or (B) any Governmental Authority shall have issued a final nonappealable Order enjoining or otherwise prohibiting the consummation of the Contemplated Transactions;

(iv) by Buyer, if it is not in material breach of its obligations under this Agreement, and if (A) at any time that any of the representations and warranties of any Seller, the PMF Master Fund, the Endowment Fund or the Adviser herein become untrue or inaccurate such that Section 9.2(a) would not be satisfied or (B) there has been a breach on the part of any Seller, the PMF Master Fund, Endowment Fund or the Adviser of any of its covenants or agreements contained in this Agreement such that Section 9.2(c) would not be satisfied, and, in both case (A) and case (B), such breach (if curable) has not been cured within thirty (30) days after Buyer has provided written notice of such breach to Sellers, Adviser, Endowment Fund and PMF Master Fund; or

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(v) by the Sellers, if Sellers are not in material breach of their obligations under this Agreement, and if (A) at any time that any of the representations and warranties of Buyer herein become untrue or inaccurate such that Section 9.3(a) would not be satisfied or (B) there has been a breach on the part of Buyer of any of its covenants or agreements contained in this Agreement such that Section 9.3(b) would not be satisfied, and, in both case (A) and case (B), such breach (if curable) has not been cured within thirty (30) days after Sellers or the PMF Master Fund have provided written notice of such breach to Buyer.

(b) In the event of termination by Sellers or Buyer pursuant to Section 10.3(a), written notice thereof shall be given to the other Party or Parties, this Agreement shall become void and have no effect and the Contemplated Transactions shall be terminated without further action by any Party. If the Contemplated Transactions are terminated as provided herein:

(i) Buyer shall return to Sellers or the PMF Master Fund all documents and other material received from Sellers or the PMF Master Fund or their respective Affiliates or Representatives relating to the Tender Offers and the Contemplated Transactions, whether so obtained before or after the execution hereof;

(ii) all confidential information received by Buyer with respect to this Agreement, the Contemplated Transactions and the Business shall be treated in accordance with Section 4.5 (Confidentiality and Non-Disclosure) of the “Master Feeder Agreement”, which shall remain in full force and effect notwithstanding the termination of this Agreement; and

(iii) the provisions of Sections 8.1 (PMF Master Fund Filings; Conduct of Business), 8.2 (Certain Prohibited Actions of Buyer), and this Article X shall remain in full force and effect.

(c) In no event shall any termination of this Agreement limit or restrict the rights and remedies of a Party hereto against the other Party which has breached any of the agreements or other provisions of this Agreement prior to termination hereof.

10.4 Amendment and Modification. This Agreement may not be amended except by an instrument or instruments in writing signed and delivered on behalf of each Party.

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10.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally, (b) on the date of transmission if sent via email or facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (c) on the Business Day after delivery to a reputable nationally recognized overnight courier service or (d) upon receipt after being mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(i)	If to Buyer, to:

HarbourVest – Origami Structured Solutions L.P.

c/o HarbourVest Partners, LLC

One Financial Center

44th Floor

Boston MA 02111

U.S.A.

Telephone: (617) 348-3707

Attention: Jeffrey Keay

Email: jkeay@harbourvest.com

With a required copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Telephone: (212) 909-6000

Attention: David J. Schwartz

Email: djschwartz@debevoise.com

(ii)	If to any Seller, PMF Master Fund, Endowment Fund or the Adviser, to:

Jeremy Radcliffe

President

Endowment Advisers, LP

4265 San Felipe St., 8th Floor

Houston, TX 77027

Email: jradcliffe@salientpartners.com

With a required copy to:

K&L Gates LLP

1601 K Street, NW

Washington, DC 20006

Attention: Robert Rosenblum

Facsimile: (202) 778-9100

Email: Robert.Rosenblum@klgates.com

With a required copy to:

K&L Gates LLP

1601 K Street, NW

Washington, DC 20006

Attention: Robert Smith

Facsimile: (202) 778-9100

Email: Robert.Smith@klgates.com

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Such addresses may be changed from time to time by means of a notice given in the manner provided in this Section 10.5 (provided that no such notice shall be effective until it is received by the other Party or Parties hereto).

10.6 Expenses. If the Closing does not occur, the Adviser or the Endowment Fund, as specified below, shall reimburse the Buyer for fifty percent (50%) of the legal expenses incurred by Buyer in connection with the Contemplated Transactions, subject to a maximum reimbursement obligation of $750,000 (i.e., 50% of $1.5 million in legal expenses) (“Reimbursement Amount”) as follows:

(a) The Endowment Fund (or the Adviser, in the event of a failure by the Adviser to consummate the Contemplated Transactions as described below) shall reimburse Buyer for the Reimbursement Amount if any of the Adviser, Sellers, PMF Master Fund or the Endowment Fund (i) fails to consummate the Contemplated Transactions for any reason other than by virtue of the fact that (A) the decision to consummate the Contemplated Transactions would violate any Law or formal interpretation thereof by an applicable Governmental Authority, or (B) the decision not to consummate the Contemplated Transactions is due to a material and uncured breach by the Buyer under this Agreement or (ii) takes any action or fails to take any action that constitutes a failure to use good faith efforts to complete the Contemplated Transactions (including breaching any covenant, representation or warranty hereunder), provided, that the Adviser shall be responsible for the Reimbursement Amount if the Adviser fails to complete the Contemplated Transactions by virtue of clause (ii) above.

(b) The Endowment Fund shall reimburse the Buyer for the Reimbursement Amount if the Buyer notifies the PMF Master Fund, Sellers, Endowment Fund and Adviser in writing prior to commencement of the Tender Offers that Buyer declines to proceed with consummation of the Contemplated Transactions because Buyer has received adverse due diligence information not previously disclosed or made available to Buyer that is material to Buyer’s decision to acquire the PMF Master Fund Interests in connection with the Contemplated Transactions.

(c) The Endowment Fund shall reimburse the Buyer for the Reimbursement Amount if the Closing does not occur because the closing condition set forth in Section 9.1(c) concerning the Minimum Condition is not satisfied or waived by the Closing Date.

(d) The Adviser shall be responsible for the Reimbursement Amount in the event that the Endowment Fund fails to pay the Reimbursement Amount when the Endowment Fund is obligated to do so pursuant to this Section 10.6.

10.7 Waiver of Jury Trial. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE TERMS SET FORTH IN THIS SECTION 10.7.

35

10.8 Choice of Law; Arbitration. The dispute resolution provision set forth in Section 8.5 of the PMF Master Fund Limited Partnership Agreement as of the date hereof shall be incorporated here mutatis mutandis by reference and shall apply with respect to any dispute or disagreement arising in connection with this Agreement or the Contemplated Transactions.

10.9 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the legality, validity or enforceability of any other provision hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found by a court or other Governmental Authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

10.10 Waiver. Waiver of any term or condition of this Agreement by any Party shall be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

10.11 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each Party and delivered to the other Parties. Signatures of a Party transmitted by facsimile or other electronic communication means shall be binding and effective for all purposes. Such Party shall subsequently deliver to the other Parties an original, executed copy of this Agreement; provided, however, that a failure to deliver such original shall not invalidate a facsimile or other electronic signature.

10.12 Entire Agreement. This Agreement, including the Disclosure Schedules, Schedules and Exhibits hereto contain the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations, correspondence, undertakings and understandings, oral or written, relating to such subject matter.

10.13 Interpretation. All references to immediately available funds or dollar amounts contained in this Agreement shall mean United States dollars. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation.” Unless the

36

context otherwise requires, references in this Agreement to Articles, Sections, Exhibits and Disclosure Schedules shall be deemed references to Articles and Sections of, and Exhibits and Disclosure Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. Whenever the words “made available to Buyer” or similar words are used in this Agreement with respect to any documents or other information, such words shall mean that such documents or information have been delivered or otherwise made available to Buyer prior to and through the date of this Agreement in hard copy or electronic form or in the electronic data room maintained by Park Hill Group. The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any provision of this Agreement. Nothing in this Agreement shall be construed to require either Party hereto to violate any Law.

10.14 Disclosure Schedules. Pursuant to this Agreement, Sellers, Adviser, Endowment Fund and the PMF Master Fund are obligated to deliver to Buyer certain Disclosure Schedules that set forth all of the items that are necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Articles III through VI or to one or more of the covenants of Sellers, Adviser, Endowment Fund or the PMF Master Fund contained in this Agreement; provided, that the mere inclusion of an item in such Disclosure Schedules as an exception to a representation or warranty shall not be deemed an admission by any Seller, Adviser, Endowment Fund or the PMF Master Fund that such item represents a material exception or Event, development, change or effect or that such item has or will result in a Material Adverse Effect with respect to any such Party.

10.15 Enforcement in Equity and at Law. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at Law or in equity.

[SIGNATURE PAGES TO FOLLOW]

37

IN WITNESS WHEREOF, the Parties have caused this Purchase and Sale Agreement to be duly executed as of the date first written above.

BUYER:

HARBOURVEST – ORIGAMI STRUCTURED SOLUTIONS L.P.

By:	HarbourVest GP LLC Its General Partner

By:	HarbourVest Partners, LLC Its Managing Member

By:
Name: John M. Toomey
Title: Managing Director

SELLERS:

PMF FUND, L.P.

By:
Name:
Title:

PMF TEI FUND, L.P.

By:
Name:
Title:

PMF TEI (OFFSHORE) FUND, LTD.

By:
Name:
Title:

IN WITNESS WHEREOF, the Parties have caused this Purchase and Sale Agreement to be duly executed as of the date first written above.

BUYER:

HARBOURVEST – ORIGAMI STRUCTURED SOLUTIONS L.P.

By: HarbourVest GP LLC as its general partner

By: HarbourVest Partners, LLC as its managing member

By:
Name:
Title:

SELLERS:

PMF FUND, L.P.

By:
Name: Jeremy Radcliffe
Title: Secretary of Endowment Fund Management, LLC its general partner

PMF TEI FUND, L.P.

By:
Name: Jeremy Radcliffe
Title: Secretary of Endowment Fund Management, LLC its general partner

PMF TEI (OFFSHORE) FUND, LTD.

By:
Name: Jeremy Radcliffe
Title: Secretary

[Signature Page to Purchase and Sale Agreement]

PMF INTERNATIONAL FUND, LTD.

By:
Name: Jeremy Radcliffe
Title: Secretary

ENDOWMENT FUND

THE ENDOWMENT MASTER FUND, L.P., solely with respect to Article VI

By:
Name: Jeremy Radcliffe
Title: Secretary of Endowment Fund Management, LLC its general partner

PMF MASTER FUND:

THE ENDOWMENT PMF MASTER FUND, L.P.

By:
Name: Jeremy Radcliffe
Title: Secretary of Endowment Fund Management, LLC its general partner

ADVISER:

ENDOWMENT ADVISERS, L.P.

By:
Name: Jeremy Radcliffe
Title: Secretary of Endowment Fund Management, LLC its general partner

[Signature Page to Purchase and Sale Agreement]

EXHIBIT A

Percentages of PMF Master Fund Interests to be Sold by Each Seller

The percentages of the PMF Master Fund Interests to be transferred to Buyer are as follows:

Seller	Percentage of PMF Master Fund Interests to be Sold
PMF Fund, L.P.	__	%
PMF TEI Fund, L.P. (through PMF TEI (Offshore) Fund, Ltd.)	__	%
PMF International Fund, L.P.	__	%

EXHIBIT B

PMF Master Fund Limited Partnership Agreement

THE ENDOWMENT PMF MASTER FUND, L.P.

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

Dated as of February 18, 2014

THE ENDOWMENT PMF MASTER FUND, L.P.

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

Dated as of February 18, 2014

i

5.5	Allocation of Certain Withholding Taxes and Other Expenditures	25
5.6	Reserves	26
5.7	Allocation to Avoid Capital Account Deficits	26
5.8	Tax Allocations	26
5.9	Distributions	27

ARTICLE VI DISSOLUTION AND LIQUIDATION		28
6.1	Dissolution	28
6.2	Liquidation of Assets	29

ARTICLE VII ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS		30
7.1	Accounting and Reports	30
7.2	Determinations by General Partner	30
7.3	Valuation of Assets	30

ARTICLE VIII MISCELLANEOUS PROVISIONS		31
8.1	Amendment of Partnership Agreement	31
8.2	Special Power Of Attorney	32
8.3	Notices	33
8.4	Agreement Binding upon Successors and Assigns	33
8.5	Choice of Law; Arbitration	34
8.6	Not for Benefit of Creditors	35
8.7	Consents	35
8.8	Pronouns	35
8.9	Confidentiality	35
8.10	Certification of Non-Foreign Status	36
8.11	Severability	36
8.12	Entire Agreement	36
8.13	Conflicts	37
8.14	Counterparts	37
8.15	Headings	37

ii

THE ENDOWMENT PMF MASTER FUND, L.P.

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (the “Agreement”) of THE ENDOWMENT PMF MASTER FUND, L.P., a Delaware limited partnership (the “Partnership”), dated as of February 18, 2014 by and among THE ENDOWMENT FUND GP, L.P., a Delaware limited partnership, as General Partner (as defined herein), and those Persons who execute this Agreement and whose names are reflected on the books and records of the Partnership as Limited Partners (as defined herein).

WHEREAS the Partnership desires to register with the U.S. Securities and Exchange Commission under the 1940 Act (as defined herein) as a closed-end management investment company;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement:

“1933 Act” means the Securities Act of 1933 and the rules, regulations and orders under the 1933 Act, as amended from time to time, or any successor law.

“1940 Act” means the Investment Company Act of 1940 and the rules, regulations and orders under the 1940 Act, as amended from time to time, or any successor law.

“Advice and Management” means those services provided to the Partnership by the Adviser under Section 3.5(b) of this Agreement.

“Adviser” means Endowment Advisers, L.P., a limited partnership formed under the laws of the State of Delaware, and any other Person or Persons subsequently engaged to provide investment management services to the Partnership in a similar capacity.

“Advisers Act” means the Investment Advisers Act of 1940 and the rules, regulations and orders under the Advisers Act, as amended from time to time, or any successor law.

“Affiliate” means affiliated person as that term is defined in the 1940 Act.

“Agreement” means this Amended and Restated Agreement of Limited Partnership, as amended and/or restated from time to time.

“Board of Directors” means the board of the Directors who have been delegated the authority described in this Agreement.

“Business Day” means any day when the New York Stock Exchange is open for business.

“Capital Account” means, with respect to each Partner, the capital account established and maintained on behalf of the Partner in accordance with Section 5.3 of this Agreement.

“Capital Contribution” means the contribution, if any, made, or to be made, as the context requires, to the capital of the Partnership by a Partner or former Partner, as the case may be.

“Cause” means, with respect to a Director, the commission of an act of fraud or willful malfeasance or a determination by a court of competent jurisdiction that such Director has breached a fiduciary duty or violated law or engaged in another criminal act.

“Certificate” means the Certificate of Limited Partnership of the Partnership as filed with the office of the Secretary of State of the State of Delaware and any amendments to the Certificate and/or restatements of the Certificate as filed with the office of the Secretary of State of the State of Delaware pursuant to this Agreement.

“Closing Date” means the date of the Partnership Division.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

“Commodity Exchange Act” means the Commodity Exchange Act and the rules, regulations and orders under the Commodity Exchange Act, as amended from time to time, or any successor law.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, or any successor law.

“Directors” means those natural Persons designated as “Directors” in accordance with this Agreement who are delegated the authority provided for in this Agreement and includes John A. Blaisdell, Jonathan P. Carroll, Richard C. Johnson, G. Edward Powell and Scott E. Schwinger (the “Initial Directors”), or any other natural Persons who, from time to time after the date of this Agreement, become Directors in accordance with the terms and conditions of this Agreement.

“Distributable Cash” means the excess of (i) the amount held by the Partnership in cash or cash equivalents over (ii) an amount not to exceed 5% of Net Assets (except to the extent determined by the unanimous consent of the Board of Directors to be necessary to meet any applicable regulatory requirements) determined by the Adviser to be necessary or prudent for the Partnership to continue to hold for operational or regulatory purposes, including for purposes of funding expected capital calls with respect to the Partnership’s private equity investments or for other compliance purposes.

“Excluded Expenses” has the meaning set out in Section 3.11(b) of this Agreement.

“Feeder Fund” means a Limited Partner that is a collective investment vehicle that invests substantially all of its assets in the Partnership.

“Feeder Fund Interests” means interests issued by a Feeder Fund.

“Fiscal Period” means the period commencing on the Closing Date, and thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period, and ending in each case at the close of business on the first to occur of the following dates:

(1) the last day of a Fiscal Year;

(2) the day as of which the Partnership admits a substituted Partner to whom or which an Interest or portion of an Interest of a Partner has been Transferred (unless the Transfer of the Interest or portion of the Interest results in no change of beneficial ownership of the Interest or portion of the Interest);

(3) the day as of which any amount is credited to or debited against the Capital Account of any Partner, other than an amount that is credited to or debited against the Capital Accounts of all Partners in accordance with their respective Investment Percentages; or

(4) December 31, or any other date that is the last day of the taxable year of the Partnership.

“Fiscal Year” means the period commencing on the Closing Date and ending on December 31, 2014, and thereafter each period commencing on January 1 of each year and ending on December 31 of that year (or on the date of a final distribution made in accordance with Section 6.2 of this Agreement), unless the Directors designate another fiscal year for the Partnership. The taxable year of the Partnership will end on December 31 of each year, or on any other date designated by the General Partner that is a permitted taxable year-end for tax purposes, and need not be the same as the Fiscal Year.

“Form N-2” means the Partnership’s Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

“General Partner” means The Endowment Fund GP, L.P., a limited partnership formed under the laws of the State of Delaware, and any other Person or Persons admitted to the Partnership as a general partner of the Partnership, collectively, in their capacities as general partners of the Partnership, and “General Partner” means any of the General Partners. When the term General Partner is used in this Agreement and the Partnership has more than one General Partner, the term “General Partner” will refer to each General Partner.

“Hedge Fund” means each Investment Fund set forth on Schedule A hereto and any other assets received by the Partnership in respect of such Investment Funds.

“Independent Directors” mean those Directors who are not “interested persons” of the Partnership as that term is defined in the 1940 Act.

“Interest” means the entire partnership interest in the Partnership at any particular time of a Partner or other Person to whom or which an Interest or portion of an Interest has been Transferred in accordance with Section 4.3 or 4.4 of this Agreement, including the rights and obligations of the Partner or other Person under this Agreement and the Delaware Act.

“Investment Advisory Agreement” has the meaning set out in Section 3.5(a) of this Agreement.

“Investment Fund” means an investment company, a general or limited partnership, a limited liability company or other pooled investment vehicle in which the Partnership has invested, whether or not, in each case, the entity is registered under the 1940 Act.

“Investment Manager” means any Person that manages an Investment Fund.

“Investment Percentage” means a percentage established for each Partner on the Partnership’s books as of the first day of each Fiscal Period. The Investment Percentage of a Partner for a Fiscal Period will be determined by dividing the balance of the Partner’s Capital Account as of the commencement of the Fiscal Period by the sum of the Capital Accounts of all of the Partners as of the commencement of the Fiscal Period. The sum of the Investment Percentages of all Partners for each Fiscal Period will equal 100%.

“Limited Partner” means any Person admitted to the Partnership as a Limited Partner of the Partnership (including any Person who or that is a General Partner when acting in the Person’s capacity as a Limited Partner) until a substituted Limited Partner or Partners are admitted with respect to the Person’s entire Interest as a Limited Partner in accordance with Section 4.4 of this Agreement, in the Person’s capacity as a Limited Partner of the Partnership. For purposes of the Delaware Act, the Limited Partners will constitute a single class or group.

“Management Fee” means the fee paid to the Adviser out of the Partnership’s assets, and debited against Limited Partners’ Capital Accounts, as provided in Section 3.11(b) of this Agreement.

“Minimum Limited Partner Approval” means the affirmative vote of the Limited Partners holding the greater of (i) (A) 100% of the outstanding Interests less (B) the Repurchase Participation Percentage minus 1% or (ii) a majority, in terms of Investment Percentage, of all outstanding Interests; provided, however, that in the event that the aggregate dollar amount of Feeder Fund Interests repurchased as of the date of the Partnership Division represents less than twenty percent (20%) of the net asset value of the Predecessor Partnership immediately prior to the Partnership Division, “Minimum Limited Partner Approval shall mean the affirmative vote of the Limited Partners holding a majority, in terms of Investment Percentage, of all outstanding Interests.

“Net Assets” means the total value of all assets of the Partnership, less an amount equal to all accrued debts, liabilities and obligations of the Partnership.

“Net Asset Value” means, with respect to an Interest, a percentage of the value of the Partnership’s Net Assets based upon the Investment Percentage represented by such Interest.

“Net Profit” or “Net Loss” means the amount by which the Net Assets as of the close of business on the last day of a Fiscal Period exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal Period (or, with respect to the initial Fiscal Period of the Partnership, at the close of business on the Closing Date), the amount of any Net Profit or Net Loss to be adjusted to exclude any items to be allocated among the Capital Accounts of the Partners on a basis that is not in accordance with the Investment Percentages of all Partners as of the commencement of the Fiscal Period in accordance with Section 5.7 of this Agreement.

“Partners” means the General Partner(s) and the Limited Partners, collectively, and “Partner” means any General Partner or Limited Partner.

“Partnership Division” means the date of the contribution of assets in kind from the Predecessor Partnership to the Partnership.

“Person” means any individual, entity, corporation, partnership, limited liability company, joint stock company, trust, estate, joint venture, or unincorporated organization.

“Predecessor Partnership” means The Endowment Master Fund, L.P., a Delaware limited partnership.

“Private Equity Fund” means an Investment Fund that is a private fund that is not a Hedge Fund.

“Protected Provisions” means all provisions of this Agreement dealing with (i) governance of the Partnership, including provisions related to (a) appointment, removal or an increase to the number of Directors, or any amendment to matters requiring the approval of the Directors; and (b) appointment or removal of a General Partner; (ii) distributions, fees, expenses (and limitations thereto) and limitations on indebtedness; (iii) secondary sales of assets; (iv) dissolution or liquidation of the Partnership, and (v) reporting to Partners.

“Repurchase Participation Percentage” means the percentage of Interests, in terms of Investment Percentage, represented by the Feeder Fund Interests repurchased by all Feeder Funds upon closing of such Feeder Funds’ Purchase and Sale Agreement dated as of the date of this Agreement.

“Securities” means securities (including, without limitation, equities, debt obligations, options, and other “securities” as that term is defined in Section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation, currency or commodity, all manner of derivative instruments and any contracts based on any index or group of securities, debt obligations, currencies or commodities, and any options on those contracts.

“Temporary Investment” shall mean investments in (i) cash or cash equivalents, (ii) marketable direct obligations issued or unconditionally guaranteed by the United States, or issued by any agency thereof, maturing within one year from the date of acquisition thereof, (iii) money market instruments, commercial paper or other short-term debt obligations having at the date of purchase by the Partnership the highest or second highest rating obtainable from either Standard & Poor’s Ratings Services or Moody’s Investors Services, Inc., or their respective successors, (iv) interest bearing accounts at a registered broker-dealer, (v) money market mutual funds, (vi) certificates of deposit maturing within one year from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States or any state thereof or the District of Columbia, or organized under the laws of a non-U.S. country, which banks have branches in the United States, each having at the date of acquisition by the Partnership combined capital and surplus of not less than $250 million, (vii) overnight repurchase agreements with primary Federal Reserve Bank dealers collateralized by direct U.S. Government obligations or (viii) pooled investment funds or accounts that invest only in Securities or instruments of the type described in (i) through (iv). For the avoidance of doubt, subject to the requirements of the 1940 Act, Temporary Investments may be held at, managed by, or purchased from, any Person that satisfies the foregoing requirements.

“Transfer” means the assignment, transfer, sale or other disposition of all or any portion of an Interest, including any right to receive any allocations and distributions attributable to an Interest. For the avoidance of doubt, the transfer of interests in a Feeder Fund shall not be deemed to be a Transfer of an Interest for purposes of this Agreement. Verbs, adverbs or adjectives such as “Transfer,” “Transferred” and “Transferring” have correlative meanings.

“Treasury Regulations” means the regulations of the U.S. Treasury Department issued pursuant to the Code.

ARTICLE II

ORGANIZATION; ADMISSION OF PARTNERS; DIRECTORS

2.1 Formation of Limited Partnership.

(a) The Partnership is formed as a limited partnership pursuant to the Certificate and this Agreement. The Partners agree that their rights, duties and liabilities will be as provided in the Delaware Act, except as otherwise provided in this Agreement. The General Partner will cause the Certificate to be executed and filed in accordance with the Delaware Act and will cause to be executed and filed with applicable governmental authorities any other instruments, documents and certificates that the General Partner concludes may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the General Partner determines that the Partnership should do business, or any political subdivision or agency of any such jurisdiction, or that the General Partner determines is necessary or appropriate to effectuate, implement and continue the valid existence and business of the Partnership.

(b) The Partnership is formed for the object and purpose of (and the nature of the business to be conducted by the Partnership is) engaging in any lawful activity for which limited partnerships may be formed under the Delaware Act and engaging in any and all activities necessary or incidental to the foregoing.

2.2 Name. The name of the Partnership is “The Endowment PMF Master Fund, L.P.” or any other name that the General Partner may adopt after the date of this Agreement upon (a) causing an appropriate amendment to this Agreement to be executed and to the Certificate to be filed in accordance with the Delaware Act and (b) sending notice of the amendment to each Limited Partner.

2.3 Principal and Registered Office. The Partnership will have its principal office at the principal office of the General Partner or at any other place designated from time to time by the General Partner. The Partnership’s registered agent in the State of Delaware shall be The Corporation Service Company, and the Partnership’s registered office in the State of Delaware at 2711 Centerville road, Suite 400, Wilmington, Delaware 19808 unless the General Partner designates a different registered agent or office from time to time in accordance with the Delaware Act.

2.4 Duration. The term of the Partnership will commence on the filing of the Certificate and will continue until the Partnership is dissolved and wound up and the Certificate is canceled in accordance with Section 6.1 of this Agreement.

2.5 Business of the Partnership.

(a) The principal business of the Partnership shall be to hold and liquidate the portfolio of interests in Investment Funds contributed to the Partnership in the Partnership Division, and the Partnership shall not make any new investments in Investment Funds. In furtherance of such business, the Partnership may fund the capital calls of such Investment Funds, engage in secondary transactions with respect to such Investment Funds (subject to the limitations contained in this Agreement), hold and manage assets distributed in-kind by Investment Funds and, for cash and liquidity management purposes, purchase, sell, invest and trade in Temporary Investments. Portions of the Partnership’s assets (which may constitute, in the aggregate, all of the Partnership’s assets) may be invested in Investment Funds that invest and trade in Securities. The Partnership may execute, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as the General Partner, the Directors or the Adviser may deem necessary or advisable to carry out such business.

(b) The Partnership will operate as a closed-end, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions described in the Form N-2.

(c) The Partnership may designate from time to time persons to act as signatories for the Partnership, including, without limitation, persons authorized to execute and deliver any filings with the Securities and Exchange Commission or applicable federal or state regulatory authorities or self-regulatory organizations.

2.6 General Partner.

(a) The Endowment Fund GP, L.P. shall be admitted to the Partnership as the General Partner upon its execution of this Agreement. The General Partner may admit to the Partnership as a substituted General Partner any Person to which it has Transferred its Interest as the General Partner in accordance with Section 4.3 of this Agreement. Any substituted General Partner will be admitted to the Partnership upon the Transferring General Partner’s consenting to such admission and is authorized to, and will, continue the business of the Partnership without dissolution. The name and mailing address of the General Partner and the Capital Contribution of the General Partner will be reflected on the books and records of the Partnership. If at any time the Partnership has more than one General Partner, unless otherwise provided in this Agreement, any action allowed to be taken, or required to be taken, by the General Partners may be taken only with the unanimous approval of all of the General Partners.

(b) Each General Partner will serve for the duration of the term of the Partnership, unless the General Partner ceases to be a General Partner in accordance with Section 4.1 of this Agreement.

2.7 Limited Partners. The General Partner may, at any time and without advance notice to or consent from any other Partner, at the direction of the Board of Directors, admit to the Partnership any Person who purchases the Interests in the Partnership of one or more existing Partners in accordance with Section 4.4 of this Agreement and who agrees to be bound by all of the terms of this Agreement as an additional Limited Partner. The admission of any Person as a substitute Limited Partner will be effective upon the General Partner’s approval of such Person’s purchase of an Interest and the execution and delivery by, or on behalf of, the substitute Limited Partner of this Agreement or an instrument that constitutes the execution and delivery of this Agreement. The General Partner will cause the books and records of the Partnership to reflect the name and Capital Account of the substitute Limited Partner. Other than as set forth in Section 4.4, the General Partner may not admit any additional Partner to the Partnership.

2.8 Both General and Limited Partner. A Partner may be simultaneously a General Partner and a Limited Partner, in which event the Partner’s rights and obligations in each capacity will be determined separately in accordance with the terms and provisions of this Agreement and as provided in the Delaware Act.

2.9 Limited Liability. Except as expressly required under this Agreement or as required under applicable law, a Limited Partner will not be liable for the Partnership’s obligations in any amount in excess of the Limited Partner’s Capital Account balance, plus the Limited Partner’s share of undistributed profits and assets. Except as provided in Section 5.2 of this Agreement, no Limited Partner shall be obligated to return to the Partnership any amounts distributed to such Limited Partner.

2.10 Directors.

(a) There are five (5) Directors as of the date of this Agreement. The number of Directors may be increased by a vote of a majority of the Independent Directors then in office, up to a maximum number of seven (7), and may be decreased by a vote of a majority of the Independent Directors then in office and a Minimum Limited Partner Approval, but in no event shall it be fewer than the minimum number of directors permitted to corporations organized under the laws of the State of Delaware. No reduction in the number of Directors will serve to effect the removal of any Director. Each Partner approves the delegation by the General Partner to the Directors, in accordance with Section 3.1 of this Agreement, of certain of the General Partner’s rights and powers.

(b) Each Director will serve for the duration of the term of the Partnership, unless his or her status as a Director is terminated sooner in accordance with Section 2.10(d) of this Agreement. Except to the extent the 1940 Act requires election by Limited Partners, if any vacancy in the position of a Director occurs, such vacancy may be filled by a unanimous vote of the then remaining Directors, which in the event that the number of Directors has been fixed at seven (7) shall require the affirmative vote of at least six (6) Directors; provided that, in the event that the Directors do not appoint an individual to serve in such capacity within 60 days after such vacancy occurs, or if there are fewer than six (6) Directors and the size of the Board of Directors has been fixed at seven (7), the vacancy shall be filled by a vote of the Limited Partners in accordance with Section 3.4(a). Independent Directors will at all times constitute at least a majority of the Directors then serving. An Independent Director will be replaced by another

Independent Director selected and nominated by the remaining Independent Directors, or in a manner otherwise permissible under the 1940 Act. Subject to the foregoing and applicable law, Limited Partners holding at least 20% of outstanding Interests may nominate a Director to fill a vacancy in the position of a Director.

(c) If no Director remains, the General Partner will promptly call a meeting of the Partners, to be held within 120 days after the date on which the last Director ceased to act in that capacity, for the purpose of determining whether to continue the business of the Partnership and, if the business is to be continued, approving the appointment of the requisite number of Directors. If the Partners determine at the meeting not to continue the business of the Partnership, or if the approval of the appointment of the requisite number of Directors is not approved within 120 days after the date on which the last Director ceased to act in that capacity, then the Partnership will be dissolved in accordance with Section 6.1 of this Agreement and the assets of the Partnership will be liquidated and distributed in accordance with Section 6.2 of this Agreement.

(d) The status of a Director will terminate (1) if the Director dies; (2) if the Director resigns as a Director; (3) if the Director is removed in accordance with Section 2.10(e) of this Agreement; or (4) on December 31 in the year in which the Director reaches 82 years of age, unless such termination due to age is waived by resolution of a majority of the Directors.

(e) Any Director may be removed with or without Cause only by a unanimous vote of the other Directors. The Board of Directors may only consider the removal of one Director at a time, and a vacancy created by a Director pursuant to Section 2.10(d) must be filled before the Board of Directors can remove any other Director. Any Director may be removed for Cause by a vote of the Limited Partners in accordance with Section 3.4(a).

(f) The Directors may establish and maintain committees of the Board of Directors, and the Directors may grant to such committees the authority to, among other things: value the assets of the Partnership; select and nominate the Independent Directors of the Partnership; recommend to the Board of Directors the compensation to be paid to the Independent Directors; and recommend to the Board of Directors the firm of certified public accountants that will conduct the Partnership’s audits. Any Director may attend meetings of any committee of the Board of Directors established pursuant to this Section 2.10(f) or Section 2.10(g), and all Directors shall receive notice of such meetings and any relevant materials contemporaneously, whether or not such Director is a member of such committee, provided however, that no Director other than an Independent Director shall be entitled to attend or be present during executive sessions of the Independent Directors.

(g) The Directors may establish or designate committees of the Board of Directors or the Partnership, whose members may include the Directors and/or other Persons who are not Directors, to provide advice and other services to the Partnership, which committees may include (but are not limited to) a committee that will value the assets of the Partnership.

(h) The Independent Directors will receive compensation for their services as Independent Directors, as determined by the Board of Directors. Such compensation in the aggregate shall not exceed $270,000 in any Fiscal Year.

ARTICLE III

MANAGEMENT; ADVICE AND MANAGEMENT

3.1 Management and Control.

(a) The General Partner delegates to the Directors those rights and powers of the General Partner necessary for the Directors to manage and control the business affairs of the Partnership and to carry out their oversight obligations with respect to the Partnership required under the 1940 Act, state law, and any other applicable laws or regulations. Rights and powers delegated to the Directors include, without limitation, the authority as Directors to oversee and to establish policies regarding the management, conduct and operation of the Partnership’s business, and to do all things necessary and proper as Directors to carry out the objective and business of the Partnership, including, without limitation, the power to engage the Adviser to provide Advice and Management and to remove the Adviser, as well as to exercise any other rights and powers expressly given to the Directors under this Agreement. The Partners intend that, to the fullest extent permitted by law, and except to the extent otherwise expressly provided in this Agreement, (1) each Director is vested with the same powers and authority on behalf of the Partnership as are customarily vested in each director of a Delaware corporation and (2) each Independent Director is vested with the same powers and authority on behalf of the Partnership as are customarily vested in each director who is not an “interested person” (as that term is defined in the 1940 Act) of a closed-end, management investment company registered under the 1940 Act that is organized as a Delaware corporation. During any period in which the Partnership has no Directors, the General Partner will manage and control the Partnership. Each Director will not, for any purpose, be considered a General Partner. Notwithstanding the delegation described in this Section 3.1(a), the General Partner will not cease to be the General Partner and will continue to be liable as such and in no event will a Director be considered a General Partner by agreement, estoppel or otherwise as a result of the performance of his or her duties under this Agreement or otherwise. The General Partner retains those rights, powers and duties that have not been delegated under this Agreement. Any Director may be admitted to the Partnership in accordance with Section 2.7 of this Agreement and make Capital Contributions and own an Interest, in which case the Director will also become a Limited Partner.

(b) For each taxable year of the Partnership, the Partnership will file a tax return as a partnership for U.S. federal income tax purposes. The Partnership shall not elect to be treated as an association taxable as a corporation for U.S. federal, state or local income tax purposes under Section 301.7701-3(a) of the Treasury Regulations or under any corresponding provision of state or local law. The Partnership shall not participate in the establishment of an “established securities market” (within the meaning of Section 1.7704-1(b) of the Treasury Regulations) or a “secondary market or the substantial equivalent thereof” (within the meaning of Section 1.7704-1(c) of the Treasury Regulations) or, in either case, the inclusion of interests in the Partnership thereon. All decisions for the Partnership relating to tax matters including, without limitation, whether to make any tax elections (including the election under Section 754 of the Code), the positions to be made on the Partnership’s tax returns and the settlement or further contest or litigation of any audit matters raised by the Internal Revenue Service or any other taxing authority, will be made by the Directors. All actions (other than ministerial actions) taken by the tax matters Partner, as designated in Section 3.1(c) below, will be subject to the approval of the Directors.

(c) The General Partner will be the designated tax matters Partner for purposes of the Code. Each Partner agrees not to treat, on its own income tax return, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of the item by the Partnership without first providing written notice to the General Partner. The tax matters Partner will have the exclusive authority and discretion to make any elections required or permitted to be made by the Partnership under any provisions of the Code or any other revenue laws.

(d) No Limited Partner will have any right to participate in or take any part in the management or control of the Partnership’s business, and no Limited Partner will have any right, power or authority to act for or bind the Partnership. Limited Partners will have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act and will have no right to exercise any other vote granted to Limited Partners under the Delaware Act, any such rights being vested in the Directors (or the General Partner if there are no Directors) and may be exercised without requiring the approval of the Limited Partners.

3.2 Powers Reserved by the General Partner. Notwithstanding anything in this Agreement to the contrary, the General Partner retains all rights, duties and powers to manage the affairs of the Partnership that may not be delegated under Delaware law, and that are not otherwise delegated by the General Partner to the Directors or assumed by the Adviser or any other Person under the terms of any agreement between the Partnership and the Adviser or any other Person. Specifically, and without limitation, the General Partner will retain full power and authority on behalf of and in the name of the Partnership:

(1) to issue to any Partner an instrument certifying that the Partner is the owner of an Interest;

(2) to call and conduct meetings of Partners at the Partnership’s principal office or elsewhere as it may determine, and to assist the Directors in calling and conducting meetings of the Directors;

(3) to engage and terminate attorneys, accountants (subject to the provisions of the 1940 Act) and other professional advisers and consultants as the General Partner deems necessary or advisable in connection with the affairs of the Partnership or as may be directed by the Directors;

(4) to act as tax matters Partner in accordance with Section 3.1(c) of this Agreement, and to assist in the preparation and filing of any required tax or information returns to be made by the Partnership;

(5) as directed by the Directors, to commence, defend and conclude any action, suit, investigation or other proceeding that pertains to the Partnership or any assets of the Partnership;

(6) as directed by the Directors, to arrange for the purchase of any insurance covering the potential liabilities of the Partnership or relating to the performance of the Directors, the General Partner, the Adviser or any of their principals, Partners, directors, officers, members, employees and agents;

(7) to execute, deliver and perform any contracts, agreements and other undertakings, and to engage in activities and transactions that are necessary or appropriate for the conduct of the business of the Partnership and to bind the Partnership by those contracts, agreements, and other undertakings, provided that the officers of the Partnership, as directed by the Directors, may execute and deliver contracts and agreements on behalf of the Partnership and bind the Partnership to those contracts and agreements;

(8) to make determinations regarding the Transfer of Interests, and to execute, deliver and perform administration agreements appointing an administrator to perform various administrative action on behalf of the Partnership, escrow agreements and custodial agreements without the consent of or notice to any other Person, notwithstanding any other provision of this Agreement;

(9) as provided in Section 5.6 of this Agreement, to make determinations regarding appropriate reserves to be created for the contingent, conditional or unmatured liabilities of the Partnership;

(10) as provided in Section 7.2 of this Agreement, to make determinations regarding adjustments to the computation of Net Profit or Net Loss and allocations among the Partners under Article V of this Agreement;

(11) to manage or oversee the general administrative and operational aspects of the Partnership; and

(12) as directed by the Directors (following unanimous approval of the Directors), to create one or more subsidiaries for purposes of conducting all or a portion of the Partnership’s business, provided that any such subsidiary shall not take any action that the Partnership would be prohibited by this Agreement from taking directly.

3.3 Actions by Directors.

(a) Unless provided otherwise in this Agreement, the Directors will act only: (1) by the affirmative vote of a majority (or other requisite threshold) of the Directors (which majority will include any requisite number of Independent Directors required by the 1940 Act) present at a meeting duly called at which a quorum of the Directors is present either in person or, to the extent consistent with the provisions of the 1940 Act, by conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other; or (2) by unanimous written consent of all of the Directors without a meeting, if permissible under the 1940 Act.

(b) The Directors may designate from time to time a Director or an officer of the Partnership or the General Partner who will preside at all meetings. Meetings of the Directors may be called by the General Partner, the Chairman of the Board of Directors, or any two Directors, and may be held on any date and at any time and place determined by the Directors. Each Director will be entitled to receive written notice of the date, time and place of a meeting within a reasonable time in advance of the meeting. Notice need not be given to any Director who attends a meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. A majority of the Directors then in office will constitute a quorum at any meeting of Directors.

(c) The Directors may appoint from time to time agents and employees of the Partnership who will have the same powers and duties on behalf of the Partnership as are customarily vested in officers of a corporation incorporated under Delaware law, or such other powers and duties as may be designated by the Directors, in their sole discretion, and designate them as officers or agents of the Partnership by resolution of the Directors specifying their titles or functions.

3.4 Meetings of Partners.

(a) Actions requiring the vote of the Partners may be taken at any duly constituted meeting of the Partners at which a quorum is present or, except as otherwise required by the 1940 Act, by means of a written consent. Meetings of the Partners may be called by the General Partner, by the affirmative vote of a majority of the Directors then in office, or by Limited Partners holding at least twenty percent (20%) of the total number of votes eligible to be cast by all Limited Partners, and may be held at any time, date and place determined by the General Partner in the case of meetings called by the General Partner, at such time, date and place requested by the Partners in the case of meetings called by the Partners and at any time, date and place determined by the Directors in the case of meetings called by the Directors. In each case, the General Partner will provide notice of the meeting, stating the date, time and place of the meeting and the record date for the meeting, to each Partner entitled to vote at the meeting within a reasonable time prior to the meeting. Failure to receive notice of a meeting on the part of any Partner will not affect the validity of any act or proceeding of the meeting, so long as a quorum is present at the meeting. Except as otherwise required by applicable law, only matters set out in the notice of a meeting may be voted on by the Partners at the meeting. The presence in person or by proxy of Partners holding a majority of the total number of votes eligible to be cast by all Partners as of the record date will constitute a quorum at any meeting of Partners. In the absence of a quorum, a meeting may be adjourned to the time or times as determined by the General Partner and communicated to the Directors in the manner described above in this Section 3.4(a). Except as otherwise required by any provision of this Agreement or of the 1940 Act, (1) those candidates receiving a plurality of the votes cast at any meeting of Partners called pursuant to Section 2.10(b) or (c) of this Agreement will be elected as Directors; and (2) all other actions of the Partners taken at a meeting will require the affirmative vote of Partners holding a majority of the total number of votes eligible to be cast by those Partners who are present in person or by proxy at the meeting.

(b) Each Partner will be entitled to cast at any meeting of Partners or pursuant to a written consent a number of votes equivalent to the Partner’s Investment Percentage as of the record date for the meeting or the date of the written consent. The General Partner will establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Partners or mailing (including by electronic transmission) to the Partners of any written consent, to determine eligibility to vote at the meeting and the number of votes that each Partner will be entitled to cast at the meeting, and will maintain for each record date a list setting out the name of each Partner and the number of votes that each Partner will be entitled to cast at the meeting.

(c) A Partner may vote all or any portion of its Interest (and may vote part of its Interest in favor and part of its Interest against any proposal) at any meeting of Partners by a properly executed proxy transmitted to the Partnership at any time at or before the time of the meeting by telegram, telecopier or other means of electronic communication or other readable reproduction as contemplated by the provisions relating to proxies applicable to corporations incorporated under the laws of Delaware now or in the future in effect. A proxy may be suspended or revoked, as the case may be, by the Partner executing the proxy by a later writing delivered to the Partnership at any time prior to exercise of the proxy or if the Partner executing the proxy is present at the meeting and votes in person. Any action of the Partners that is permitted to be taken at a meeting of the Partners may be taken without a meeting (a) if permitted under the 1940 Act and (b) if consents in writing, setting out the action to be taken, are signed by Partners holding a majority of the total number of votes eligible to be cast or any greater percentage as may be required under this Agreement or under the 1940 Act to approve the action.

3.5 Advice and Management.

(a) The Directors will, among their powers, have the authority to cause the Partnership to engage the Adviser to provide Advice and Management to the Partnership under their direction, subject to any approval of such engagement by the Partners that may be required under the 1940 Act. As directed by the Directors, the Partnership and the General Partner, on behalf of the Partnership, among its powers described in Section 3.2 of this Agreement, will have the authority to execute, deliver and monitor the performance of any contract or agreement to provide Advice and Management to the Partnership (each, an “Investment Advisory Agreement”). Any such Investment Advisory Agreement will require that the Adviser acknowledge its obligations under this Agreement. Any increase in the amount of the Management Fee to be paid by the Partnership, whether such increase is proposed in the Investment Advisory Agreement or otherwise, shall require the greater of (i) approval by Partners as required under the 1940 Act; and (ii) Minimum Limited Partner Approval.

(b) So long as the Adviser has been and continues to be authorized to provide Advice and Management pursuant to an Investment Advisory Agreement, it will have, subject to this Agreement and to any policies and restrictions adopted from time to time by the Directors and communicated in writing to the Adviser (in each case, as more fully described in such Investment Advisory Agreement), full discretion and authority on behalf of and in the name of the Partnership (1) to manage the assets and liabilities of the Partnership, and (2) to invest directly the assets of the Partnership in Temporary Investments to ensure the availability of cash as required by the Partnership in the ordinary course of its business. In no case may the Adviser make a new investment in an Investment Fund, except that the Adviser may, on behalf of the Partnership, fund capital calls of Investment Funds consistent with Section 2.5 hereof. In furtherance of, and subject to the provisions of this Section 3.5(b), the Adviser, except as otherwise provided in the applicable Investment Advisory Agreement (and at all times subject to the provisions of the 1940 Act), will have full discretion and authority on behalf of and in the name of the Partnership:

(1) to purchase, sell, exchange, trade and otherwise deal in and with Securities and other property of the Partnership, provided that (a) any sale of an interest in a Hedge Fund earlier than five (5) years after the date of the Partnership Division and (b) any sale of an interest in a Private Equity Fund other than pursuant to Section 6.2, shall require the prior unanimous approval of the Board of Directors;

(2) to do any and all acts and exercise all rights with respect to the Partnership’s interest as an investor in any Person, including, without limitation, the voting of limited partnership interests or shares of Investment Funds;

(3) to negotiate the terms of and enter into agreements, consistent with Section 2.5(a), with Investment Managers and Investment Funds that provide for, among other things, the payment of management fees, reimbursement of expenses and allocations of profits to Investment Managers and the indemnification by the Partnership of Investment Managers and Investment Funds to the same or different extent as provided for with respect to the Adviser, and to amend, modify, terminate or grant waivers in respect of those agreements;

(4) to open, maintain and close accounts with brokers and dealers, to make all decisions relating to the manner, method and timing of Securities and other investment transactions, to select and place orders with brokers, dealers or other financial intermediaries for the execution, clearance or settlement of any transactions on behalf of the Partnership on those terms that the Adviser considers appropriate, and to grant limited discretionary authorization to brokers, dealers or other financial intermediaries with respect to price, time and other terms of investment and trading transactions;

(5) to borrow from banks or other financial institutions and to pledge the assets of the Partnership as collateral for those borrowings, to exercise or refrain from exercising all rights regarding the Partnership’s investments, and to instruct custodians regarding the settlement of transactions, the disbursement of payments to the Partnership with respect to the payment of Partnership expenses, including those relating to the organization and registration of the Partnership, provided that the Partnership may only borrow to fund capital calls of Investment Funds and for cash management purposes and, subject to regulatory requirements, the Partnership shall not create or incur indebtedness (or guarantee indebtedness for borrowed money) that would cause the aggregate indebtedness of the Partnership for borrowed money plus potential liability of the Partnership with respect to guarantees of indebtedness for borrowed money to exceed 5% of the Net Assets;

(6) subject to Section 3.5(b)(7) of this Agreement, to engage the services of Persons, including Affiliates of the Adviser, to assist the Adviser in providing, or to provide under the Adviser’s control and supervision, Advice and Management to the Partnership at the expense of the Adviser and to amend, modify or terminate or grant waivers in respect of these services; and

(7) subject to applicable law and the terms of this Agreement, to take all such other actions that the Adviser considers necessary or advisable in furtherance of its duties and powers under the applicable Investment Advisory Agreement.

(c) The Adviser, to the extent of its powers set out in this Agreement or otherwise vested in it by action of the Directors not inconsistent with this Agreement, is an agent of the Partnership, and the actions of the Adviser taken or refrained from being taken in accordance with such powers will bind the Partnership.

3.6 Custody of Assets of the Partnership.

(a) Notwithstanding anything to the contrary in this Agreement, the General Partner will not have any authority to hold or have possession or custody of any funds, Securities or other property of the Partnership. The physical possession of all funds, Securities or other property of the Partnership will at all times be held, controlled and administered by one or more custodians retained by the Partnership. The General Partner will have no responsibility, other than that associated with the oversight and supervision of custodians retained by the Partnership, with respect to the collection of income or the physical acquisition or safekeeping of the funds, Securities or other property of the Partnership, all duties of collection, physical acquisition or safekeeping being the sole obligation of such custodians.

(b) With respect to any Investment Fund securities held by the Partnership as of the date on which the Partnership becomes registered with the U.S. Securities and Exchange Commission as an investment company under the 1940 Act, and during any period of time in which the Partnership remains so registered, such securities shall be under the control of one or more of the Partnership’s custodian(s), as may be engaged from time to time, pursuant to Section 17(f) of the 1940 Act and the rules thereunder, and no person shall be authorized or permitted to have access to such securities except in accordance with Section 17(f) of the 1940 Act and the rules thereunder, and consistent with the terms of the Partnership’s agreement with the relevant Partnership custodian.

3.7 Brokerage. In the course of selecting brokers, dealers and other financial intermediaries for the execution, clearance and settlement of transactions for the Partnership under Sections 3.5(b)(4) and (5) of this Agreement, the Adviser may, subject to policies adopted by the Partnership and to the provisions of applicable law, agree to commissions, fees and other charges on behalf of the Partnership as the Adviser deems reasonable in the circumstances, taking into account all such factors as it deems relevant, including the reliability of the broker, financial responsibility of the broker, strength of the broker, ability of the broker to efficiently execute transactions, the broker’s facilities, and the broker’s provision or payment of the costs of research and other services that are of benefit to the Partnership even if the cost of these services does not represent the lowest cost available. The Adviser will be under no obligation to combine or arrange orders so as to obtain reduced charges unless otherwise required under the U.S. Federal securities laws.

3.8 Other Activities.

(a) None of the General Partner, the Adviser and their principals, Partners, directors, officers, members, employees and beneficial owners nor the Directors will be required to devote full time to the affairs of the Partnership, but each will devote such time as each may reasonably be required to perform its obligations under this Agreement and under the 1940 Act.

(b) The Adviser, the Directors, any Partner, and any Affiliate of any Partner may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Partner will have any rights in or to such activities of any other Partner, the Adviser, the Directors or any Affiliate of any Partner or any profits derived from these activities.

(c) The General Partner, the Adviser and their principals, partners, directors, officers, members, employees and beneficial owners and the Directors, from time to time may acquire, possess, manage, hypothecate and dispose of Securities or other investment assets, and engage in any other investment transaction for any account over which they exercise discretionary authority, including their own accounts, the accounts of their families, the account of any entity in which they have a beneficial interest or the accounts of others for whom or which they may provide investment advisory or other services.

(d) To the extent that at law or in equity the Directors, the Adviser or the General Partner has duties (including fiduciary duties) and liabilities relating to those duties to the Partnership or to any other Partner or other Person bound by this Agreement, any such Person acting under this Agreement will not be liable to the Partnership or to any other Partner or other Person bound by this Agreement for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the General Partner, the Adviser or the Directors otherwise existing at law or in equity, are agreed by the Partners to replace the other duties and liabilities of the General Partner, the Adviser or the Directors.

3.9 Duty of Care.

(a) The Directors, the Adviser and the General Partner, including any officer, director, Partner, member, principal, employee or agent of any of them, will not be liable to the Partnership or to any of its Partners for any loss or damage occasioned by any act or omission in the performance of the Person’s services under this Agreement, in the absence of a final judicial or arbitral decision on the merits from which no further right to appeal may be taken that the loss is due to: (i) an act or omission of the Person constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the Person’s duties under this Agreement or (ii) a material breach of this Agreement.

(b) No Director who has been designated an “audit committee financial expert” (for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 or any successor provision thereto, and any rules issued thereunder by the Commission) in the Partnership’s registration statement or other reports required to be filed with the Commission shall be subject to any greater duty of care in discharging such Director’s duties and responsibilities by virtue of such designation than is any Director who has not been so designated.

(c) Limited Partners not in breach of any obligation under this Agreement or under any agreement pursuant to which the Limited Partner subscribed for Interests will be liable to the Partnership, any Partner or third parties only as required by this Agreement or applicable law.

3.10 Indemnification.

(a) To the fullest extent permitted by law, the Partnership will, subject to Section 3.10(c) of this Agreement, indemnify each General Partner and Adviser (including for this purpose each officer, director, member, Partner, principal, employee or agent of, or any Person who controls, is controlled by or is under common control with, a General Partner or Adviser or Partner of a General Partner or Adviser, and their executors, heirs, assigns, successors or other legal representatives) and each Director (and his employer, executors, heirs, assigns, successors or other legal representatives) (each such Person being referred to as an “indemnitee”) against all losses, claims, damages, liabilities, costs and expenses arising by reason of being or having been a General Partner, Adviser or Director of the Partnership, or the past or present performance of services to the Partnership by the indemnitee, except to the extent that the loss, claim, damage, liability, cost or expense has been finally determined in a judicial or arbitral decision on the merits from which no further right to appeal may be taken in any such action, suit, investigation or other proceeding to have been incurred or suffered by the indemnitee by reason of: (i) willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office or (ii) material breach of this Agreement by such indemnitee. These losses, claims, damages, liabilities, costs and expenses include, but are not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and counsel fees and expenses incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which the indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter. The rights of indemnification provided under this Section 3.10 are not to be construed so as to provide for indemnification of an indemnitee for any liability (including liability under U.S. Federal securities laws which, under certain circumstances, impose liability even on Persons that act in good faith) to the extent (but only to the extent) that indemnification would be in violation of applicable law, but will be construed so as to effectuate the applicable provisions of this Section 3.10. Notwithstanding the foregoing, claims, actions, suits and proceedings relating to or arising out of the internal affairs of the General Partner or the Adviser (including any claim solely involving the owners, directors or employees of such Persons) shall not be covered by the indemnification provisions of this Section 3.10.

(b) Expenses, including counsel fees and expenses, incurred by any indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties) may be paid from time to time by the Partnership in advance of the final disposition of any action, suit, investigation or other proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay to the Partnership amounts paid if a determination is made that indemnification of the expenses is not authorized under Section 3.10(a) of this Agreement, so long as (1) the indemnitee provides security for the undertaking, (2) the Partnership is insured by or on behalf of the indemnitee against losses arising by reason of the indemnitee’s failure to fulfill his, her or its undertaking, or (3) a majority of the Independent Directors (excluding any Director who is either seeking advancement of expenses under this Agreement or is or has been a party to any other action, suit, investigation or other proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses under this Agreement) or independent legal counsel in a written opinion determines, based on a review of readily available facts (as opposed to a full trial-type inquiry), that reason exists to believe that the indemnitee ultimately will be entitled to indemnification.

(c) As to the disposition of any action, suit, investigation or other proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding has been brought, that an indemnitee is liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office, indemnification will be provided in accordance with Section 3.10(a) of this Agreement if (1) approved as in the best interests of the Partnership by a majority of the Independent Directors (excluding any Director who is either seeking indemnification under this Agreement or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification under this Agreement) upon a determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that the indemnitee acted in good faith and in the reasonable belief that the actions were in the best interests of the Partnership and that the indemnitee is not liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office, or (2) the Directors secure a written opinion of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial-type inquiry), to the effect that providing indemnification hereunder to such indemnitee would not result in protecting the indemnitee against any liability to the Partnership or its Partners to which the indemnitee would otherwise be subject by reason of the indemnitee’s willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office.

(d) Any indemnification or advancement of expenses made in accordance with this Section 3.10 will not prevent the recovery from any indemnitee of any amount if the indemnitee subsequently is determined in a final judicial or arbitral decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to the indemnification or advancement of expenses to be liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.10, it will be a defense that the indemnitee has not met the applicable standard of conduct described in this Section 3.10. In any suit in the name of the Partnership to recover any indemnification or advancement of expenses made in accordance with this Section 3.10, the Partnership will be entitled to recover the expenses upon a final adjudication from which no further right of appeal may be taken. In any suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made in accordance with this Section 3.10, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.10 will be on the Partnership (or any Partner acting derivatively or otherwise on behalf of the Partnership or its Partners).

(e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.10 or to which he, she or it may otherwise be entitled except out of the assets of the Partnership, and no Partner will be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f) The rights of indemnification provided in this Section 3.10 will not be exclusive of or affect any other rights to which any Person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.10 will affect the power of the Partnership to purchase and maintain liability insurance on behalf of any General Partner, any Director, the Adviser or other Person.

(g) The Partnership may, with the unanimous consent of the Directors, enter into agreements indemnifying Persons providing services to the Partnership to the same, lesser or greater extent as set out in this Section 3.10.

3.11 Fees, Expenses and Reimbursement.

(a) The Partnership will compensate each Independent Director for his or her services rendered in connection with the Partnership as may be agreed to by the Directors and the General Partner. In addition, the Partnership will reimburse the Directors for reasonable out-of-pocket expenses incurred by them in performing their duties with respect to the Partnership.

(b) The Partnership will bear all expenses incurred in connection with its business other than those specifically required to be borne by the Adviser under this Agreement or an Investment Advisory Agreement. The Partnership shall not enter into an Investment Advisory Agreement with any Adviser unless such Adviser, pursuant to such Investment Advisory Agreement or otherwise, agrees to waive and/or reimburse the Partnership for its Management Fee and, to the extent necessary, reimburse the Master Fund for expenses incurred, solely to the extent necessary to limit the total expenses of the Partnership in each Fiscal Year to an amount equal to 1.25% of the Partnership’s Net Assets, excluding fees and expenses directly charged by underlying investment funds and underlying investment fund managers, borrowing and other trading and execution costs and fees, taxes, litigation and indemnification expenses, judgments and other extraordinary expenses not incurred in the ordinary course of the Partnership’s business (“Excluded Expenses”). Such 1.25% limitation shall be applied on an annualized basis, such that total expenses incurred by the Partnership through the end of any fiscal quarter are limited to the pro-rated portion of 1.25% based on the relevant quarter end (e.g., as of September 30, the limitation would be 3/4 of 1.25%). To the extent that the Adviser has waived and/or reimbursed the Partnership for its Management Fee or otherwise reimbursed the Partnership pursuant to the foregoing, and such expenses as of the end of any subsequent quarter within the same Fiscal Year are below the foregoing limitation, the Adviser shall be permitted to recover Management Fees it has waived or expenses it has borne hereunder during such Fiscal Year so long as such recoupment does not result in Partnership expenses exceeding such limitation as of the end of such quarter. The Adviser shall provide the Board of Directors with a summary of all Excluded Expenses on a quarterly basis, except that such summary shall not be required to include fees and expenses directly charged by underlying investment funds and underlying investment fund managers. Expenses to be borne by the Partnership include, but are not limited to, the following:

(1) all investment-related expenses, including, but not limited to, Management Fees, fees paid and expenses reimbursed, directly or indirectly, to Investment Managers (including management fees, performance or incentive fees or allocations and redemption or withdrawal fees, however titled or structured), all costs and expenses directly related to portfolio transactions and positions for the Partnership’s account, such as direct and indirect expenses associated with the Partnership’s investments, including its investments in Investment Funds, and enforcing the Partnership’s rights in respect of such investments, transfer taxes and premiums, taxes withheld on non-U.S. dividends, fees for data and software providers, professional fees (including, without limitation, the fees and expenses of consultants, attorneys and experts) and, if applicable in connection with the Partnership’s temporary or cash management investments), brokerage commissions, and interest and commitment fees on loans and debt balances;

(2) all costs and expenses associated with the establishment of any subsidiaries formed for the purposes of conducting all or a portion of the Partnership’s business;

(3) any non-investment-related interest expense;

(4) attorneys’ fees and disbursements associated with reviewing subscription materials in connection with qualifying prospective holders of Transferred Interests;

(5) fees and disbursements of any accountants engaged by the Partnership, and expenses related to the annual audit of the Partnership and compliance with any applicable U.S. Federal or state laws;

(6) fees paid and out-of-pocket expenses reimbursed to the Partnership’s administrator;

(7) recordkeeping, custody and escrow fees and expenses;

(8) the costs of an errors and omissions/directors’ and officers’ liability insurance policy and a fidelity bond;

(9) the costs of preparing and mailing reports and other communications, including proxy, tender offer correspondence or similar materials, to Limited Partners;

(10) fees of Independent Directors and travel expenses of Directors relating to meetings of the Board of Directors and committees thereof;

(11) all costs and charges for equipment or services used in preparing or communicating information regarding the Partnership’s transactions or the valuation of its assets among the Adviser and any custodian, administrator or other agent engaged by the Partnership;

(12) any extraordinary expenses, including indemnification expenses as provided for in Section 3.10 of this Agreement; and

(13) any other expenses as may be approved from time to time by the Directors, other than those required to be borne by the Adviser or the General Partner.

(c) The Partnership’s organizational expenses and offering costs will be borne by the Predecessor Partnership.

(d) Each of the Adviser and the General Partner will be entitled to reimbursement from the Partnership for any of the above expenses that it pays on behalf of the Partnership, other than as provided in Section 3.11(c) above.

ARTICLE IV

TERMINATION OF STATUS OF GENERAL PARTNER;

REMOVAL OF GENERAL PARTNER; TRANSFERS

4.1 Termination of Status of General Partner. A General Partner will cease to be a General Partner of the Partnership if the General Partner (a) is dissolved or otherwise terminates its existence; (b) voluntarily withdraws as General Partner with Minimum Limited Partner Approval; (c) is removed pursuant to Section 4.2 of this Agreement; (d) Transfers its entire Interest as General Partner as permitted under Section 4.3 of this Agreement and the Person to which the Interest is Transferred is admitted as a substituted General Partner under Section 2.6(a) of this Agreement; or (e) otherwise ceases to be a General Partner under the Delaware Act.

4.2 Removal of General Partner. Any General Partner may be removed by a combination of (i) Minimum Limited Partner Approval, (ii) the unanimous vote of the Directors, and (iii) the appointment of a substituted General Partner who agrees to be bound by all of the terms of this Agreement.

4.3 Transfer of Interest of General Partner. A General Partner may not Transfer all or any portion of its Interest as the General Partner without the unanimous consent of the Board of Directors, and any such Transfer shall only be to a Person who has agreed to be bound by all of the terms of this Agreement. If a General Partner Transfers its entire Interest as General Partner, it will not cease to be a General Partner unless and until the transferee is admitted to the Partnership as a substituted General Partner pursuant to Section 2.6(a) of this Agreement.

4.4 Transfer of Interests of Limited Partners.

(a) Any Interest or portion of any Interest held by a Limited Partner may be Transferred only (1) by operation of law pursuant to the death, bankruptcy, insolvency, adjudicated incompetence, or dissolution of the Limited Partner; or (2) with the written consent of the General Partner at the direction of the Board of Directors, which consent may be withheld in the sole discretion of the Board of Directors. Notwithstanding the foregoing, a proposed Transfer pursuant to a Limited Partner’s sale of all or a portion of its Interest prior to the 12 month anniversary of the date on which the Partnership enters into the Purchase and Sale Agreement to facilitate the Partnership Division may only be made following unanimous approval by the Directors and, thereafter, following approval by a majority of the Directors. In considering a request for consent to a proposed Transfer, the Partnership may consult with legal counsel to the Partnership to determine whether or not the Transfer would cause the Partnership to be treated as a “publicly traded partnership” taxable as a corporation. In addition, the General Partner may require that the Person to whom or which an Interest or portion of an Interest is Transferred (or each of the Person’s equity owners if the Person is a “private investment company” as defined in Rule 205-3(d)(3) under the Advisers Act, an investment company registered under the 1940 Act, or a business development company as defined under the Advisers Act) is a Person whom or which the General Partner believes is an “accredited investor” as defined in Regulation D under the 1933 Act and meets the requirements of paragraph (d)(1) of Rule 205-3 under the Advisers Act or successor provision of any of those rules, or is otherwise exempt from the requirements of those rules. In the event that other investor eligibility requirements are established by the Partnership, the Person to whom or which an Interest or portion of an Interest is Transferred must satisfy these other requirements. Any permitted transferee will be entitled to the allocations and distributions allocable to the Interest or portion of an Interest so acquired and to Transfer the Interest or portion of an Interest in accordance with the terms of this Agreement, but will not be entitled to the other rights of a Limited Partner unless and until the transferee becomes a substituted Limited Partner. If a Limited Partner Transfers an Interest or portion of an Interest with the approval of the General Partner, the General Partner will promptly take all necessary actions so that each transferee or successor to whom or to which the Interest or portion of an Interest is Transferred is admitted to the Partnership as a Limited Partner. The admission of any transferee as a substituted Limited Partner will be effective upon the execution and delivery by, or on behalf of, the substituted Limited Partner of this Agreement or an instrument that constitutes the execution and delivery of this Agreement. Each Limited Partner and transferee agrees to pay all expenses, including attorneys’ and accountants’ fees, incurred by the Partnership in connection with any Transfer. In connection with any request to Transfer an Interest or portion of an Interest, the Partnership may require the Limited Partner requesting the Transfer to obtain, at the Limited Partner’s expense, an opinion of counsel selected by the General Partner as to such matters as the General Partner may reasonably request. If a Limited Partner Transfers its entire Interest as a Limited Partner, it will not cease to be a Limited Partner unless and until the transferee is admitted to the Partnership as a substituted Limited Partner in accordance with this Section 4.4(a).

(b) Each Limited Partner will indemnify and hold harmless the Partnership, the General Partner, the Adviser, the Directors, each other Limited Partner and any Affiliate of the Partnership, the General Partner, the Adviser, the Director and each of the other Limited Partners against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which these Persons may become subject by reason of or arising from (1) any Transfer made by the Limited Partner in violation of this Section 4.4 and (2) any misrepresentation by the Transferring Limited Partner or substituted Limited Partner in connection with the Transfer. A Limited Partner Transferring an Interest may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Partnership in connection with the Transfer.

(c) Notwithstanding any other provision of this Agreement, the General Partner shall not consent to any Transfer by any Partner in any manner whatsoever of all or any part of such Partner’s interest in the Partnership (and the parties agree that the withholding of the General Partner’s consent will be conclusively deemed reasonable) if such Transfer would cause the Partnership to be classified other than as a partnership for U.S. federal income tax purposes. Any proposed Transfer by a Limited Partner shall, in addition to meeting all of the other requirements of this Agreement, satisfy the following conditions, as applicable: (1) in the case of a proposed Transfer pursuant to a Limited Partner’s sale of all or a portion of its Interest, the transferor and the transferee shall each provide a certificate to the effect that (x) the proposed Transfer will not be effected on or through (A) a United States national, regional or local securities exchange, (B) a non-U.S. securities exchange or (C) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers (including, without limitation, the automated screen-based quotation and trade execution system operated by The Nasdaq Stock Market LLC or any successor thereto), and (y) it is not, and its proposed Transfer will not be made by, through or on behalf of, (A) a Person, such as a broker or a dealer, making a market in interests in the Partnership or (B) a Person who makes available to the public bid or offer quotes with respect to Interests in the Partnership, and (2) in the case of all proposed Transfers, (x) the Transfer will not be made on a “secondary market or the substantial equivalent thereof” within the meaning of Section 1.7704-1 of the Treasury Regulations, because (A) the Transfer is within one or more of the safe harbors under Section 1.7704-1(e), (f), (g), (h), or (j) of the Treasury Regulations (other than Section 1.7704-1(e)(1)(x) thereof) or (B) the Board of Directors determines that the facts and circumstances indicate that the Transfer will not be made on such a secondary market or the substantial equivalent thereof, (y) such Transfer will not be made on an “established securities market” within the meaning of Section 1.7704-1 of the Treasury Regulations, and (z) such Transfer would not result in the Partnership being treated as a corporation for U.S. federal income tax purposes. The General Partner may not waive any of the conditions set forth in clause (2) of the preceding sentence. No attempted or purported transfer or substitution shall be effective or recognized by the Partnership unless effected in accordance with and permitted by this Agreement.

ARTICLE V

CAPITAL

5.1 Contributions to Capital.

(a) The initial Capital Contribution of each Partner will be that portion of the assets contributed to the Partnership in the Partnership Division corresponding to such Partner’s interest in the Predecessor Partnership immediately prior to the Partnership Division.

(b) A General Partner may be required to make additional Capital Contributions from time to time to the extent necessary to maintain the balance of its Capital Account at an amount, if any, necessary to ensure that the Partnership will be treated as a Partnership for U.S. Federal income tax purposes. Except as provided in this Section 5.1 or in the Delaware Act, no General Partner will be required or obligated to make any additional contributions to the capital of the Partnership.

(c) Subject to the provisions of the 1940 Act, other than the initial Capital Contribution, Capital Contributions by any Partner will be payable in cash in readily available funds at the date of the proposed acceptance of the contribution.

(d) An Adviser may own Interests in the Partnership and, in so doing, will become a Limited Partner with respect to such Interests.

5.2 Rights of Partners to Capital. No Partner will be entitled to interest on the Partner’s Capital Contribution, nor will any Partner be entitled to the return of any capital of the Partnership except (a) in accordance with the provisions of Section 5.6(b) or Section 5.7 of this Agreement or (b) upon the liquidation of the Partnership’s assets in accordance with Section 6.2 of this Agreement. Except as specified in the Delaware Act, or with respect to distributions or similar disbursements made in error, no Partner will be liable for the return of any such amounts. To the fullest extent permitted by applicable law, no Partner will have the right to require partition of the Partnership’s property or to compel any sale or appraisal of the Partnership’s assets.

5.3 Capital Accounts.

(a) The Partnership will maintain a separate Capital Account for each Partner.

(b) Each Partner’s Capital Account will have an initial balance equal to the amount of cash and the value of any Securities (determined in accordance with Section 7.3 of this Agreement) constituting the Partner’s initial Capital Contribution.

(c) Each Partner’s Capital Account will be increased by the sum of (1) the amount of cash constituting additional Capital Contributions by the Partner permitted under Section 5.1 of this Agreement, plus (2) any amount credited to the Partner’s Capital Account under Sections 5.4 through 5.7 of this Agreement.

(d) Each Partner’s Capital Account will be reduced by the sum of (1) the amount of any distributions to the Partner under Section 5.9 or 6.2 of this Agreement that are not reinvested, plus (2) any amounts debited against the Partner’s Capital Account under Sections 5.4 through 5.7 of this Agreement.

(e) In the event all or a portion of the Interest of a Partner is Transferred in accordance with the terms of this Agreement, the transferee will succeed to the Capital Account of the transferor to the extent of the Transferred Interest or portion of an Interest.

(f) Subject to Section 5.6(b) and Section 5.7 of this Agreement, no Partner will be required to pay to the Partnership or any other Partner any deficit in such Partner’s Capital Account upon dissolution of the Partnership or otherwise.

5.4 Allocation of Net Profit and Loss. As of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period will be allocated among and credited to or debited against the Capital Accounts of the Partners in accordance with their respective Investment Percentages for the Fiscal Period.

5.5 Allocation of Certain Withholding Taxes and Other Expenditures.

(a) If the Partnership incurs a withholding tax or other tax obligation with respect to the share of Partnership income allocable to any Partner, then the General Partner, without limitation of any other rights of the Partnership or the General Partner, will cause the amount of the obligation to be debited against the Capital Account of the Partner when the Partnership pays the obligation, and any amounts then or in the future distributable to the Partner will be reduced by the amount of the taxes. If the amount of the taxes is greater than any distributable amounts, then the Partner and any successor to the Partner’s Interest or portion of an Interest will pay to the Partnership as a Capital Contribution, upon demand by the General Partner, the amount of the excess. Neither the General Partner nor the Directors will be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Partner that may be eligible for the reduction or exemption, except that, in the event that the General Partner determines that a Partner is eligible for a refund of any withholding tax, the General Partner may, at the request and expense of the Partner, assist the Partner in applying for such refund. For purposes of this Agreement, any taxes so withheld by the Partnership with respect to any amount distributed by the Partnership to any Partner will be deemed to be a distribution or payment to the Partner. To the extent that a Partner claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Partner will furnish the Partnership with any information and forms that the Partner may be required to complete if necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Partner represents and warrants that any information and forms furnished by the Partner will be true and accurate and agrees to indemnify the Partnership and each of the Partners from any and all losses, claims, damages, liabilities costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to the withholding taxes (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses).

(b) Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by the Partnership, to the extent determined by the General Partner to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more of the Partners that are classified as corporations for U.S. federal income tax purposes, but not to all Partners, shall be charged to only those Partners on whose behalf the payments are made or whose particular circumstances gave rise to such payments. The charges will be debited from the Capital Accounts of the Partners as of the close of the Fiscal Period during which the items were paid or accrued by the Partnership.

5.6 Reserves. The General Partner may, with the consent of the Board of Directors, cause appropriate reserves to be created, accrued and charged by the Partnership against Net Assets and proportionately against the Capital Accounts of the Partners for contingent liabilities, if any, as of the date any contingent liability becomes known to the General Partner, the reserves to be in the amounts that the General Partner reasonably determines to be necessary or appropriate. The General Partner may increase or reduce any reserves from time to time by amounts as it reasonably determines necessary or appropriate.

5.7 Allocation to Avoid Capital Account Deficits. To the extent that any debits under Sections 5.4 through 5.6 of this Agreement would reduce the balance of the Capital Account of any Limited Partner below zero, that portion of any such debits will be allocated instead to the Capital Account of the General Partner. Any credits in any subsequent Fiscal Period that otherwise would be allocable under Sections 5.4 through 5.6 of this Agreement to the Capital Account of any Limited Partner previously affected by the application of this Section 5.7 will instead be allocated to the Capital Account of the General Partner in amounts necessary to offset all previous debits attributable to the Limited Partner, made in accordance with this Section 5.7, that have not been recovered.

5.8 Tax Allocations. For each taxable year of the Partnership, items of income, deduction, gain, loss or credit will be allocated for income tax purposes among the Partners in a manner so as to reflect equitably amounts credited or debited to each Partner’s Capital Account for the current and prior taxable years (or relevant portions of those years). Allocations under this

Section 5.8 will be made in accordance with the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Treasury Regulations promulgated under these Sections, or the successor provisions to such Sections and Regulations. Notwithstanding anything to the contrary in this Agreement, the Partnership will allocate to the Partners those gains or income necessary to satisfy the “qualified income offset” requirement of Treasury Regulations Section 1.704-1(b)(2)(ii)(d). If the Partnership realizes net capital gains for U.S. Federal income tax purposes for any taxable year during or as of the end of which one or more Positive Basis Partners (as defined in this Section 5.8) withdraw from the Partnership under Article IV or VI of this Agreement, the General Partner may elect to allocate net gains as follows: (a) to allocate net gains among Positive Basis Partners, in proportion to the Positive Basis (as defined in this Section 5.8) of each Positive Basis Partner, until either the full amount of the net gains has been so allocated or the Positive Basis of each Positive Basis Partner has been eliminated, and (b) to allocate any net gains not so allocated to Positive Basis Partners to the other Partners in a manner that reflects equitably the amounts credited to the Partners’ Capital Accounts. If the Partnership realizes capital losses for U.S. federal income tax purposes for any fiscal year during or as of the end of which one or more Negative Basis Partners (as defined in this Section 5.8) withdraw from the Partnership under Article IV or VI of this Agreement, the General Partner may elect to allocate net losses as follows: (i) to allocate net losses among Negative Basis Partners, in proportion to the Negative Basis (as defined in this Section 5.8) of each Negative Basis Partner, until either the full amount of net losses will have been so allocated or the Negative Basis of each Negative Basis Partner has been eliminated, and (ii) to allocate any net losses not so allocated to Negative Basis Partners, to the other Partners in a manner that reflects equitably the amounts credited to the Partners’ Capital Accounts. As used in this Section 5.8, the term “Positive Basis” means, with respect to any Partner and as of any time of calculation, the amount by which the total of the Partners’ Capital Accounts as of that time exceeds the Partner’s “adjusted tax basis,” for U.S. Federal income tax purposes, in the Partner’s Interest in the Partnership as of that time (determined without regard to any adjustments made to the “adjusted tax basis” by reason of any Transfer or assignment of the Interest, including by reason of death). As used in this Section 5.8, the term “Positive Basis Partner” means any Partner who or that withdraws from the Partnership and who or that has a Positive Basis as of the effective date of the Partner’s withdrawal. As used in this Section 5.8, the term “Negative Basis” means, with respect to any Partner and as of any time of calculation, the amount by which the Partner’s “adjusted tax basis,” for U.S. federal income tax purposes, in the Partner’s Interest in the Partnership as of that time (determined without regard to any adjustments made to the “adjusted tax basis” by reason of any Transfer or assignment of the Interest, including by reason of death, and without regard to such Partner’s share of the liabilities of the Partnership under section 752 of the Code) exceeds the Partner’s Capital Account as of such time. As used in this Section 5.8, the term “Negative Basis Partner” means any Partner who or that withdraws from the Partnership and who or that has a Negative Basis as of the effective date of the Partner’s withdrawal.

5.9 Distributions.

(a) The General Partner may cause the Partnership to make distributions in cash at any time to all of the Partners on a proportionate basis in accordance with the Partners’ Investment Percentages. The General Partner shall cause the Partnership to make distributions in cash at the end of any quarter of the Fiscal Year from the Partnership’s Distributable Cash, if the total Distributable Cash as of such date equals or exceeds $10 million. In the event that on the

45th day after the last day of any quarter Distributable Cash equals or exceeds $25 million, the General Partner shall distribute such Distributable Cash as soon as practicable, but in any event before the end of the then quarter. All such distributions shall be made to all of the Partners on a proportionate basis in accordance with the Partners’ Investment Percentages.

(b) As provided in Section 5.5, the General Partner may withhold taxes from any distribution to any Partner to the extent required by the Code or any other applicable law.

(c) Notwithstanding any provision to the contrary contained in this Agreement, the Partnership and the General Partner on behalf of the Partnership will not repurchase any Interest or portion of an Interest or make a distribution to any Partner on account of the Partner’s Interest or portion of an Interest, if such repurchase or distribution would violate the Delaware Act or other applicable law.

ARTICLE VI

DISSOLUTION AND LIQUIDATION

6.1 Dissolution.

(a) The Partnership will be dissolved if at any time it has no Limited Partners or upon the occurrence of any of the following events:

(1) the ten-year anniversary of the date of the Partnership Division;

(2) at such time as the Net Assets of the Partnership are less than two percent (2%) of Net Assets of the Partnership immediately following the Partnership Division;

(3) upon a General Partner’s ceasing to be a General Partner in accordance with Section 4.1 of this Agreement (other than in conjunction with a Transfer of the Interest of a General Partner in accordance with Section 4.3 of this Agreement to a Person who or that is admitted as a substituted General Partner under Section 2.6(a) of this Agreement), unless (i) the Partnership has at least one other General Partner who or that is authorized to and does carry on the business of the Partnership, or (ii) both the Directors and Partners holding not less than the Minimum Limited Partner Approval percentage elect within 120 days after the event to continue the business of the Partnership and a Person to be admitted to the Partnership, effective as of the date of the event, as an additional General Partner who has agreed to make the contributions to the capital of the Partnership required to be made under Section 5.1(c) of this Agreement;

(4) upon the failure of Partners to approve successor Directors at a meeting called by the General Partner in accordance with Section 2.10(c) of this Agreement when no Director remains to continue the business of the Partnership; or

(5) as otherwise required by operation of law.

Dissolution of the Partnership will be effective on the later of the day on which the event giving rise to the dissolution occurs or, to the extent permitted by the Delaware Act, the conclusion of any applicable 120-day period during which the Directors and Partners elect to continue the business of the Partnership as provided in Section 6.1(a)(3), but the Partnership will not terminate until the assets of the Partnership have been liquidated in accordance with Section 6.2 of this Agreement and the Certificate has been canceled.

(b) Except as otherwise required in Section 6.1(a) of this Agreement or in the Delaware Act, the death, adjudicated incompetence, dissolution, termination, liquidation, bankruptcy, reorganization, merger, sale of substantially all of the stock or assets of, or other change in the ownership or nature of a Partner, the admission to the Partnership of a new Partner, the withdrawal of a Partner from the Partnership, or the Transfer by a Partner of the Partner’s Interest or a portion of the Interest to a third party will not cause the Partnership to dissolve.

6.2 Liquidation of Assets.

(a) Upon the dissolution of the Partnership as provided in Section 6.1 of this Agreement, the General Partner will promptly liquidate the business and administrative affairs of the Partnership, unless the Board of Directors shall have, in its sole discretion, unanimously appointed a liquidator, whose fees and expenses will be paid by the Partnership, to promptly liquidate the business and administrative affairs of the Partnership. Net Profit and Net Loss during the period of liquidation will be allocated in accordance with Article V of this Agreement. Subject to the Delaware Act, the proceeds from liquidation (after establishment of appropriate reserves for all claims and obligations, including all contingent, conditional or unmatured claims and obligations, as well as amounts expected to be needed to satisfy capital calls with respect to the Partnership’s private equity investments, in an amount that the General Partner or liquidator deems appropriate in its sole discretion as applicable) will be distributed in the following manner:

(1) the debts of the Partnership, other than debts, liabilities or obligations to Limited Partners, and the expenses of liquidation (including legal and accounting fees and expenses incurred in connection with the liquidation), up to and including the date on which distribution of the Partnership’s assets to the Partners has been completed, will first be paid on a proportionate basis;

(2) any debts, liabilities or obligations owing to the Limited Partners will be paid next in their order of seniority and on a proportionate basis; and

(3) the Partners are paid next on a proportionate basis the positive balances of their Capital Accounts after giving effect to all allocations to be made to the Partners’ Capital Accounts for the Fiscal Period ending on the date of the distributions under this Section 6.2(a)(3).

(b) No Management Fee shall be paid to the Adviser during the liquidation period.

(c) Notwithstanding the provisions of this Section 6.2, upon dissolution of the Partnership, subject to the Delaware Act, the 1940 Act and the priorities set out in Section 6.2(a) of this Agreement, the General Partner or liquidator may, with unanimous approval of the Directors, distribute ratably in kind any assets of the Partnership. If any in-kind distribution is to be made under this Section 6.2(b), (1) the assets distributed in kind will be valued in accordance with Section 7.3 of this Agreement as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) of this Agreement, and (2) any profit or loss attributable to property distributed in kind will be included in the Net Profit or Net Loss for the Fiscal Period ending on the date of the distribution.

ARTICLE VII

ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

7.1 Accounting and Reports.

(a) The Partnership will adopt for tax accounting purposes generally accepted accounting principles as applied in the United States. The Partnership’s accounts will be maintained in U.S. currency.

(b) After the end of each taxable year of the Partnership, the Partnership will furnish to Partners information regarding the operation of the Partnership and the Partners’ Interests as is necessary for Partners to complete U.S. Federal and state income tax or information returns and any other tax information required by U.S. Federal or state law.

(c) Except as otherwise required by the 1940 Act, or as may otherwise be permissible under other applicable law, within 60 days after the close of the period for which a report required under this Section 7.1 is being made, the Partnership will furnish to each Limited Partner a semiannual report and an annual report containing the information required by the 1940 Act, as well as quarterly reports containing similar information. The Partnership will cause financial statements contained in each annual report furnished under this Section 7.1 to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles. The Partnership may furnish to each Partner any other periodic reports the General Partner deems necessary or appropriate in its discretion.

(d) The General Partner will notify the Directors of any change in the holders of interests of the General Partner within a reasonable time after the change.

7.2 Determinations by General Partner. All matters concerning the determination and allocation among the Partners of the amounts to be determined and allocated pursuant to Article V of this Agreement, including any taxes on those amounts and accounting procedures applicable with respect to those amounts, will be determined in good faith by the General Partner unless specifically and expressly otherwise provided for by the provisions of this Agreement or as required by law.

7.3 Valuation of Assets.

(a) Except as may be required by the 1940 Act, the Directors will value or cause to have valued any Securities or other assets and liabilities of the Partnership as of the close of business on the last day of each Fiscal Period and at such other times as the Directors may determine, in their discretion, in accordance with valuation procedures as established from time to time by the Directors. Assets of the Partnership invested in an Investment Fund will be valued at fair value, which ordinarily will be the reported value determined by the Investment Fund’s Investment Manager in accordance with the policies established by the Investment Manager. In determining the value of the assets of the Partnership, no value will be placed on the goodwill or name of the Partnership, or the office records, files, statistical data or any similar intangible assets of the Partnership not normally reflected in the Partnership’s accounting records. Any items of income earned but not received, expenses incurred but not yet paid, liabilities fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to the valuation date will, however, be taken into account in determining the value of the Partnership’s assets.

(b) Subject to the provisions of the 1940 Act, the value of Securities and other assets of the Partnership and the net asset value of the Partnership as a whole determined pursuant to this Section 7.3 will be conclusive and binding on all of the Partners and all Persons claiming through or under them.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1 Amendment of Partnership Agreement.

(a) Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with the unanimous approval of the Directors, except that (i) any amendment also must be approved by a majority (as defined in the 1940 Act) of the outstanding voting securities of the Partnership if such vote is required by the 1940 Act and (ii) any amendment otherwise covered by Section 8.1(c) below must be approved in accordance with the vote required by such Section.

(b) Any amendment that would:

(1) establish an obligation for a Partner to make any Capital Contribution,

(2) reduce the Capital Account of a Partner other than in accordance with Article V of this Agreement, or

(3) modify the events causing the dissolution of the Partnership,

may be made only if the written consent of each Partner adversely affected by the proposed action is obtained prior to the effectiveness of the action. Notwithstanding the preceding sentence or the provisions of Subsection 8.1(c), any amendment that would alter the provisions of Section 8.1 relating to the material amendment of this Agreement or the provisions of Section 3.10 of this Agreement relating to indemnification may be made only with the unanimous consent of the Partners and, to the extent required by the 1940 Act, approval of a majority of the Directors (and, if so required, a majority of the Independent Directors).

(c) Subject to Section 8.1(b), any amendment that would change a Protected Provision may be made only with Minimum Limited Partner Approval and the unanimous approval of the Directors.

(d) Notwithstanding the provisions of Sections 8.1(a) and 8.1(b) of this Agreement, but subject to the provisions of Section 8.1(c), the General Partner, at any time without the consent of any other Partner, may:

(1) restate this Agreement, together with any amendments to this Agreement that have been duly adopted in accordance with the provisions of this Agreement to incorporate the amendments in a single, integrated document;

(2) amend this Agreement to change the name of the Partnership in accordance with Section 2.2 hereof;

(3) amend this Agreement to make any changes necessary or desirable, based on advice of legal counsel to the Partnership, to assure the Partnership’s continuing eligibility to be classified for U.S. Federal income tax purposes as a Partnership that is not treated as a corporation for tax purposes under the Code; subject, however, to the limitation that any material amendment to this Agreement under this Section 8.1(d)(3) will be valid only if approved by a majority of the Directors (including the vote of a majority of the Independent Directors, if required by the 1940 Act); and

(4) amend this Agreement as necessary to state the actual percentage reflected by the Repurchase Participation Percentage.

(e) The General Partner will give prior written notice of any proposed amendment to this Agreement (other than any amendment of the type contemplated by Section 8.1(d)(1) of this Agreement) to each Partner, which notice sets out (1) the text of the proposed amendment or (2) a summary of the amendment and a statement that the text of the amendment will be furnished to any Partner upon request.

8.2 Special Power Of Attorney.

(a) Each Partner irrevocably makes, constitutes and appoints the General Partner (and any successor thereto) and each of the Directors, acting severally, and any liquidator of the Partnership’s assets appointed pursuant to Section 6.2 of this Agreement with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, the Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

(1) any amendment to this Agreement duly adopted pursuant to Section 8.1;

(2) any amendment to the Certificate, including, without limitation, any such amendment required to reflect any amendments to this Agreement, and including, without limitation, an amendment to effectuate any change in the membership of the Partnership; and

(3) all other such instruments, documents and certificates that, in the view of legal counsel to the Partnership, from time to time may be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the General Partner determines that the Partnership should do business, or any political subdivision or agency of any such jurisdiction, or that legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Partnership as a limited partnership under the Delaware Act.

(b) Each Partner is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Partnership without the Partner’s consent. Each Partner agrees that if an amendment to the Certificate or this Agreement or any action by or with respect to the Partnership is taken in the manner contemplated by this Agreement, notwithstanding any objection that the Partner may assert with respect to the action, the attorneys-in-fact appointed under this Agreement are authorized and empowered, with full power of substitution, to exercise the authority granted in this Section 8.2 in any manner that may be necessary or appropriate to permit the amendment to be made or action lawfully taken or omitted. Each Partner is fully aware that each Partner will rely on the effectiveness of this special power of attorney with a view to the orderly administration of the affairs of the Partnership.

(c) The power of attorney contemplated by this Section 8.2 is a special power of attorney and is coupled with an interest in favor of the General Partner and each of the Directors, acting severally, and any liquidator of the Partnership’s assets appointed under Section 6.2 of this Agreement, and as such the power of attorney:

(1) will be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any Person granting the power of attorney, regardless of whether the Partnership, the General Partner, the Directors or any liquidator has had notice of the death or incapacity; and

(2) will survive the delivery of a Transfer by a Partner of the whole or any portion of the Partner’s Interest, except that, when the transferee of an Interest or portion of an Interest has been approved by the General Partner for admission to the Partnership as a substituted Partner, the power of attorney given by the transferor will survive the delivery of the assignment for the sole purpose of enabling the General Partner, the Directors or any liquidator to execute, acknowledge and file any instrument necessary to effect the substitution.

8.3 Notices. Notices that may or are required to be provided under this Agreement will be made to a Partner by hand delivery, regular mail (registered or certified mail return receipt requested in the case of notice to the General Partner), commercial courier service, telecopier, or electronic mail (with a confirmation copy by registered or certified mail in the case of notices to the General Partner by telecopier or electronic mail), and will be addressed to the Partner at his, her or its address as set out in the books and records of the Partnership (or to any other address as may be designated by any Partner by notice addressed to the General Partner in the case of notice given to any Partner, and to each of the Partners in the case of notice given to the General Partner). Notices will be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telecopier or by electronic mail. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

8.4 Agreement Binding upon Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Partners and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the Partners may not be Transferred or delegated except as provided in this Agreement, and any attempted Transfer or delegation of those rights and obligations that is not made in accordance with the terms of this Agreement will be void.

8.5 Choice of Law; Arbitration.

(a) Notwithstanding the location at which this Agreement is executed by any of the Partners, the Partners expressly agree that all the terms and provisions of this Agreement are governed by and will be construed under the laws of the State of Delaware, including the Delaware Act, without regard to the conflict of law principles of the State of Delaware.

(b) To the extent such action is consistent with the provisions of the 1940 Act and other applicable law, any dispute, controversy, or claim arising out of, relating to, or in connection with this Agreement, or the breach, termination, or validity thereof, or any dispute, controversy, or claim arising out of, relating to, or in connection with the Partnership, including any claims of arbitrability, shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the American Arbitration Association (“AAA”) Commercial Arbitration Rules (the “Rules”) in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the Partners. The seat of the arbitration shall be New York, New York. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq. The Partners submit to the non-exclusive jurisdiction of the State or Federal courts located in the Southern District of New York for the limited purpose of enforcing this agreement to arbitrate.

(c) The arbitration shall be conducted by three arbitrators. The Partner or Partners, initiating the arbitration, who shall be treated for purposes of this section as a single party, shall appoint one arbitrator in their demand for arbitration. The Partner or Partners named as respondents in the Demand for Arbitration, who shall be treated for purposes of this section as a single party, shall appoint one arbitrator within 30 Business Days after notice of the filing of the Demand for Arbitration is sent by the AAA. The arbitrators appointed by the parties shall, within 30 Business Days of the second appointed arbitrator, select the third arbitrator, and who shall chair the Tribunal. If any of the three arbitrators is not appointed within the time prescribed above, then the AAA shall appoint that arbitrator.

(d) The arbitration award shall be final and binding on the parties to the arbitration, and there shall be no appeal from the arbitrators’ decision except as provided by applicable law. All statutes of limitation that would otherwise be applicable shall apply to any arbitration proceeding. The right to arbitrate shall survive the termination of this Agreement. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets. The Partners submit to the non-exclusive jurisdiction of the State or Federal courts located in the Southern District of New York for purposes of enforcing the arbitration award.

(e) Without prejudice to any right to obtain emergency measures of protection as provided under the Rules, a request by a party to a court of competent jurisdiction for interim measures necessary to preserve the party’s rights, including pre-arbitration attachments or injunctions, shall not be deemed incompatible with, or a waiver of, this agreement to arbitrate.

(f) In order to facilitate the comprehensive resolution of related disputes, and upon request of any part to the arbitration proceeding, the arbitration tribunal may consolidate the arbitration proceeding with any other arbitration proceeding involving any of the parties hereto relating to this Agreement or the Partnership. The arbitration tribunal shall not consolidate such arbitrations unless it determines that (i) there are issues of fact or law common to the two proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) no party would be prejudiced as a result of such consolidation through undue delay or otherwise. In the event of different rulings on this question by the arbitration tribunal constituted hereunder and the tribunal constituted under any related agreement or another arbitration tribunal constituted under this Agreement, the ruling of the earliest constituted panel under this Agreement shall control.

(g) EACH PARTNER UNDERSTANDS THAT ARBITRATION IS FINAL AND BINDING ON THE PARTNERS AND THAT THE PARTNERS IN EXECUTING THIS AGREEMENT ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

8.6 Not for Benefit of Creditors. The provisions of this Agreement are intended only for the regulation of relations among past, existing and future Partners, their assignees and the Partnership. This Agreement is not intended for the benefit of non-Partner creditors and, except to the extent provided in Section 3.10 of this Agreement, no rights are granted to non-Partner creditors under this Agreement.

8.7 Consents. Any and all consents, agreements or approvals provided for or permitted by this Agreement (including minutes of any meeting) must be in writing and a signed copy of any such consent, agreement or approval will be filed and kept with the books of the Partnership.

8.8 Pronouns. All pronouns used in this Agreement will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person or Persons, firm or entity may require in the context in which they are used.

8.9 Confidentiality.

(a) A Limited Partner may obtain from the General Partner, upon reasonable demand for any purpose reasonably related to the Limited Partner’s Interest in the Partnership, information regarding the affairs of the Partnership as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing the information and documents to be furnished, at what time and location and at whose expense) established by the General Partner in its sole discretion.

(b) Each Limited Partner agrees in executing this Agreement that, except as required by applicable law or any regulatory body, the Limited Partner will not divulge, furnish or make accessible to any other Person the name or address (whether business, residence or mailing) of any Limited Partner (collectively, “Confidential Information”) without the prior written consent of the General Partner, which consent may be withheld in its sole discretion.

(c) Each Partner recognizes that in the event that this Section 8.9 is breached by any Partner or any of its principals, Partners, members, directors, officers, employees or agents or any of the Partner’s Affiliates, including any of the Affiliate’s principals, Partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching

Partners and the Partnership. In recognition of that irreparable injury, any non-breaching Partner may have, in addition to any and all other remedies at law or in equity to which the non-breaching Partner and the Partnership may be entitled, the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys’ fees and other litigation expenses incurred in connection with obtaining the equitable relief. If any non-breaching Partner or the Partnership (“Initiating Non-Breaching Party”) determines that any other Partner or any of that Partner’s principals, Partners, members, directors, officers, employees or agents or any of the Partner’s Affiliates, including any of the Affiliates’ principals, Partners, members, directors, officers, employees or agents, should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non-breaching Partners agrees to join the non-breaching Initiating Non-Breaching Party in pursuing injunctive relief in a court of appropriate jurisdiction.

(d) The General Partner will have the right to keep confidential from the Limited Partners, for any period of time as the General Partner deems reasonable in its sole discretion, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership or could damage the Partnership or its business or that the Partnership is required by law or by agreement with a third party to keep confidential.

8.10 Certification of Non-Foreign Status. Each Limited Partner or transferee of an Interest or a portion of an Interest from a Limited Partner who or that is admitted to the Partnership in accordance with this Agreement will certify, upon admission to the Partnership and at any other time as the General Partner may request, whether the Limited Partner or transferee is a “United States Person” within the meaning of the Code on forms to be provided by the Partnership, and will notify the Partnership within 30 days of any change in the status of the Limited Partner or transferee. Any Limited Partner or transferee who or that fails to provide certification when requested to do so by the General Partner may be treated as a non-United States Person for purposes of U.S. Federal tax withholding.

8.11 Severability. Each Partner agrees that the Partner intends that, if any provision of this Agreement is determined by a court of competent jurisdiction or regulatory authority with jurisdiction over the Partnership, the General Partner or the Adviser not to be enforceable in the manner set out in this Agreement, then the provision should be enforceable to the maximum extent possible under applicable law. If any provision of this Agreement is held to be invalid or unenforceable, the invalidation or unenforceability will not affect the validity or enforceability of any other provision of this Agreement (or portion of the provision).

8.12 Entire Agreement. This Agreement constitutes the entire agreement among the Partners pertaining to the subject matter of this Agreement and supersedes all prior agreements and understandings pertaining to that subject matter.

Notwithstanding any other provision of this Agreement, including Section 8.1, each Partner, in executing this Agreement, acknowledges and agrees that the General Partner, on its own behalf or on behalf of the Partnership, without the approval of the Limited Partners or any other Person, may enter into a written agreement or agreements with any other Partner, executed contemporaneously with the admission of the other Partner to the Partnership, affecting or modifying the terms of, or establishing rights under, this Agreement or any subscription agreement. Each Partner agrees that any terms contained in any such other agreement with another Partner will govern with respect to the other Partner notwithstanding the provisions of this Agreement or any subscription agreement, and that the Partner will have no rights in respect of those granted in favor of such other Partner.

8.13 Conflicts. The Partners acknowledge and agree that the General Partner and its Affiliates may engage in activities in which their respective interests or the interests of their clients may conflict with the interests of the Partnership or the Limited Partners, and that the resolution of such conflicts may not always be resolved by the General Partner or its Affiliates in favor of the Partnership or the Limited Partners, provided that the General Partner shall in all cases act in good faith.

8.14 Counterparts. This Agreement may be executed in several counterparts, all of which together will constitute one agreement binding on all Partners, notwithstanding that all the Partners have not signed the same counterpart.

8.15 Headings. The headings in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions of this Agreement or otherwise affect their construction or effect.

IN EXECUTING THIS AGREEMENT, EACH PARTNER ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE PRE-DISPUTE ARBITRATION CLAUSES SET OUT IN SECTION 8.5 AND THE CONFIDENTIALITY CLAUSES SET OUT IN SECTION 8.9.

The Partners have executed this Agreement as of the day and year first above written.

GENERAL PARTNER: THE ENDOWMENT FUND GP, L.P.

By:	THE ENDOWMENT FUND MANAGEMENT, LLC, as its General Partner

By:
Jeremy L. Radcliffe, Secretary

LIMITED PARTNERS:

Each Person who or that has signed, or has had signed on the Person’s behalf, a Limited Partner Signature Page, which will constitute a counterpart of this Agreement.

SCHEDULE A

HEDGE FUNDS

Artis Partners 2X (Institutional)

BDCM Partners I

Bell Point Credit Opportunities

Black River Commodity Multi-Strategy Fund

Blue Mountain Credit Alternatives Fund

Blueshift Energy Fund

CamCap Resources

CCM Small Cap Value Qualified Fund

Citadel Wellington

Contrarian Capital Fund I

Contrarian Equity Fund

Corriente China Opportunity Fund

Corriente China Opportunity Fund 2

Courage Special Situations Fund

CRC Global Structured Credit Fund

Empire Capital Partners Enhanced

Eton Park Fund

Falcon Edge Global LP

Fortelus Special Situations Fund

Halcyon European Structured Opportunities Fund

Harbinger Blue Line

Harbinger Capital Partners Fund I

Harbinger Capital Partners Fund II

Harbinger Capital Partners Special Situation Fund

Hayman Capital Partners

Healthcor LP

Highland Credit Strategies Liquidation Vehicle—Onshore

Hound Partners

Indaba Capital Partners

Ithan Creek Partners

JAT Capital Master Fund

Kenmont Onshore Fund

Kepos Alpha Fund

King Street Capital

L-R Global Partners

Magnetar Capital Fund

Middle East North Africa Opportunities Fund

Millennium USA LP

Monsoon India Inflection Fund

Monsoon India Inflection Fund II

Montrica Global Opportunities Fund

Morgan Rio

Overseas CAP Partners

OZ Asia Domestic Partners

Passport II

Penta Asia Domestic Partners

PIPE Equity Partners

Prospect Harbor Credit Partners

Providence MBS Fund

Q Funding III

Q4 Funding

Quorum Fund

Samlyn Onshore Fund

Senator Global Opportunity Fund

Silverback Arbitrage Fund

Stark Investments

Steel Partners Japan Strategic Fund

Tarpon All Equities Fund

The Raptor Private Holdings

Tiger Consumer Partners

Tocqueville Gold Partners

Tybourne

Valiant Capital Partners

Velite Energy

Viking Global Equities

EXHIBIT C

PMF Master Fund Investment Management Agreement

Execution Version

INVESTMENT MANAGEMENT AGREEMENT

THE ENDOWMENT PMF MASTER FUND, L.P.

THIS INVESTMENT MANAGEMENT AGREEMENT (“Agreement”) is made as of February 12, 2014, by and among The Endowment PMF Master Fund, L.P., a Delaware limited partnership (the “Fund”), Endowment Advisers, L.P., a Delaware limited partnership (the “Adviser”) and The Endowment Fund GP, L.P., a Delaware limited partnership (the “General Partner”).

WHEREAS, the Fund will be registered with the Securities and Exchange Commission (the “SEC”) as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended;

WHEREAS, the Fund has been formed with the objective of serving as a “liquidating vehicle” for the purpose of reducing its portfolio to cash and distributing such cash to its holders of limited partnership interests in the Fund (each, a “Partner”) as soon as reasonably practicable, as described below;

WHEREAS, the Fund desires to retain the Adviser so that it will render investment management services to the Fund in the manner and on the terms and conditions hereinafter set forth; and

WHEREAS, the Adviser is willing to render such services and/or engage others to render such services to the Fund;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed by the parties as follows:

1. Appointment. The Fund hereby appoints the Adviser to act as investment adviser and provide investment advisory services to such Fund, subject to the supervision of the Fund’s Board (the “Board”), for the period and on the terms and conditions set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services and to assume the obligations set forth in this Agreement commencing on its effective date for the compensation herein provided.

2. Responsibilities of the Adviser.

(a) The Adviser hereby undertakes and agrees, to the extent permitted by applicable laws, rules and regulatory interpretations, upon the terms and conditions herein set forth, subject to the supervision of the Fund’s Board and subject to the Fund’s investment objective, policies and limitations as a “liquidating vehicle,” as set forth in the Fund’s registration statement filed with the SEC on Form N-2 (the “Registration Statement”), and the Amended and Restated Agreement of Limited Partnership of the Fund (the “Partnership Agreement”), dated February [    ], 2014:

(i) to make disposition decisions and provide a program for the liquidation of the Fund; prepare, obtain, evaluate, and make available to the Fund research and statistical data in connection therewith; obtain and evaluate such information and advice relating to the economy, securities markets, and securities as it deems necessary or useful to liquidate the Fund as promptly as reasonably practicable; engage in or supervise the sale of investments, securities, and/or cash as well as the making of short-term, cash equivalent investments of funds held pending distribution to investors, the payment of Fund expenses or for regulatory purposes; engage in or supervise the sale of interests in unregistered investment funds and/or other investment vehicles held by the Fund (the “Investment Funds”); select brokers or dealers to execute transactions; and all of the aforementioned shall be done in material accordance with the Fund’s investment objective, policies and limitations as a “liquidating vehicle” as set forth in the Registration Statement, the Partnership Agreement, and in accordance with guidelines and directions from the Fund’s Board (which directions and guidelines shall be consistent with the Partnership Agreement) and any applicable laws and regulations;

(ii) subject to the direction and control of the Board, to assist the Fund as it may reasonably request in the conduct of the Fund’s business as a “liquidating vehicle,” including oral and written research, analysis, advice, statistical, and economic data, judgments regarding the sale of individual investments, general economic conditions and trends, determine or recommend the securities, instruments, repurchase agreements, options, and other investments (including the Investment Funds) that the Fund will sell and the time of such sales; continuously manage and supervise the liquidation of the Fund in a manner consistent with the investment objective, policies, and limitations of the Fund as a “liquidating vehicle,” as set forth in the Registration Statement, the Partnership Agreement and as may be adopted from time to time by the Board, and applicable laws and regulations; and undertake to do anything incidental to the foregoing to facilitate the liquidation of the Fund and performance of the Adviser’s obligations hereunder;

(iii) to furnish to or place at the disposal of the Fund information, evaluations, analyses, and opinions formulated or obtained by the Adviser in the discharge of its duties as the Fund may, from time to time, reasonably request, and maintain or cause to be maintained for the Fund all books, records, reports, and any other information required under the 1940 Act, to the extent that such books, records, and reports, and other information are not maintained or furnished by the custodian, transfer agent, administrator, sub-administrator, or other agent of the Fund;

(iv) to furnish to or place at the disposal of the Fund, at the expense of the Adviser, such office space, telephone, utilities, and facilities as the Fund may require for its reasonable needs and to furnish at the expense of the Adviser, clerical services related to research, statistical, and investment work;

(v) to render or make available to the Fund management and administrative assistance in connection with the operation of the Fund that shall include (a) compliance with all reasonable requests of the Fund for information, including information required in connection with the Fund’s filings with the SEC, other federal and state regulatory organizations, and self-regulatory organizations, and (b) such other services as the Adviser shall from time to time determine to be necessary or useful to the administration of the Fund; and

(vi) to pay the reasonable salaries, fees, and expenses of the Fund’s officers and employees (including the Fund’s share of payroll taxes) and any fees and expenses of the Fund’s directors (“Directors”) who are partners, directors, officers, or employees of or otherwise affiliated with the Adviser; provided, however, that the Fund, and not the Adviser, shall bear travel expenses (or an appropriate portion thereof) of Directors and officers of the Fund who are partners, directors, officers, or employees of the Adviser to the extent that such expenses relate to attendance at meetings of the Fund’s Board or any committees thereof or advisers thereto. The Adviser shall also bear all expenses arising out of its duties hereunder, including travel and other expenses related to the monitoring and sale of Investment Funds. The Adviser shall not be responsible for any expenses of the Fund other than those specifically allocated to the Adviser in this Agreement.

(b) Notwithstanding the foregoing, in no event shall the Adviser be obligated to seek a sale of (i) any Investment Fund interest in a Hedge Fund (as defined in the Partnership Agreement) prior to the five-year anniversary of the date of the contribution of assets in kind from The Endowment Master Fund, L.P. to the Fund as contemplated by the Agreement and Plan of Partnership Division (the “Partnership Division”) or (ii) any Investment Fund interest in a private equity fund prior to the ten-year anniversary of the date of the Partnership Division. Following the five-year anniversary of the Partnership Division, the Adviser shall use reasonable best efforts to promptly sell any remaining Hedge Funds (including engaging an agent to assist with such sale, and the expense of such agent shall be borne by the Fund). Following the ten-year anniversary of the Partnership Division, the Adviser shall use reasonable best efforts to promptly sell any remaining Investment Fund assets (including engaging an agent to assist with such sale, and the expense of such agent shall be borne by the Fund).

(c) In particular, but without limiting the generality of the foregoing, the Adviser shall not be responsible, except to the extent of the reasonable compensation of the Fund’s employees who are partners, directors, officers, or employees of the Adviser, for the following expenses of the Fund: all fees and expenses directly related to portfolio transactions and positions for the Fund’s account such as direct and indirect expenses associated with the Fund’s investments, including holding to liquidation or liquidating its investments in Investment Funds, and enforcing the Fund’s rights in respect of such investments; brokerage commissions; interest and fees on any borrowings by the Fund; professional fees (including without limitation expenses of investment bankers, consultants, experts and specialists); fees and expenses of outside legal counsel, including foreign legal counsel; accounting, auditing and tax preparation expenses; taxes and governmental fees (including tax preparation fees); fees and expenses of any custodian, subcustodian, transfer agent, and registrar, and any other agent of the Fund; all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions among the Adviser and any custodian or other agent engaged by the Fund; bank services fees; expenses of preparing, printing, and distributing reports, notices, other communications to Partners, and proxy materials; expenses of preparing, printing, and filing reports and other documents with government agencies; expenses of Partners’ meetings; expenses of corporate data processing and related services; Partner recordkeeping and Partner account services, fees, and disbursements; expenses relating to investor and public relations; and extraordinary expenses such as litigation expenses.

3. Use of Name. Upon receiving notice from the Adviser, the Fund will assist the Adviser to a reasonable extent in protecting the use and sublicensing of names or trademarks that the Adviser has the rights to use and sublicense.

4. Regulatory Compliance. In performing its duties hereunder, the Adviser shall in all material respects comply with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Board, and with the provisions of the Registration Statement.

5. Compensation. As compensation for the services performed and the facilities and personnel provided by the Adviser pursuant to this Agreement, beginning on the date of the Partnership Division the Fund will pay the Adviser monthly in arrears a fee, calculated on the last business day of such month at the annual rate of 0.70% of the Fund’s month-end net assets through the period ending six quarters after the date of the Partnership Division, and at an annual rate of 0.40% of the Fund’s month-end net assets for periods ending thereafter until the expiration of ten years after the date of the Partnership Division, at which point the Adviser shall no longer receive any investment management fee; provided however, that for periods following the period ending five years after the date of the Partnership Division, no investment management fee shall be charged on any Hedge Fund, with any such Hedge Funds remaining in the Fund’s portfolio at that time being excluded from the calculation of net assets for the purposes of determining the investment management fee. If the Adviser shall serve hereunder for less than the whole of any month, the fee hereunder shall be prorated according to the proportion that such period bears to the full month and shall be payable within 30 days after the end of the relevant month or the date of termination of this Agreement, as applicable. The value of the net assets of the Fund shall be determined pursuant to the applicable provisions of the Partnership Agreement, the Fund’s valuation procedures, and its Registration Statement, each as amended from time to time. If the determination of the net asset value of the Fund has been suspended for a period including the end of any month when the Adviser’s compensation is payable pursuant to this paragraph, then the Adviser’s compensation payable with respect to such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month), as adjusted by the Board in good faith. If the Fund determines the value of the net assets of its portfolio more than once in any month, then the last such determination thereof in that month shall be deemed to be the sole determination thereof in that month for the purposes of this paragraph.

6. Portfolio Transactions. In executing transactions for the Fund and selecting brokers or dealers, the Adviser shall place orders pursuant to its investment determinations for the Fund directly with the issuer, or with any broker or dealer, in accordance with applicable policies expressed in the Fund’s Registration Statement and in accordance with any applicable legal requirements. Without limiting the foregoing, the Adviser shall seek to obtain for the Fund the best execution available, considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement. Subject to the appropriate policies and procedures approved by the Fund’s Board, the Adviser may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), cause the Fund to pay a broker or dealer that provides brokerage or research services to the Adviser an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Adviser’s overall responsibilities to the Fund or its other advisory clients. To the extent authorized by Section 28(e) of the Securities Exchange Act and the Fund’s Board, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement with respect to the Fund or otherwise solely by reason of such action.

7. Proxy Voting. The Fund may delegate to the Adviser, subject to revocation at the discretion of its Board, the responsibility for voting proxies relating to the Fund’s portfolio securities pursuant to written proxy voting policies and procedures established by the Adviser.

8. Reports. The Adviser shall regularly report to the Fund’s Board on the progress of the Fund’s liquidation and the issuers and securities generally represented in the Fund’s portfolio, including reports received from the Investment Funds, and will furnish the Board such periodic and special reports as the Directors may reasonably request.

9. Not Exclusive. Nothing herein shall be construed as prohibiting the Adviser or any director, officer, partner, employee, or affiliate thereof from providing investment management or advisory services to, or entering into investment management or advisory agreements with, other clients (including other registered investment companies), including clients which may from time to time purchase and/or sell securities of issuers in which the Fund invests, or from utilizing (in providing such services) information furnished to the Adviser by advisors and consultants to the Fund and others; provided however, that the Adviser will undertake no activities that, in its judgment, will adversely affect the performance of its obligations under this Agreement.

10. Conflicts of Interest. Whenever the Fund and one or more other accounts or investment companies managed or advised by the Adviser or an affiliate of the Adviser (an “Adviser Affiliate”) have opportunities to sell securities, such opportunities shall be allocated in accordance with procedures approved by the Fund’s Board and believed by the Adviser to be equitable. The Fund recognizes that in some cases this procedure may adversely affect the size of the position that may be disposed of by the Fund. In addition, the Fund acknowledges that any partner, director, or officer of, or persons employed by, the Adviser or an Adviser Affiliate, who may also be a general partner, partner, director, or officer of, or person employed by, the Fund, to assist in the performance of the Adviser’s duties hereunder will not devote his or her full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Adviser or any Adviser Affiliate to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

11. Independent Contractor. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Fund’s Board from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed its agent.

12. Liability. The Adviser may rely on information reasonably believed by it to be accurate and reliable, including but not limited to, any information or report from the Investment Funds, and shall give the Fund the benefit of its best judgment and effort in rendering services hereunder. The provisions of Section 3.9(a) of the Partnership Agreement shall apply mutatis mutandis to the Adviser and each Adviser Affiliate, and each of their partners, members, directors, officers, and employees and any of their affiliated persons, executors, heirs, assigns, successors, or other legal representatives, to provide for exculpation with respect to services provided to the Fund under this Agreement, in accordance with the terms and conditions of such Section 3.9(a). Any person, even though also employed by the Adviser, who may be or become an employee of the Fund and paid by the Fund shall be deemed, when acting within the scope of his employment by the Fund, to be acting in such employment solely for the Fund and not as an employee or agent of the Adviser.

13. Indemnification. The provisions of Section 3.10 of the Partnership Agreement shall apply mutatis mutandis to provide for indemnification by the Fund of the Adviser and any Adviser Affiliate, and each of their partners, members, directors, officers, and employees and any of their affiliated persons, executors, heirs, assigns, successors, or other legal representatives (each of which or whom shall be an “indemnitee” under such Section 3.10), in accordance with the terms and conditions of such Section 3.10.

14. Term of Agreement; Termination. This Agreement shall remain in effect with respect to the Fund until February 10, 2016, and shall continue in effect year to year thereafter, but only so long as such continuance is specifically approved at least annually by the affirmative vote of: (i) a majority of the members of the Fund’s Board who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval; and (ii) a majority of the Fund’s Board or the holders of a majority of the outstanding voting securities of the Fund. This Agreement may nevertheless be terminated at any time without penalty, on 60 days’ written notice, by (a) a majority of the members of the Fund’s Board who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any party to this Agreement, (b) vote of holders of a majority of the outstanding voting securities of the Fund or (c) by the Adviser; provided, however, that a majority of the independent Directors of the Fund must approve any unilateral termination of this Agreement by the Adviser. Upon the termination of this Agreement, the Adviser shall cause any associated person of the Adviser then serving on the Board to resign from the Board. Any notice to a Fund or the Adviser shall be deemed given when received by the addressee.

15. Assignment. This Agreement may not be transferred, assigned, sold, or in any manner hypothecated or pledged by either party hereto, except as permitted under the 1940 Act or rules and regulations adopted thereunder. This Agreement shall automatically be terminated in the event of its assignment.

16. Amendment. This Agreement may be amended only by the written agreement of the parties whose rights are affected by the amendment, provided that any amendment that would increase the compensation to the Adviser hereunder shall require approval of the Fund’s Board and Minimum Limited Partner Approval (as defined in the Partnership Agreement). Any amendment shall be required to be approved by the Fund’s Board and by a majority of its independent Directors in accordance with the provisions of Section 15(c) of the 1940 Act and the rules and regulations adopted thereunder. If required by the 1940 Act, any material amendment shall also be required to be approved by such vote of Partners of the Fund as is required by the 1940 Act and the rules thereunder.

17. Conflicts of Laws. This Agreement shall be construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act. As used herein, the terms “interested person,” “assignment,” and “vote of a majority of the outstanding voting securities” shall have the meanings set forth in the 1940 Act.

18. Management of Subsidiaries. If the Fund’s Board determines that it is in the best interests of the Fund and its Partners to carry on all or part of the business of the Fund through one or more subsidiaries, the Board may cause the substantive terms of this Agreement to apply to the management of any such subsidiary or subsidiaries.

19. Fund Obligations. This Agreement is made by the Fund and executed on behalf of the Fund by an officer of the Fund, and the obligations created hereby are not binding on the General Partner, nor any of the Partners, Directors, officers, employees, or agents, whether past, present, or future, of the Fund individually, but bind only the assets and property of the Fund.

20. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

21. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

22. Supersedes Other Agreements. This Agreement supersedes all prior investment advisory, management, and/or administration agreements in effect between the Fund and the Adviser.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement by their officers thereunto duly authorized as of the day and year first written above.

THE ENDOWMENT PMF MASTER FUND, L.P.

By:
Jeremy L. Radcliffe, Secretary

ENDOWMENT ADVISERS, L.P.

By: Endowment Fund Management, LLC, its general partner

By:
Jeremy L. Radcliffe, Authorized Person

THE ENDOWMENT FUND GP, L.P.

By: Endowment Fund Management, LLC, its general partner

By:
Jeremy L. Radcliffe, Authorized Person

EXHIBIT D

Plan of Partnership Division

As Adopted February 18, 2014

PLAN OF PARTNERSHIP DIVISION

THIS PLAN PARTNERSHIP DIVISION (“Plan”) is made by The Endowment Master Fund, L.P., a Delaware limited partnership (“Legacy Master Fund”) that is registered with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940, as amended (“1940 Act”), with respect to itself and its Legacy Feeder Funds (as defined below).

R E C I T A L S

WHEREAS, The Endowment Registered Fund, L.P., a Delaware limited partnership (“Legacy Fund”), The Endowment TEI Fund, L.P., a Delaware limited partnership (“Legacy TEI Fund”), The Endowment Institutional Fund, L.P. (“Legacy Institutional Fund”) and The Endowment Institutional TEI Fund W, L.P. (“Legacy Institutional TEI Fund,” together with Legacy Fund, Legacy TEI Fund and Legacy Institutional Fund, the “Legacy Registered Feeder Funds”), each invest, directly or indirectly, in Legacy Master Fund in a master-feeder structure;

WHEREAS, The Endowment (Domestic) Fund, L.P. (“Legacy Private Fund”), The Endowment (Exempt) Fund II, L.P. (“Legacy Private (Exempt) Fund”), The Endowment (Domestic QP) Fund, L.P. (“Legacy Private QP Fund”), The Endowment (Exempt QP) Fund II, L.P. (“Legacy Private (Exempt) QP Fund”), and The Endowment International Fund, Ltd. (“Legacy International Fund”) (sometimes referred to together as the “Legacy Private Feeder Funds”) (Legacy Registered Feeder Funds and Legacy Private Feeder Fund being referred to together as the “Legacy Feeder Funds”) each invest, directly or indirectly, in Legacy Master Fund in a master-feeder fund structure;

WHEREAS, The Endowment TEI Fund, Ltd., a Cayman Islands exempted company (“Legacy Offshore Fund”), The Endowment Institutional TEI Fund W, Ltd. (“Legacy Institutional Offshore Fund”), The Endowment (Offshore) Fund, Ltd. (“Legacy Private Offshore Fund”) and The Endowment (Offshore QP) Fund, Ltd. (“Legacy Private Offshore QP Fund”) (together, the “Legacy Offshore Blocker Funds”) provide the means for certain of the Legacy Feeder Funds to invest indirectly in the Legacy Master Fund;

WHEREAS, Legacy Master Fund invests in a portfolio of privately offered investment funds (the “Portfolio Funds”);

WHEREAS, the Legacy Master Fund’s board of directors (“Board,” and the members thereof, “Directors”), including its Directors who are not “interested persons” (as that term is defined in the 1940 Act) of the Legacy Master Fund and of the Legacy Registered Feeder Funds, has unanimously determined to transfer an approximately pro rata portion of its interests in the Portfolio Funds pursuant to transfer agreements with such Portfolio Funds, as applicable (“Portfolio Fund Transfer Agreements”) to a new Delaware limited partnership, The Endowment PMF Master Fund, L.P. (“PMF Master Fund”) that will serve as the master fund for a new master-feeder structure which will passively manage its investments in the Portfolio Funds in a manner intended to liquidate such investments (the “Partnership Division”);

WHEREAS, in connection with the Partnership Division, the Legacy Feeder Funds will conduct tender offers (the “Tender Offers”) providing their investors with the opportunity to tender their interests in the Legacy Feeder Funds in exchange for interests in PMF Fund, L.P., a Delaware limited partnership (“PMF Fund”), PMF TEI Fund, L.P., a Delaware limited partnership (“PMF TEI Fund”) and PMF International Fund, Ltd. (“PMF International Fund”) (together, the “PMF Feeder Funds”), which will be feeder funds investing directly or indirectly in PMF Master Fund in a master-feeder fund structure;

WHEREAS, PMF TEI (Offshore) Fund, Ltd., a Cayman Islands exempted company (“PMF Offshore Blocker Fund”) will provide the means for PMF TEI Fund to invest indirectly in PMF Master Fund;

WHEREAS, Legacy Offshore Blocker Funds, PMF Offshore Blocker Fund, Legacy International Fund and PMF International Fund are classified as corporations for U.S. federal income tax purposes, and each of the other Funds is classified as a partnership for U.S. federal income tax purposes; and,

WHEREAS, pursuant to the Partnership Division, PMF Master Fund’s investment portfolio will be an approximately pro-rata portion of Legacy Master Fund’s investment portfolio as of the Valuation Date, such that investors tendering their interests in Legacy Feeder Funds will receive PMF Feeder Fund shares, and investors tendering their shares in Legacy International Fund will receive PMF International Fund shares, that represent an ownership interest in approximately the same underlying portfolio of investments represented by the tendered interests immediately prior to the effective date of the Partnership Division.

Based on the foregoing, the Board has unanimously adopted this Plan.

Section 1. Tender Offers

(a) The Legacy Feeder Funds will offer to repurchase interests tendered by their investors in response to the Tender Offers. Proceeds for tendered interests will be paid in-kind with tendering investors receiving 100% of their repurchase proceeds in shares of PMF Feeder Funds. Shares of PMF Fund will only be available to investors of Legacy Fund, Legacy Institutional Fund, Legacy Private Fund and Legacy Private QP Fund that tender their interests in response to the applicable Tender Offer. Shares of PMF TEI Fund will only be available to investors of Legacy TEI Fund, Legacy Institutional TEI Fund, Legacy Private (Exempt) Fund and Legacy Private (Exempt) QP Fund that tender their interests in response to the applicable Tender Offer.

(b) Legacy International Fund (all of the investors of which are non-U.S. persons) will offer to repurchase interests tendered by its investors in response to the Tender Offers. Proceeds for tendered interests will be paid in-kind with tendering investors receiving 100% of their repurchase proceeds in shares of PMF International Fund. Shares of PMF International Fund are only available to investors of Legacy International Fund that tender their interests in response to the applicable Tender Offer.

Section 2. Partnership Division

In furtherance of the Plan, the Funds shall carry out the following actions:

(a) Legacy Master Fund shall arrange and undertake an approximately pro rata division of its investments in Portfolio Funds and cash whereby Legacy Master Fund shall contribute to PMF Master Fund, in exchange for PMF Master Fund interests, that portion of the interests in the Portfolio Funds and cash corresponding to the value of the Legacy Feeder Fund interests tendered by investors in response to the Tender Offers, (such Portfolio Fund Interests and cash, collectively, the “Transferred Portfolio Fund Interests”).

(b) Legacy Master Fund shall distribute the PMF Master Fund interests to Legacy Fund, Legacy Offshore Fund, Legacy Institutional Fund, Legacy Institutional Offshore Fund, Legacy Private Fund, Legacy Private QP Fund, Legacy Private Offshore Fund, Legacy Private Offshore QP Fund and Legacy International Fund, respectively, in proportion to the value of Legacy Fund, Legacy Offshore Fund, Legacy Institutional Fund, Legacy Institutional Offshore Fund, Legacy Private Fund, Legacy Private QP Fund, Legacy Private Offshore Fund, Legacy Private Offshore QP Fund and Legacy International Fund interests tendered by investors in response to the Tender Offers.

(c) Legacy Fund, Legacy Institutional Fund, Legacy Private Fund and Legacy Private QP Fund shall contribute PMF Master Fund interests received under Section 2(b) to PMF Fund in exchange for PMF Fund shares, and Legacy Fund, Legacy Institutional Fund, Legacy Private Fund and Legacy Private QP Fund shall distribute such PMF Fund shares to their respective investors tendering their interests pursuant to the Tender Offers in proportion to the value of the interests tendered by the tendering investors.

(d) Legacy International Fund shall contribute PMF Master Fund interests received under Section 2(b) to PMF International Fund in exchange for PMF International Fund shares, and Legacy International Fund shall distribute such PMF International Fund shares to Legacy International Fund investors tendering their interests pursuant to the Tender Offers in proportion to the value of Legacy International Fund interests tendered by the tendering investors.

(e) Legacy Offshore Fund, Legacy Institutional Offshore Fund, Legacy Private Offshore Fund and Legacy Private Offshore QP Fund shall contribute PMF Master Fund interests received under Section 2(b) to PMF Offshore Fund in exchange for PMF Offshore Fund shares.

(f) Legacy Offshore Fund shall distribute PMF Offshore Fund shares to Legacy TEI Fund; Legacy Institutional Offshore Fund shall distribute PMF Offshore Fund shares to Legacy Institutional TEI Fund; Legacy Private Offshore Fund shall distribute PMF Offshore Fund shares to Legacy Private (Exempt) Fund; and Legacy Private Offshore QP Fund shall distribute PMF Offshore Fund shares to Legacy Private (Exempt) QP Fund.

(g) Legacy TEI Fund, Legacy Institutional TEI Fund, Legacy Private (Exempt) Fund and Legacy Private (Exempt) QP Fund shall contribute their PMF Offshore Fund shares to PMF TEI Fund in exchange for PMF TEI Fund shares, and Legacy TEI Fund, Legacy Institutional

TEI Fund, Legacy Private (Exempt) Fund and Legacy Private (Exempt) QP Fund shall distribute such PMF TEI Fund shares to their respective investors tendering their interests pursuant to the Tender Offers in proportion to the value of the interests tendered by the tendering investors.

(h) Share Ledgers. The issuance of shares in PMF Fund, PMF TEI Fund and PMF International Fund shall be accomplished by the opening of shareholder accounts on the respective share ledger records of PMF Fund, PMF TEI Fund and PMF International Fund in the amounts due to the tendering investors based on their respective holdings in the Legacy Feeder Funds.

Section 3. Tax Treatment

(a) Upon undertaking the steps described in Section 2(a) and (b) above, Legacy Master Fund is intended to be treated as dividing into two partnerships. The step described in Section 2(a) above is intended to be tax-free under Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”). The step described in Section 2(b) — Legacy Master Fund’s distribution of PMF Master Fund interests in kind to the Legacy Feeder Funds — is intended be tax-free under Code Section 731. See Section 731(c)(2)(B)(v) and Treas. Reg. § 1.731-2(c)(3).

(b) Upon undertaking the steps described in Section 2(c) above, Legacy Fund, Legacy Institutional Fund, Legacy Private Fund and Legacy Private QP Fund will be treated as making contributions to PMF Fund that are intended to be tax-free under Section 721, followed by distributions of PMF Fund shares that are intended to be tax-free under Code Section 731.

(c) The step described in Section 2(d) above will be considered a contribution by Legacy International Fund to the capital of PMF International Fund, which is intended to be tax-free under Code Section 351 (or under Section 368 if all of the Legacy International Fund investors tender their interests).

(d) The step described in Section 2(e) above will be considered a contribution by Legacy Offshore Fund, Legacy Institutional Offshore Fund, Legacy Private Offshore Fund and Legacy Private Offshore QP Fund to the capital of PMF Offshore Fund, which is intended to be tax-free under Code Section 351.

(e) Upon undertaking the step described in Section 2(f) above, Legacy Offshore Fund, Legacy Institutional Offshore Fund, Legacy Private Offshore Fund and Legacy Private Offshore QP Fund are expected to recognize gain, if any, but not loss, on this distribution under Code Section 311(b). Because Legacy Offshore Fund, Legacy Institutional Offshore Fund, Legacy Private Offshore Fund and Legacy Private Offshore QP Fund are controlled foreign corporations wholly owned by Legacy TEI Fund, Legacy Institutional TEI Fund, Legacy Private (Exempt) Fund and Legacy Private (Exempt) QP Fund, respectively, such gain will be attributed to Legacy TEI Fund, Legacy Institutional TEI Fund, Legacy Private (Exempt) Fund and Legacy Private (Exempt) QP Fund and allocated to their respective investors, which are tax-exempt entities.

(f) Upon undertaking the steps described in Section 2(g) above, Legacy TEI Fund, Legacy Institutional TEI Fund, Legacy Private (Exempt) Fund and Legacy Private (Exempt) QP Fund will be treated as making contributions to PMF TEI Fund that are intended to be tax-free under Section 721, followed by distributions of PMF TEI Fund shares that are intended to be tax-free under Code Section 731.

Section 4. Intention of the Partnership Division

For purposes of the Partnership Division, it is intended that:

(a) Fair Value of Interests. The fair value of the PMF Fund shares, PMF TEI Fund shares or PMF International Fund shares received by an investor in a Legacy Feeder Fund will be approximately equal to the fair value of the Legacy Feeder Fund interest constructively surrendered in exchange therefor;

(b) Ownership of Fund Shares. Immediately following consummation of the Partnership Division, the applicable investors will own all the PMF Fund shares, PMF TEI Fund shares and PMF International Fund shares and will own such shares solely by reason of their ownership of Legacy Feeder Fund interests immediately before the Partnership Division. Investment Portfolio. The Transferred Portfolio Fund Interests will represent, as nearly as practicable, pro rata ownership interests in the same Portfolio Funds as were held by Legacy Master Fund prior to the Partnership Division.

Section 5. Termination, Postponement and Amendment.

(a) Notwithstanding anything contained in this Plan to the contrary, this Plan may be terminated and the Partnership Division abandoned under conditions set forth in the Tender Offers.

(b) In the event of termination of this Plan, the same shall become void and have no further effect, and there shall not be any liability on the part of any Fund or persons who are its directors, officers, agents or shareholders in respect of this Plan.

(c) If any order or orders of the SEC with respect to this Plan shall be issued prior to the Partnership Division and shall impose any terms or conditions which are determined by action of the Board to be acceptable, such terms and conditions shall be binding as if a part of this Plan.

(d) To the extent not inconsistent with conditions set forth in the Tender Offers, the Board may authorize variations from, or amendments of, the provisions of this Plan that it deems necessary or appropriate to effect the Partnership Division.

Execution Version

SCHEDULES

for

PURCHASE AND SALE AGREEMENT

by and among

PMF FUND, L.P.,

PMF TEI FUND, L.P.,

PMF TEI (OFFSHORE) FUND, LTD.,

PMF INTERNATIONAL FUND, LTD.,

ENDOWMENT ADVISERS, L.P.,

THE ENDOWMENT MASTER FUND, L.P.,

THE ENDOWMENT PMF MASTER FUND, L.P.

and

HARBOURVEST—ORIGAMI STRUCTURED SOLUTIONS L.P.

Dated as of February 19, 2014

The following documents constitute the Schedules contemplated in above-referenced Purchase and Sale Agreement (“Agreement”). Except as otherwise limited herein or in the Agreement, all information and disclosure contained herein is provided as of the date of the Agreement and as of the Closing Date and the accuracy of such information and disclosure is confirmed only as of such dates and not at any time thereafter. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

The information disclosed in these Schedules is intended to qualify the representations, warranties and covenants contained in the Agreement and shall not be deemed to expand in any way the scope or effect of any such representation, warranty and covenant. Nothing in these Schedules constitutes an admission of any liability or obligation of the Sellers, the Endowment Fund, the PMF Master Fund or the Adviser to any third person, or an admission to any third person against the interests of any of such Parties. Descriptions of, or references to, particular contracts, agreements, notices or similar documents herein are qualified in their entirety by reference to such contracts, agreements, notices or similar documents.

The inclusion of any information in these Schedules shall not be (a) deemed an admission or acknowledgment, solely by virtue of the inclusion of such information herein, that such information is (i) required to be included herein, (ii) material to such Parties or (iii) required to be disclosed or used as a basis for interpreting the terms “material,” “materially,” “materiality,” “Material Adverse Effect” or any word or phrase of similar import, (b) construed to define further the meaning of such terms for purposes of the Agreement or (c) deemed to be a representation that all similar or dissimilar non-material items have been included, nor shall any inclusion in these Schedules be used in any dispute or controversy among any of the Parties to determine whether any obligation, item or matter (whether or not included in these Schedules or described in the Agreement) is or is not material for purposes of the Agreement. The disclosure in these Schedules relating to a possible breach or violation of any agreement, instrument or laws shall not be construed as an admission or indication that any such breach or violation exists or has actually occurred. The specification of any dollar amount in these Schedules is not intended, and shall not be deemed, to be an admission or acknowledgment of the materiality of such amounts or items, nor shall the same be used in any controversy among the Parties to determine whether any obligation, item or matter (whether or not included in these Schedules or described in the Agreement) is or is not material for purposes of the Agreement.

Disclosure of any item in any section of these Schedules shall serve to qualify the correspondingly numbered representation and warranty or covenant in the Agreement to the extent specified therein and any other representation and warranty or covenant to the extent the applicability of such disclosure to such other representation and warranty or covenant is reasonably apparent on its face to the reader.

Schedule 1.1

[see attached]

Schedule 1.1

Purchase Price Formula

“Purchase Price” shall be an amount in cash equal to the sum of the Feeder Purchase Price for each Seller, calculated in accordance with the following pricing formula.1

“Participating Partners” means the limited partners and other holders of equity interests of each Seller who elect to participate in the PMF Tender Offer.

Step 1: “Feeder Purchase Price” for each Seller is determined as follows:

Feeder Purchase Price shall be an amount in cash equal to (a) the Base Value multiplied by the sum of (i) the Price, minus (ii) the Asset Value Adjustment minus (iii) the Transaction Expense Adjustment; minus (b) the Distribution Amount

Note: The Base Value and Distribution Amount are dollar amounts and the Price, Asset Value Adjustment and Transaction Expense Adjustment are each expressed as a percentage of Base Value

Step 2: “Base Value” for each Seller is determined as follows:

Base Value shall be an amount in cash equal to the sum of (a) the Net Asset Values as of September 30, 2013 attributable to the Participating Partners of each Endowment Fund related to each Seller2 minus (a) the Adjusted Tenders

•	Net Asset Values as of September 30, 2013 shall be an amount in cash equal to the aggregate net asset values as of September 30, 2013 attributable to the Participating Partners of each Endowment Feeder Fund related to each Seller[3]

•	Adjusted Tenders shall be an amount in cash equal to the sum of (a) the aggregate proceeds that were paid to the Participating Partners of the Endowment Feeder Funds related to each Seller by the Endowment Fund in connection with the tender offer dated December 31, 2013 (“Participant Proceeds”), plus (b) the product of (i) $8,590,121 and (ii) the quotient of (A) Participant Proceeds divided by $651,133,956.

Step 3: “Price” is 87.0%

Step 4: “Asset Value Adjustment” for each Seller is determined as follows:

Asset Value Adjustment shall be expressed as a percentage equal to the sum of (a) the Endowment Feeder Fund Expenses minus the Non-Portfolio Assets Value Change divided by (b) the Base Value

[1]	Capitalized terms used but not defined in this Schedule shall have the meanings ascribed thereto in the Agreement
[2]	See Appendix A attached hereto
[3]	Note: Attribution to Participating Partners is based on an aggregation of expenses applicable to the Endowment Feeder Funds and a downward adjustment to reflect each Partner Participant’s respective share of the total net asset value of the Endowment Fund as of September 30, 2013
[4]	Includes any fees allocated to the Endowment Feeder Fund by the Endowment Fund (including legal fees and expenses of

•	Endowment Feeder Fund Expenses shall be an amount in cash equal to the aggregate amount of all fees and expenses paid by the Endowment Feeder Funds[4] attributable to the Participating Partners of the Endowment Feeder Funds related to each Seller for the period between September 30, 2013 and the Effective Date with respect to all fees other than legal fees for counsel to the Endowment Fund and its affiliates, which legal fees shall be calculated as all legal fees that have accrued from September 30, 2013 through April 21, 2014 (or July 21, 2014 if the Partnership Division Date occurs on June 30, 2014)[5]

Fees and expenses attributable to the Participating Partners means the sum of total fees and expenses paid by the Endowment Feeder Funds between September 30, 2013 and the Effective Date, adjusted on a pro rata basis to reflect the percentage of total Endowment Fund net asset value held by Participating Partners on September 30, 2013.

•	Non-Portfolio Assets Value Change shall be an amount in cash equal to the share attributable to the Participating Partners of the Endowment Feeder Funds related to each Seller of the difference between the sum of (a) the aggregate Non-Portfolio Assets as of the Effective Date[6] minus (b) the aggregate Non-Portfolio Assets as of September 30, 2013. The portion of this difference attributable to Participating Partners shall be calculated on a pro rata basis based on the percentage of total Endowment Fund net asset value held by Participating Partners on September 30, 2013. For the avoidance of doubt, differences in Non-Portfolio Assets as of September 30, 2013 and the Effective Date attributable to cash or non-portfolio assets relating to distributions from or commitments to the Investment Funds[7] shall not be included in this amount, nor shall changes relating to funds disbursed in conjunction with the Endowment Fund tender offer dated December 31, 2013

•	Non-Portfolio Assets shall be an amount in cash equal to the value of all assets, other than Investment Funds but including cash and cash equivalents, held by the Endowment Fund as of the date of determination.

Step 5: “Transaction Expense Adjustment” is determined as follows:

Transaction Expense Adjustment shall be expressed as a percentage equal to the sum of (a) the aggregate amount of reasonable legal expenses incurred by the Buyer and its owners in connection with negotiating and structuring the Tender Offers (including in relation to obtaining financing), divided by (b) the Base Value

Step 6: “Distribution Amount” for each Seller is determined as follows:

Distribution Amount shall be an amount in cash equal to the total distributions of excess cash made by the applicable Seller to the Participating Partners in conjunction with the PMF Tender Offer.

Note: Appendix B attached hereto provides certain underlying and supporting values and calculations applicable to the Purchase Price formula.

K&L Gates LLP that have accrued through the Effective Date).

[5]	Note: Expenses are aggregated and multiplied by each Participating Partner’s respective percentage of the net asset value of the Endowment Fund as of September 30, 2013
[6]	“Effective Date” means the effective date of the transfer of the Endowment Feeder Funds’ ownership interests pursuant to the Endowment Fund Tender Offers (which shall be either March 31, 2014 or June 30, 2014, as applicable)
[7]	“Investment Funds” has the meaning ascribed thereto in the Private Placement Memorandum included in the Tender Offer documents

The following sample calculation is provided for illustrative purposes only:

Feeder Purchase Price calculation for Domestic Fund:

Assume September 30, 2013 NAV Attributable to Participating Partners of the Domestic Fund as follows:

PMF Fund, L.P.: $500,000,000

PMF TEI Fund, L.P.: $500,000,000

PMF TEI (Offshore) Fund, Ltd.: $10,000,000

Assume the following proceeds received by Participating Partners in the tender offer dated December 31, 2013:

PMF Fund L.P.: $100,000,000

PMF TEI Fund, L.P.: $125,000,000

PMF TEI (Offshore) Fund, Ltd.: $800,000

Assume the following expenses and adjustments attributable to the Participating Partners’ shares in their respective Endowment Feeder Funds:

Non-Portfolio Assets Value Change: $5,000,000

Endowment Fund Feeder Expenses: $13,500,000

Legal Expenses incurred by Buyer: $4,000,000

Net Asset Values as of September 30, 2013 = ($500,000,000 + $500,000,000 + $10,000,000) = $1,010,000,000

Adjusted Tenders = $225,800,000 + (($225,800,000 / $651,133,956) * $8,590,121) = $228,778,879

Base Value = $1,010,000,000 - $228,778,879 = $781,221,121

Price = 87%

Asset Value Adjustment = ($13,500,000 - $5,000,000) / $781,221,121 = 1.088%

Legal Expense = $4,000,000

Transaction Expense Adjustment = $4,000,000 / $781,221,121 = 0.5120%

Distribution Amount = $5,000,000

Purchase Price = $781,221,121 * (87% - 1.088% - .5120%) - $5,000,000 = $662,162,837

Appendix A

Seller and Corresponding Endowment Feeder Funds

Seller	Endowment Feeder Fund
PMF Fund, L.P.	The Endowment Registered Fund, L.P.

The Endowment Institutional Fund, L.P.

The Endowment (Domestic QP) Fund II, L.P.
The Endowment (Domestic) Fund, L.P.
PMF TEI Fund, L.P.	The Endowment TEI Fund, L.P.

The Endowment Institutional TEI Fund W, L.P.

The Endowment (Exempt) Fund II, L.P.
The Endowment (Exempt QP) Fund II, L.P.
PMF TEI (Offshore) Fund, Ltd.	The Endowment International Fund, Ltd.

Appendix B

[See attached excel sheet]

Closing Schedule–Purchase Price Calculation

Purchase Price	W1 + W2 + W3
Total Endowment Fund September 30, 2013 NAV		A
Total Endowment Fund Q4 Tender Amount	$651,133,956	B
Total Impact on Buying Group of Tenders from Investment Fund Dist.	$8,590,121	C
Price	87%	D
Aggregate Endowment Feeder Fund Expenses (9/30 - Effective Date)		E
Buying Group Legal Expenses		F
Closing PMF Cash Distribution of Excess Cash		G
Change in Non-Portfolio Assets		H

PMF Fund, L.P. Purchase Price
Total PMF Fund, L.P. Participating Partner September 30, NAV	I1	K1
Adjusted Tender Amount	J1 + (J1/B) * C	L1
PMF Fund, L.P Base Value	K - L	Ml
PMF Fund, L.P. Participating Partner Share of Endowment Fund 9/30 NAV	J1/A	Nl
PMF Fund, L.P. Participating Partner Share of Participating Partners	I1/(I1 + I2 + I3)	O1
Share of Change in Non-Portfolio Assets	H * Nl	P1
Share of Aggregate Endowment Feeder Fund Expenses	E * Nl	Q1
Share of Buying Group Legal Expenses	F * O1	Rl
Asset Value Adjustment	(Ql - P1)/Ml	Tl
Transaction Expense Adjustment	(R1)/M1	Ul
Distribution	G * O1	V1
Feeder Purchase Price	Ml * (D - Tl - U1) - V1	Wl

PMF TEI Fund, L.P. Purchase Price
Total TEI Fund, L.P. Participating Partner September 30, NAV	I2	K2
Adjusted Tender Amount	J2 + (J2/B) * C	L2
PMF TEI Fund, LP Base Value	K - L	M2
Participating Partner Share of Endowment Fund 9/30 NAV	I2/A	N2
PMF TEI Fund, L.P. Participating Partner Share of Participating Partners	I2/(I1 + I2 + I3)	O2
Share of Change in Non-Portfolio Assets	H * N2	P2
Share of Aggregate Endowment Feeder Fund Expenses	E * N2	Q2
Share of Buying Group Legal Expenses	F * O2	R2
Asset Value Adjustment	(Q2 - P2)/M2	T2
Transaction Expense Adjustment	(R2)/M2	U2
Distribution	G * O2	V2
Feeder Purchase Price	M2 * (D - T2 - U2) - V2	W2

PMF TEI (Offshore) Fund, Ltd. Purchase Price
Total PMF Fund, L.P. Participating Partner September 30, NAV	I3	K3
Adjusted Tender Amount	J3 + (J3/B) * C	L3
PMF TEI (Offshore) Fund, Ltd. Base Value	K - L	M3
Participating Partner Share of Endowment Fund 9/30 NAV	I3/A	N3
PMF TEI (Offshore) Fund, Ltd. Participating Partner Share of Participating Partners	I3/(I1+I2 + I3)	O3
Share of Change in Non-Portfolio Assets	H * N3	P3
Share of Aggregate Endowment Feeder Fund Expenses	E * N3	Q3
Share of Buying Group Legal Expenses	F * O3	R3
Asset Value Adjustment	(Q3-P3)/M3	T3
Transaction Expense Adjustment	(R3)/M3	U3
Distribution	G * O3	V3
Feeder Purchase Price	M3 * (D - T3 - U3) - V3	W3

PMF Fund, L.P. Account Number	9/30 NAV		Q4 Tender Proceeds

[Insert redacted Participating Partner accts here]
Total		I1		J1

PMF TEI Fund, L.P. Account Number	9/30 NAV		Q4 Tender Proceeds

[Insert redacted Participating Partner accts here]
Total		I2		J2

PMF TEI (Offshare) Fund, Ltd. Account Number	9/30 NAV		Q4 Tender Proceeds

[Insert redacted Participating Partner accts here]
Total		I3		J3

Schedule 2.4

Form of Master Feeder Agreement

MASTER / FEEDER

AGREEMENT

BETWEEN

THE ENDOWMENT PMF MASTER FUND, L.P.

AND

HARBOURVEST—ORIGAMI STRUCTURED SOLUTIONS L.P.

dated as of

[            ], 2014

AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into as of the [    ] day of [            ], 2014, by and among HarbourVest – Origami Structured Solutions L.P. (the “Feeder Fund”) a Delaware limited partnership, The Endowment PMF Master Fund, L.P. (the “Master Fund”), a Delaware limited partnership and Endowment Advisers, L.P. (“Adviser”), a Delaware limited partnership (solely for the purposes of agreeing to Sections 4.1, 4.2 and 4.4).

WITNESSETH

WHEREAS, the Master Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”) as a non-diversified, closed-end management investment company;

WHEREAS, the Feeder Fund desires to pursue its investment objective holding limited partner interests in the Master Fund (the “Interests”) on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES

Sec. 1.1 Feeder Fund. The Feeder Fund represents and warrants to the Master Fund that:

(a) 1940 Act Registration. The Feeder Fund is not required to register as an investment company under the 1940 Act.

(b) 1933 Act Registration. The Feeder Fund will not register, nor take actions that would result in a requirement to register, its limited partnership interests under the Securities Act of 1933, as amended (the “1933 Act”).

(c) Registration Statement. The Feeder Fund has reviewed the Master Fund’s most recent registration statement on Form N-2, as filed with the Securities and Exchange Commission (the “SEC”). For the avoidance of doubt, the Feeder Fund has no responsibility for such Form N-2, and shall have no liability with respect to any claims thereunder or relating thereto.

Sec. 1.2 Master Fund. The Master Fund represents and warrants to the Feeder Fund that:(a) Organization. The Master Fund is a Delaware limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Master Fund has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.

(b) 1940 Act Registration. The Master Fund is duly registered under the 1940 Act as a closed-end, non-diversified, management investment company and such registration is in full force and effect.

(c) SEC Filings; Securities Exemptions. The Master Fund has duly filed all forms, reports and other documents (collectively, the “SEC Filings”) required to be filed with the SEC under the 1933 Act, the Securities Exchange Act of 1934 (the “1934 Act”) and the 1940 Act, and the rules and regulations thereunder, (collectively, the “Securities Laws”). The Interests are not required to be registered under the 1933 Act, because the Interests are offered solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. In addition, Interests are either noticed or qualified for sale or exempt from notice or qualification requirements under applicable securities laws in those states and other jurisdictions in which Interests are offered and sold. All SEC Filings relating to the Master Fund comply in all material respects with the requirements of the applicable Securities Laws and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) No Approval. No meeting of, or consent by, holders of Interests (as defined below) of the Master Fund is necessary to approve the holding of Interests by the Feeder Fund.

(e) Transfer of Beneficial Interest. As reflected in that certain Purchase and Sale Agreement among the Feeder Fund, the Master Fund and certain other parties, including certain other investors in the Master Fund dated as of the date hereof (The “Purchase and Sale Agreement”), the approval of the transfer of Interests to the Feeder Fund from such other investors in the Master Fund, in recognition of the investment in the Master Fund by the Feeder Fund of substantially all of the Feeder Fund’s assets, has been duly authorized by all necessary action on the part of the Board of Directors of the Master Fund. When so transferred in accordance with the terms of the Purchase and Sale Agreement and this Agreement, the Interests will be validly issued, fully paid and non-assessable.

(f) Tax Status. The Master Fund is taxable as a partnership for federal income tax purposes under the Internal Revenue Code of 1986, as amended.

(g) Taxable and Fiscal Year. The taxable year-end and fiscal year-end of the Master Fund is December 31st.

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ARTICLE II

COVENANTS

Sec. 2.1 Feeder Fund. The Feeder Fund covenants that:

(a) Principal Underwriter. In accordance with the requirements of Section 12(d)(1)(E)(i) of the 1940 Act, to the extent that the Feeder Fund is deemed to have, or in the future may be deemed to have, any principal underwriter, such principal underwriter will be a broker or dealer registered under the 1934 Act, or a person controlled by such a broker or dealer. In the event that the Feeder Fund is required to have a principal underwriter, upon request of the Feeder Fund the Master Fund shall procure that the Adviser’s affiliated broker-dealer shall serve in such capacity at no additional cost to the Feeder Fund.

(b) Investment Securities. In accordance with the requirements of Section 12(d)(1)(E)(ii) of the 1940 Act, the Interests are the only “investment securities” (as such term is used in such Section 12(d)(1)(E)(ii)) held by the Feeder Fund.

(c) Proxy Voting. In accordance with the requirements of Section 12(d)(1)(E)(iii)(aa) of the 1940 Act, if requested to vote on matters pertaining to the Master Fund, the Feeder Fund will either seek instructions from its investors with regard to the voting of all proxies with respect to the Interests and vote such proxies only in accordance with such instructions, or vote the Interests held by it in the same proportion as the vote of all other holders of the Master Fund’s securities.

(d) Substitution of Interests. In accordance with the requirements of Section 12(d)(1)(E)(iii)(bb) of the 1940 Act, the Feeder Fund shall refrain from substituting Interests held by the Feeder Fund unless the SEC has approved such substitution in accordance with Section 26 of the 1940 Act.

Sec. 2.2 Master Fund. The Master Fund covenants that:

(a) SEC Filings. The Master Fund will make all SEC Filings required to be made by it with the SEC under the Securities Laws in connection with any meetings of the Master Fund’s investors and its registration as an investment company and will provide copies of all such definitive filings to the Feeder Fund. The Master Fund’s SEC Filings will comply in all material respects with the requirements of the applicable Securities Laws, and will not, at the time they are filed or used, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(b) 1940 Act Registration. The Master Fund will remain duly registered under the 1940 Act as a closed-end, non-diversified, management investment company.

(c) Tax Status. Based upon applicable Internal Revenue Service interpretations and rulings and Treasury Regulations, the Master Fund will continue to be treated as a partnership for federal income tax purposes.

(d) Securities Exemptions. Interests in the Master Fund have been, and to the extent of any future sale, transfer or other disposition, will continue to be, offered, sold and/or placed solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act or require registration or notification under any state law.

(e) Compliance with Laws. The Master Fund shall comply, in all material respects, with applicable laws, rules and regulations in connection with conducting its operations as a registered investment company.

(f) Distributions in Kind. The Master Fund shall consult with, and obtain the consent of, the Feeder Fund prior to making a distribution of securities in kind to the Feeder Fund.

(g) Tax Treatment. The Feeder Fund hereby gives written notice that it expects, for each fiscal year that it is a partner of the Master Fund, to file IRS Form 8082 with respect to the Feeder Fund’s Interests. In consideration thereof, the Master Fund agrees that it will treat the Feeder Fund as having satisfied its covenant in the second sentence of Section 3.1(c) of the Partnership Agreement (defined below). The Feeder Fund agrees to promptly furnish to the Master Fund a copy of any such IRS Form 8082 (or any successor form) filed by the Feeder Fund with respect to the Master Fund.

Sec. 2.3 Reasonable Actions. Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by the other party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such documents, assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to conduct the business contemplated by this Agreement and to carry out its intent and purpose.

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ARTICLE III

INDEMNIFICATION

Sec. 3.1 Master Fund

(a) The Master Fund agrees to indemnify and hold harmless the Feeder Fund and any affiliate providing services to the Feeder Fund, and any manager, director, officer, employee or agent of any of them (in this Section, each, a “Covered Person” and collectively, “Covered Persons”), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith, except as provided in subparagraph (b)) (“Losses”), that:

(i) arise out of or are based upon any violation or alleged violation of any of the Securities Laws, or any other applicable statute, rule, regulation or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by the Master Fund, or any of its directors, officers, employees or agents; or

(ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Master Fund’s current registration statement on Form N-2, any confidential offering memorandum or any other offering document of the Master Fund, the issuer tender offers and other disclosure documents relating to the repurchase transactions to be carried out by PMF Fund L.P., PMF TEI Fund, L.P. and PMF International Fund, Ltd. or any amendments or supplements to any of the foregoing (collectively, “Offering Documents”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; provided, however, that in no case shall the Master Fund be liable for indemnification hereunder (A) with respect to any claims made against any Covered Person unless a Covered Person shall have notified the Master Fund in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification or (B) if such Losses were the result of the negligence or willful misconduct of the Feeder Fund. Without limiting the generality of the foregoing, the Master Fund’s indemnity to Covered Persons shall include all relevant liabilities of Covered Persons under the Securities Laws, as if the Offering Documents constitute a “prospectus” within the meaning of the 1933 Act, and the Master Fund had registered its interests under the 1933 Act pursuant to a registration statement meeting the requirements of the 1933 Act. Failure to notify the Master Fund of such claim shall not relieve the Master Fund from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

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(b) The Master Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Master Fund elects to assume the defense, such defense shall be conducted by counsel chosen by the Master Fund. In the event the Master Fund elects to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Master Fund shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (ii) the parties to such suit include any Covered Person and the Master Fund, and any such Covered Person has been advised in a written opinion by counsel reasonably acceptable to the Master Fund that one or more legal defenses may be available to it that may not be available to the Master Fund, in which case the Master Fund shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of one counsel to such persons. The Master Fund shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that the Master Fund might otherwise have to Covered Persons.

ARTICLE IV

ADDITIONAL AGREEMENTS

Sec. 4.1 Access to and Provision of Information. The Master Fund shall afford the Feeder Fund (and any partner, manager, officer, director, employee, administrator or agent thereof) reasonable access to the Master Fund’s officers, employees and agents and to all books and records of the Master Fund, including complete details of all cash flows. The Master Fund shall contemporaneously provide the Feeder Fund (or its designee) with a copy of all letters, memoranda, notices, emails, forms or other correspondence (“Correspondence”) sent by the Master Fund to any private equity fund or hedge fund in which it holds an investment (each, a “Portfolio Fund”). In addition, the Master Fund shall use reasonable best efforts to cause each Portfolio Fund to provide contemporaneously to the Feeder Fund (or its designee) all Correspondence from Portfolio Funds sent to the Master Fund, including financial statements and reports, capital call and distribution notices, and tax information including IRS Forms. In the event the Master Fund is unable to cause any Portfolio Fund to provide Correspondence directly to the Feeder Fund (or its designee), the Master Fund shall cause its administrator to contemporaneously provide all Correspondence received from such Portfolio Fund to the Feeder Fund (or its designee). To the extent that the Master Fund has access to an

7

electronic data room containing documents relating to a Portfolio Fund, the Master Fund shall use reasonable best efforts to procure access for the Feeder Fund (or its designee). In the event the Master Fund is unable to procure access for the Feeder Fund (or its designee), it shall cause its administrator to provide to the Feeder Fund (or its designee) copies of all documents posted in such data room promptly following the time of posting. The Master Fund shall not withhold confidential information from the Feeder Fund pursuant to section 8.9(d) of the Amended and Restated Agreement of Limited Partnership of the Master Fund (the “Partnership Agreement”). In connection with each distribution to the Feeder Fund, the Master Fund (or the Adviser) will provide information detailing the sources of the cash received and any uses of the cash, including for capital calls, fees and expenses. The Adviser agrees to cause the Master Fund to comply with its obligations under this Section 4.1. For the avoidance of doubt, the Master Fund shall provide the Feeder Fund with the information described in this Section 4.1 for the period beginning on the Partnership Division Date (as defined in the Purchase and Sale Agreement).

Sec. 4.2 Tax Information. On or prior to June 1 of each taxable year, the Master Fund shall provide the Feeder Fund an estimate U.S. Internal Revenue Service Schedule K-1, “Partner’s Share of Income, Deductions, Credits, etc.”, or any successor schedule or form, for such Partner (the “Schedule K-1”), along with estimates for state income tax or information returns. On or prior to June 30 of each taxable year the Master Fund shall furnish the Feeder Fund final information regarding the operation of the Master Fund and the Feeder Fund’s Interests as is necessary for the Feeder Fund to complete U.S. Federal and state income tax or information returns and any other tax information required by U.S. Federal or state law, including the final Schedule K-1 for the Feeder Fund. Each of the Master Fund and the Adviser will address on a timely basis any questions or requests received from the Feeder Fund (and any manager, officer, director, employee, administrator or agent thereof) in respect thereto and shall use reasonable best efforts to provide such additional tax and financial information available to it as the Feeder Fund may from time to time request. The Adviser agrees to cause the Master Fund to comply with its obligations under this Section 4.2.

Sec. 4.3 Obligations of the Feeder Fund and the Master Fund. The Master Fund agrees that the financial obligations of the Feeder Fund under this Agreement shall be binding only upon the assets of the Feeder Fund, and that except to the extent liability may be imposed under relevant Securities Laws, the Master Fund shall not seek satisfaction of any such obligation from the officers, agents, employees, directors or members of the Feeder Fund. The Feeder Fund agrees that the financial obligations of the Master Fund under this Agreement shall be binding only upon the assets of the Master Fund and that, except to the extent liability may be imposed under relevant Securities Laws, the Feeder Fund shall not seek satisfaction of any such obligation from the officers, agents, employees, directors or members of the Master Fund.

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Sec. 4.4 No Agreements with Other Investors. None of the Master Fund, the Adviser or any Feeder Fund (as such term is defined in the Partnership Agreement) has entered into any side letter or other written agreement that has the effect of establishing rights under, or altering or supplementing the terms of the Partnership Agreement with any investor (directly or indirectly) in the Master Fund or any Feeder Fund (as such term is defined in the Partnership Agreement), and neither the Master Fund nor the Adviser shall enter into such side letter or other written agreement without the prior written consent of the Feeder Fund.

Sec. 4.5 Confidentiality and Non-Disclosure.

(a) Unless prior written consent is obtained from the disclosing party, the receiving party agrees (i) to use commercially reasonable efforts to safeguard any Proprietary Information in its possession from unauthorized disclosure; and (ii) to keep all Proprietary Information confidential and not to disclose or reveal in any manner whatsoever any Proprietary Information other than (A) to its beneficial owners and each of its and their respective affiliates, officers, directors, employees, advisors, administrators, agents or other representatives (each, a “Representative” and together “Representatives”) who have been advised by the non-disclosing party that such information is confidential, (B) as may be required to be included in any report, statement or testimony required to be submitted to any governmental or regulatory body having jurisdiction over the non-disclosing party or applicable Representative, (C) as may be required in response to any summons or subpoena or in connection with any litigation, (D) to the extent necessary in order to comply with any law, order, regulation or ruling applicable to such non-disclosing party or applicable Representative or (E) as may be required in connection with an audit by any taxing authority.

(b) The non-disclosing party agrees that any disclosure by its Representatives that would constitute a breach of this Agreement if such disclosure had been made by the non-disclosing party shall be deemed a breach of this Agreement by the non-disclosing party. The Feeder Fund shall ensure that its administrator agrees to be bound by confidentiality and non-disclosure obligations at least as restrictive as the terms and conditions set forth in this Section prior to receiving any Proprietary Information.

(c) Notwithstanding the provisions of this Section 4.5, the Master Fund acknowledges that the Feeder Fund and its Representatives may disclose the following Proprietary Information without restriction: (i) the name and address of the Master Fund and any Investment Fund (as such term is defined in the Partnership Agreement); (ii) the percentage of the Interests held by the Feeder Fund; (iii) the amount of distributions that have been made to the Feeder Fund by the Master Fund, including with respect to any particular Investment Fund; and (iv) such tax information with respect to the Master Fund as is reasonably necessary to enable the Feeder Fund’s direct and indirect beneficial owners to file tax returns and reports and apply for exemptions from, or refunds of, taxes paid or withheld.

9

(d) The parties shall work in good faith to develop a mutually satisfactory script to be utilized in communicating with their respective investors and a joint communications plan to address press inquiries and communications with the public concerning the Contemplated Transactions (as such term is defined in the Purchase and Sale Agreement).

(e) For the purposes of this Section 4.5, “Proprietary Information” means all proprietary or confidential information provided by one party to the other party in connection with; (i) the conduct of due diligence in respect of the Contemplated Transactions, including, without limitation, projections and financial analyses; (ii) the ongoing management and administration of the Feeder Fund after consummation of the Contemplated Transactions; and (iii) the ongoing business operations of the Master Fund or the Investment Funds. Proprietary Information also includes the substance of this Agreement and the other transaction documents entered into in connection with the Contemplated Transactions. Proprietary Information does not include information that: (iv) is or becomes generally available to the public other than as a result of a disclosure by a party or its Representatives that would be an unlawful disclosure in violation of this Agreement; (v) was available to a party or its Representatives on a non-confidential basis prior to its disclosure by the other party or its Representatives; (vi) becomes available to a party or its Representatives on a non-confidential basis from a person other than the other party or its Representatives who is not known (nor should be known) by the receiving party to be bound by non-disclosure obligations concerning such information; or (vii) is or becomes available to the Feeder Fund or its Representatives by virtue of an investment by the Feeder Fund or any of its Representatives in a Investment Fund (other than through the Master Fund).

ARTICLE V

TERMINATION, AMENDMENT

Sec. 5.1 Termination. This Agreement may not be terminated by the Master Fund for as long as the Feeder Fund remains a limited partner in the Master Fund. The provisions of Article III and Sections 4.1, 4.2 and 4.3 shall survive any termination of this Agreement.

Sec. 5.2 Amendment. This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.

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ARTICLE VI

GENERAL PROVISIONS

Sec. 6.1 Expenses. All costs and expenses incurred in connection with this Agreement and the conduct of business contemplated hereby shall be paid by the party incurring such costs and expenses.

Sec. 6.2 Headings. The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Sec. 6.3 Entire Agreement. This Agreement, the Purchase and Sale Agreement and the Partnership Agreement set forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporates or supersedes all prior negotiations and understandings. With the exception of the representations in the Purchase and Sale Agreement or the Partnership Agreement, there are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties relating to the subject matter of this Agreement other than those set forth herein. This Agreement may be amended only in a writing signed by all parties.

Sec. 6.4 Benefit Successors. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, the Covered Persons and their respective successors and assigns; provided, however, that neither this Agreement, nor any rights herein granted may be assigned to, transferred to or encumbered by any party, without the prior written consent of the other parties hereto.

Sec. 6.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws provisions thereof; provided, however, that in the event of any conflict between the 1940 Act and the laws of the state of Delaware, the 1940 Act shall govern.

Sec. 6.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

Sec. 6.7 Third Parties. Except as expressly provided in Article III, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

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Sec. 6.8 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made when delivered in person or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed: If to Feeder Fund:

HarbourVest – Origami Structured Solutions L.P.

c/o HarbourVest Partners, LLC

One Financial Center

44th Floor

Boston MA 02111

U.S.A.

Telephone: (617) 348-3707

Attention: Jeffrey Keay

With a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Telephone: (212) 909-6000

Attention: David J. Schwartz

If to Master Fund:

The Endowment PMF Master Fund, L.P.

Bill Enszer

Director

Endowment Advisers, LP

4265 San Felipe St. 8th Floor

Houston, TX 77027

With a copy to:

K&L Gates LLP

One Lincoln Street

Boston, Massachusetts 02111

Attn: George Zornada

Telephone: (617) 261-3231

Sec. 6.9 Interpretation. Any uncertainty or ambiguity existing herein shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arms’ length agreements.

Sec. 6.10 Operation of the Feeder Fund. Except as otherwise provided herein, this Agreement shall not limit the authority of the Feeder Fund to take such action as it may deem appropriate or advisable in connection with all matters relating to the operation of the Feeder Fund and the sale of its interests.

12

Sec. 6.11 Relationship of Parties; No Agency, Etc. It is understood and agreed that the Feeder Fund shall not hold itself out as an agent of the Master Fund with the authority to bind the Master Fund, nor shall the Master Fund hold itself out as an agent of the Feeder Fund with the authority to bind the Feeder Fund.

13

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.

MASTER FUND

THE ENDOWMENT PMF MASTER FUND, L.P.

By:
Name:
Title:

FEEDER FUND

HARBOURVEST – ORIGAMI STRUCTURED SOLUTIONS L.P.

By:	HarbourVest GP LLC as its general partner

By:	HarbourVest Partners, LLC as its managing member

By:

Name:
Title:

ENDOWMENT ADVISERS, L.P.

*	Solely for purposes of Sections 4.1, 4.2 and 4.4 of this Agreement.

By:
Name:
Title:

14

Schedule 3.2(a)

Breach, Default, Termination, Cancellation or Acceleration of Rights

Under Material Contracts

None

Schedule 3.2(b)

PMF Master Fund Approvals

None

Schedule 3.4(a)

Investment Company Act Compliance

None

Schedule 3.7

Permits

None

Schedule 3.8

No Material Contracts

Material Contracts	Counterparty	Status

Investment Management Agreement	Endowment Advisers, L.P.	February [ ], 2014

Administration Agreement	Citi Fund Services, Inc.	In Review

Global Custodial Services	Citibank N.A.	[ ], 2014
Agreement

Audit Engagement Letter	KPMG LLP	In Review

Tax Services Engagement Letter	Deloitte Tax LLP	In Review

Schedule 3.12

Code of Ethics

[see attached]

The Endowment Master Fund, L.P.

The Endowment Registered Fund, L.P.

The Endowment TEI Fund, L.P.

The Endowment Institutional Fund, L.P.

The Endowment Institutional TEI Fund W, L.P.

The Endowment PMF Master Fund, L.P.

PMF Fund, L.P.

PMF TEI Fund, L.P.

Code of Ethics (Rule 17j-1)

I	General

A. Statement of Purpose

The Endowment Master Fund, L.P., The Endowment Registered Fund, L.P., The Endowment TEI Fund, L.P., The Endowment Institutional Fund, L.P., The Endowment Institutional TEI Fund W, L.P., The Endowment PMF Master Fund, L.P., PMF Fund, L.P. and PMF TEI Fund, L.P. (each, a “Fund,” and, together, the “Funds”); and Salient Capital, L.P., the placement agent for each Fund (the “Placement Agent”) (the Funds and the Placement Agent are each a “Company” and together the “Companies”) each hold their directors, general partners, officers, employees and service providers to a high standard of integrity and business practices. The Companies strive to avoid conflicts of interest or the appearance of conflicts of interest in connection with transactions in securities for the Funds.

The Companies recognize that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions in securities that may be possessed by certain of their directors, general partners, officers and employees could place such individuals, if they engage in personal transactions in securities that are eligible for investment by a Fund, in a position where their personal interests may conflict with the interests of the Fund.

The Companies also recognize that The Endowment PMF Master Fund, L.P. (the “PMF Master Fund”), PMF Fund, L.P. and PMF TEI Fund, L.P. (collectively, the “PMF Funds”) will be managed in a passive manner whereby the PMF Master Fund will hold to self-liquidation private equity and other similarly illiquid interests in Investment Funds and oversee the liquidation of other Investment Funds that provide for redemption while managing the PMF Master Fund’s cash to ensure the Master Fund’s ability to satisfy outstanding capital commitments relating to such portfolio holdings.

In view of the foregoing and of the provisions of Rule 17j-l under the Investment Company Act of 1940, as amended (“1940 Act”)1 each Company has determined to adopt this Code of Ethics (“Code”) to identify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict) and to establish reporting requirements and enforcement procedures. This document constitutes the Code required by Rule 17j-1 for the Companies.

[1]	Rule 17j-l under the 1940 Act makes it unlawful for investment company personnel and other “Access Persons” to engage in “fraudulent, deceptive or manipulative” practices in connection with their personal transactions in securities when those securities are held or to be acquired by an investment company. The Rule also requires every investment company, the investment company’s investment adviser, and, in certain cases, the investment company’s placement agent to adopt a Code of Ethics containing provisions “reasonably necessary to prevent” such prohibited practices

B. Statement of General Principles

The following general principles should guide the actions of Access Persons (as defined below) in evaluating and engaging in personal securities transactions:

1. The interests of the Funds’ shareholders are paramount. Access Persons must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of the shareholders before their own.

2. All personal transactions in securities by Access Persons must be accomplished so as to avoid even the appearance of a conflict with the interests of the Funds and their shareholders.

3. Access Persons must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to the Funds, or that otherwise bring into question the person’s independence or judgment.

This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of the specific procedures will not shield a person from liability for personal trading or other conduct that violates any fiduciary duty to a Fund’s shareholders. In addition to the specific prohibitions contained in this Code, each person covered by this Code is subject to a general requirement not to engage in any act or practice that would defraud a Fund’s shareholders.

C. Applicability of Code

The requirements of this Code are not applicable to any Access Person of a Fund who is subject to a separate code of ethics adopted by the Adviser or a Sub-Adviser of the Fund, provided that: (1) such Code of Ethics complies with the requirements of Rule 17j-1 under the 1940 Act and has been approved by the Fund’s Board; and (2) such Adviser or Sub-Adviser has certified to the Board of the Fund that it has adopted procedures reasonably necessary to prevent Access Persons from violating such code of ethics.

II.	Definitions

For purposes of this Code, the following terms have the meanings set forth as follows:

A. “Access Person” means:

1. any director, officer or general partner of a Fund, and any Advisory Person of a Fund’s investment adviser (“Adviser”) or any sub-adviser (“Sub - Adviser”)2 and

[2]	If the Adviser or Sub-Adviser’s primary business is advising funds or advisory clients, all of the Adviser’s or Sub-Adviser’s directors, officers, and general partners are presumed to be Access Persons of the Fund. If the Adviser or a Sub-Adviser is primarily engaged in a business other than advising funds or advisory clients, “Access Person” means any director, officer, general partner or Advisory Person of the Adviser or a Sub-Adviser who, with respect to the Fund for which such entity acts as Adviser or Sub-Adviser, makes any recommendation, participates in determining which recommendations shall be made, or whose principal function or duties relate to determining which recommendations shall be made or who, in connection with his or her duties, obtains any information concerning securities recommendations being made by such Adviser or Sub-Adviser.

2. any director, officer or general partner of the Placement Agent who, in the ordinary course of business, makes, participates in or obtains information regarding a Purchase or Sale of Covered Securities for the Funds or whose functions or duties as part of the ordinary course of business relate to the making of any recommendation to the Funds regarding any Purchase or Sale of Covered Securities.

B. “Advisory Person” means:

1. any director, officer, general partner or employee of the Adviser or a Sub-Adviser (or of any company in a Control relationship to a Fund, the Adviser or a Sub-Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the Purchase or Sale of a Covered Security by the Fund or whose functions relate to the making of any recommendations with respect to such Purchases or Sales; and

2. any natural person in a Control relationship to a Fund, Adviser or Sub-Adviser who obtains information concerning recommendations made to the Fund with regard to the Purchase or Sale of a Covered Security by the Fund.

3. For purposes of clarity, Unaffiliated Directors of a Fund are not Advisory Persons.

C. “Affiliated Person” of another person shall mean:

1. any person directly or indirectly owning, controlling, or holding with power to vote, 5 per centum or more of the outstanding voting securities of such other person;

2. any person 5 per centum or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;

3. any person directly or indirectly controlling, controlled by, or under common control with, such other person;

4. any officer, director, partner, copartner, or employee of such other person; and

5. with respect to a Fund, the Adviser and any Sub-Adviser.

D. “Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

E. “Board” means a Fund’s Board of Directors.

F. “Beneficial Ownership” is to be determined in the same manner as it is determined for purposes of Rule 16a-1(a)(2) under the Securities Exchange Act of 1934. This means that a person should generally consider himself or herself the beneficial owner of any securities of which he or she shares in the profits, even if he or she has no influence on voting or disposition of the securities; but does not include securities held by limited partnerships where the person is not aware of such security holding and has no control or discretion as to its disposition.

G. “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) defines “control” as the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of more than 25% of a company’s outstanding voting securities is presumed to give the holder thereof control over the company.

H. “Covered Security” has the same meaning as that set forth in Rule 17j-1(a)(4), which defines the term very broadly, but excludes direct obligations of the U.S. government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), and shares issued by a registered open-end investment company.

I. “Disinterested Director” means a director of a Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

J. “Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended (the “Securities Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended.

K. “Investment Fund” has the same meaning as set forth in a Fund’s private placement memorandum.

L. “Investment Personnel” means:

1. Any employee of a Fund, the Adviser or a Sub-Adviser (or of any company in a Control relationship to the Fund, the Adviser or a Sub-Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

2. Any natural person who controls a Fund, the Adviser or a Sub-Adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

3. For purposes of clarity, Unaffiliated Directors of a Fund are not Investment Personnel.

M. “Limited Offering” means an offering that is exempt from registration under the Securities Act pursuant to section 4(2) or 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act.

N. “Purchase or Sale of a Covered Security” means obtaining or disposing of Beneficial Ownership of that Covered Security and includes, among other things, the writing of an option to purchase or sell a Covered Security.

P. “Review Officer” shall mean the Fund’s Chief Compliance Officer (“CCO”), or any other person charged with the responsibility, at any given time, to pre-clear trades, grant exceptions to prohibitions under the Code, receive reports and notices required by this Code to be generated, and to accomplish any other requirement of this Code.

1. A person may be designated by a Board or the CCO as a Review Officer of a Fund (or the CCO may undertake the responsibility of serving as the Review Officer) for purposes of this Code without otherwise formally carrying that title or the responsibility for functions otherwise generally associated with the responsibilities of a compliance officer.

2. The Review Officer may delegate certain functions as appropriate.

Q. “Security held or to be Acquired by a Fund” shall mean

1. Any Covered Security which, within the most recent 15 days:

(a) Is or has been directly held by the Fund; or

(b) Is being or has been considered by the Fund or the Adviser for purchase by the Fund; and

2. Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

3. Specifically excluded from this definition are any Covered Securities in which the Fund has no investment discretion and that the Fund has no current knowledge are being held on its behalf (i.e., an investment by the Fund in an Investment Fund) for which the manager of the Investment Fund has full discretion to buy or sell securities without consultation or input from the Fund).

R. “Unaffiliated Director” means a director of a Fund that is a Disinterested Director or a person that is not an affiliated person of the Adviser or the Placement Agent.

The CCO of the Funds may provide the Boards with a list of each Security held or to be Acquired by a Fund on not less than a quarterly basis. The Boards, Access Persons and Advisory Persons are entitled to rely on this list in conducting their personal and business affairs in compliance with the Code. In the event that any such person breaches the Code due to a misstatement or omission with respect to such list, such person shall not be deemed responsible for such breach, unless he or she had actual knowledge that his or her actions would result in a breach (i.e., knew that the security transaction being conducted by such person was a breach of the Code).

III.	Approval, Adoption and Administration of Code of Ethics

A. Each Company must:

1. adopt a written Code containing provisions reasonably necessary to prevent Access Persons from violating the Code;

2. provide the written Code and any amendments thereto to the Boards; and

3. provide a written certification to the Boards that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

B. The Boards, including a majority of the Disinterested Directors, must approve this Code, as well as the applicable code of ethics of the Adviser and any Sub-Adviser to a Fund. The Boards must base their approval on a determination that the relevant Code contains provisions reasonably necessary to prevent Access Persons from violating the Code.

C. Following initial approval of this Code and the code of ethics of the Adviser or any Sub-Adviser to a Fund, any material change to a Code must be approved by the Board of the Fund, including a majority of the Disinterested Directors thereof and, in the case of the PMF Master Fund, unanimously, within six months of such amendment.

D. No less frequently than annually, each Fund, the Adviser, each Sub-Adviser and the Placement Agent must furnish to the Boards, and the Boards must consider, a written report that:

1. Describes any issues arising under the Code or a code of ethics applicable to the Adviser or Sub-Adviser since the last report to the Boards, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations, summarizes any changes in the procedures made during the past year, and identifies any recommended changes in existing restrictions or procedures based upon the Funds’, the Adviser’s, the Sub-Adviser’s and the Placement Agent’s experience, evolving industry practice, or developments in applicable laws and regulations; and

2. Certifies that the Fund, the Adviser, the Sub-Adviser and the Placement Agent, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code or a code of ethics applicable to the Adviser or Sub-Adviser (as applicable).

IV.	Legal Requirements

A. General Prohibitions

It is the policy of the Companies that no Access Person, any Affiliated Person of a Fund, or any Affiliated Person of the Adviser or the Placement Agent, shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1.

Rule 17j-1(b) under the 1940 Act provides that the Placement Agent, any Affiliated Person of a Fund, and any Affiliated Person of the Adviser or the Placement Agent, in connection with the purchase or sale, directly or indirectly, by such person of a Security Held or to be Acquired by the Fund shall not:

1. employ any device, scheme or artifice to defraud a Fund;

2. make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

3. engage in any act, practice or course of business that would operate as a fraud or deceit upon the Fund; or

4. engage in any manipulative practice with respect to the Fund.

B. Reporting Obligations

Each Access Person shall file the following reports with the Review Officer. Please note that special provisions apply to Unaffiliated Directors, as detailed in paragraph B.5 below.

1. Initial Holdings Report. No later than ten (10) days after the person becomes an Access Person under this Code, each Access Person (other than a Fund’s Unaffiliated Directors) must provide to the Review Officer an initial holdings report, which is current as of a date no more than 45 days prior to the date the reporting person becomes an Access Person, containing the following information:

a. The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

b. The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

c. The date that the report is submitted by the Access Person.

2. Quarterly Reports. Each Access Person (subject to paragraph B.5 with respect to a Fund’s Unaffiliated Directors) must provide to the Review Officer, on a quarterly basis, not later than thirty (30) days after the end of the calendar quarter, a report containing the following information:

a With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

i. The date of the transaction, the title, the interest rate and maturity date (if applicable) and the number of shares and the principal amount of each Covered Security involved;

ii. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

iii. The price at which the transaction was effected;

iv. The name of the broker, dealer or bank with or through whom the transaction was effected; and

v. The date the report was submitted by the Access Person.

b With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

i. The name of the broker, dealer or bank with whom the Access Person established the account;

ii. The date that the report is submitted by the Access Person.

iii. The date the account was established; and

3 Annual Holdings Report. Each Access Person (other than a Fund’s Unaffiliated Directors) must annually provide to the Review Officer a complete listing of all Covered Securities owned by the Access Person, no later than February 14 of each year, which report must be current as of a date no more than 45 days before the report is submitted. The listing must contain the following information:

a. The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

b. The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

c. The date that the report is submitted by the Access Person.

4 Annual Certification. All Access Persons shall be required to certify annually that they have received, read and understand the Code. Further, all Access Persons are required to certify annually that they have complied with the requirements of the Code and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.

5 Unaffiliated Directors. An Unaffiliated Director is required to complete a quarterly report only if (i) the Unaffiliated Director knew, or in the ordinary course of fulfilling his or her official duties as a Fund director should have known, that during the 15-day period immediately before or after his or her transaction, such Covered Security was Purchased or Sold, or considered for Purchase or Sale, by the Fund,3 or (ii) during the relevant quarter, the Unaffiliated Director has engaged in what he or she believes may be construed as short-term trading in the securities of a registered open-end investment company that is advised by the Adviser or an affiliate of the Adviser. The “should have known” standard implies no duty of inquiry, does not presume there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed in meeting any of a Fund’s investment objectives, or that any knowledge is to be imputed because of prior knowledge of the Funds’ portfolio holdings, market considerations, or the Funds’ investment policies and objectives or investment restrictions.

[3]	This reporting requirement shall not be applicable to securities traded by passively managed index funds

C Exceptions from Reporting Requirements

An Access Person need not submit:

1. Any report with respect to Covered Securities held in accounts over which the Access Person had no direct or indirect influence or control;

2. A quarterly report if the report would duplicate information contained in broker trade confirmations or account statements received by the Funds, the Adviser, the Sub-Adviser or the Placement Agent no later than 30 days after the end of each calendar quarter and/or information contained in the Adviser’s, Sub-Adviser’s, Placement Agent’s and/or the Funds’ records.

3. Reports otherwise required by this Section, if the Access Person is also an Access Person of the Adviser or a Sub-Adviser to the Funds, provided that either:

a. such person submits to the Adviser or Sub-Adviser forms prescribed by the code of ethics of such Adviser or Sub-Adviser containing substantially the same information as called for in the forms required by this Section; or

b. the information is such report would duplicate information required to be recorded under Rule 204-2(a)(13) under the Investment Advisers Act of 1940.

4. A quarterly report with respect to transactions effected pursuant to an Automatic Investment Plan.

V.	Pre-Clearance of Securities Transactions

Investment Personnel must obtain approval from the CCO or the Review Officer before directly or indirectly acquiring Beneficial Ownership of any Covered Security as part of an Initial Public Offering or Limited Offering. Investment Personnel who are subject to the code of ethics of the Adviser or a Sub-Adviser need not submit to this procedure provided that such person is subject to a similar procedure under such other code of ethics.

VI.	Confidentiality

All reports of securities transactions and any other information filed with a Fund pursuant to this Code shall be treated as confidential. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of a Fund) any information regarding securities transactions made or being considered by or on behalf of the Funds.

VII.	Review and Enforcement

A. The Review Officer for each Fund, in consultation with other Review Officers, shall compare all reported personal securities transactions with completed portfolio transactions of each Fund and a list of securities being considered for purchase or sale by each Fund to determine whether a violation of this Code may have occurred. One test that may be applied in determining whether a violation of the Code has occurred will be to review the securities transactions of Access Persons for patterns of transactions. For example:

1. Any pattern involving parallel transactions (for the Fund and the individual both buying or both selling the same Covered Security) or opposite transactions (buy/sell or sell/buy) may be analyzed to determine whether the individual’s transaction may have violated the Code.

2. Among the other factors that may be considered in the analysis are:

a. the number and dollar amount of the transactions;

b. the trading volume of the Covered Security in question;

c. the length of time the Covered Security has been held by the individual; and

d. the individual’s involvement in the investment process.

It should be noted, however, that a violation could be deemed to have resulted from a single transaction if the circumstances warrant a finding that the underlying principles of fair dealing have been violated. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

B. If the Review Officer determines that a violation of this Code may have occurred, the Review Officer shall submit his or her written determination, together with a confidential report and any additional explanatory material provided by the individual, to the CCO (if different from the Review Officer) or the CCO’s delegate and outside counsel to the Funds, who shall make an independent determination as to whether a violation has occurred.

C. If the CCO (or delegate) and outside counsel to the Funds find that a violation has occurred, the CCO, in consultation with the Fund’s President, shall impose upon the individual such sanctions as he or she deems appropriate and shall report the violation and the sanction imposed to the Funds’ Boards.

D. No person shall participate in a determination of (1) whether he or she personally has committed a violation of the Code, or (2) the imposition of any sanction in the event he or she committed a violation of the Code. If a Covered Securities transaction of the CCO is under consideration, the President of the Funds shall act in all respects in the manner prescribed in this Code for the CCO.

VIII. Records

Each Fund shall maintain records in the manner and to the extent set forth below, which may be maintained on microfilm or by such other means permissible under the conditions described in Rule 31a-2 under the 1940 Act or under no-action letters or interpretations under that rule, and shall be available for examination by representatives of the Securities and Exchange Commission.

A. A copy of this Code shall be preserved in an easily accessible place (including for five (5) years after this Code is no longer in effect).

B. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs.

C. A copy of each report to the Board and each report, including any information provided in lieu of the report, made by an Access Person pursuant to this Code shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

D. A list of all Access Persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

E. A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities under Section V of this Code shall be preserved for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

IX.	Approval, Amendment and Interpretation of Provisions

A. This Code may be amended as necessary or appropriate with the approval of the Boards.

B. This Code is subject to interpretation by the Boards in their discretion.

Dated: January 16, 2004, as amended July 13, 2010, January 14, 2014 and February 18, 2014.

The Endowment Master Fund, L.P.

The Endowment Registered Fund, L.P.

The Endowment TEI Fund, L.P.

The Endowment Institutional Fund, L.P.

The Endowment Institutional TEI Fund W, L.P.

The Endowment PMF Master Fund, L.P.

PMF Fund, L.P.

PMF TEI Fund, L.P.

Code of Ethics (Rule 17j-1)

QUARTERLY SECURITIES TRANSACTION REPORT1

This report of personal securities transactions pursuant to the Code of Ethics is required by Rule 17j-1 of the Investment Company Act of 1940. The report must be completed, signed, and submitted not later than 30 days after the end of each calendar quarter. Refer to the Code of Ethics for further instructions. If you have no transactions to report, please check the box below and sign the Report.

Name of Reporting Person:

Date Became Subject to the Code’s Reporting Requirements:	For The Calendar Quarter Ended:
Date Report Due (no later than 30 days after the end of a calendar quarter):	Date Report Submitted:

Securities Transactions During the Quarter

No Transactions to Report (check if applicable) [  ]

Date of Transaction	Title of Security	Nature of Transaction (Purchase/Sale /Other2)	No. of Shares/ Securities	Principal Amount, Maturity Date and Interest Rate (as applicable)	Price	Executing Broker, Dealer or Other Party Through Whom Transaction Was Made

(Continue transaction record on next page if necessary.)

Securities Accounts Opened During the Quarter

If you have no new securities accounts to report, please check here. [ ]

[1]	This report must be completed in accordance with the Code of Ethics. Filing of this Report is required whether or not transactions occurred.
[2]	If the transaction is other than a straightforward sale or purchase of securities, mark it with an asterisk and explain the nature of the transaction on the reverse side. Describe the nature of each account in which the transaction is to take place, i.e., personal, spouse, children, charitable trust, etc. If you wish, you may attach a copy of your account statements as provided to you by your broker, bank or custodian.

Name of Broker, Dealer or Bank

I represent that I am not in possession of material non-public information concerning the securities listed above or their issues. If I am an Access Person charged with making recommendations concerning the portfolios of the Funds with respect to any of the securities listed above, I hereby represent that I have not determined or been requested to make a recommendation in any of the securities listed above except as permitted by the Code of Ethics. This report is not an admission that I have direct or indirect beneficial ownership of any of the securities reported above.

(Signature)	(Date)

(Transaction record continued from previous page.)

Date of Transaction	Title of Security	Nature of Transaction (Purchase/Sale / Other2)	No. of Shares/ Securities	Principal Amount, Maturity Date and Interest Rate (as applicable)	Price	Executing Broker, Dealer or Other Party Through Whom Transaction Was Made

The Endowment Master Fund, L.P.

The Endowment Registered Fund, L.P.

The Endowment TEI Fund, L.P.

The Endowment Institutional Fund, L.P.

The Endowment Institutional TEI Fund W, L.P.

The Endowment PMF Master Fund, L.P.

PMF Fund, L.P.

PMF TEI Fund, L.P.

Code of Ethics (Rule 17j-1)

INITIAL HOLDINGS REPORT

This report shall set forth information on your securities holdings in which you have a direct or indirect beneficial interest, including holdings by a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to you or any Fund, as required by the Funds’ Code of Ethics. In lieu of listing each security position below, you may instead authorize your broker to mail duplicate copies of your brokerage statements to the Funds’ CCO. (Please see the Code of Ethics for more information.)

Name of Reporting Person:

Date Became Subject to the Code’s Reporting Requirements:	Information in Report Dated As Of (must be current as of a date no more than 45 days before Date Became Subject to the Code’s Reporting Requirements):
Date Report Due (no later than 10 days after became Access Person):	Date Report Submitted:

Securities Holdings*

Title of Security	Number of Shares	Principal Amount

(Continue holdings record on next page if necessary.)

If you have no securities holdings to report, please check here. [    ]

Securities Accounts

Name of Broker, Dealer or Bank in which Securities are Held

If you have no securities accounts to report, please check here. [    ]

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics. This report is not an admission that I have direct or indirect beneficial ownership of any of the securities reported above.

(Signature)	(Date)

*	Securities that are EXEMPT from being reported on this Form include: (i) securities that are direct obligations of the U. S. Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof; (ii) high quality short-term instruments (“money market instruments”) including but not limited to bankers’ acceptances, U.S. bank certificates of deposit; commercial paper; and repurchase agreements; (iii) shares of the registered open-end investment companies; and (iv) currencies.

(Holdings record continued from previous page.)

Title of Security	Number of Shares	Principal Amount

The Endowment Master Fund, L.P.

The Endowment Registered Fund, L.P.

The Endowment TEI Fund, L.P.

The Endowment Institutional Fund, L.P.

The Endowment Institutional TEI Fund W, L.P.

The Endowment PMF Master Fund, L.P.

PMF Fund, L.P.

PMF TEI Fund, L.P.

Code of Ethics (Rule 17j-1)

ANNUAL HOLDINGS REPORT

This report shall set forth information on your securities holdings in which you have a direct or indirect beneficial interest, including holdings by a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to you or any Fund, as required by the Funds’ Code of Ethics. In lieu of listing each security position below, you may instead authorize your broker to mail duplicate copies of your brokerage statements to the Funds’ CCO. (Please see the Code of Ethics for more information.)

Name of Reporting Person:

Date Became Subject to the Code’s Reporting Requirements:	Information in Report Dated As Of (must be current as of a date no more than 45 days before Date Report Submitted):
For Year Ended: Securities Holdings*	Date Report Submitted:

Title of Security	Number of Shares	Principal Amount

(Continue holdings record on next page if necessary.)

If you have no securities holdings to report for the year, please check here. [    ]

Securities Accounts

Name of Broker, Dealer or Bank

If you have no securities accounts to report for the year, please check here. [    ]

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics. This report is not an admission that I have direct or indirect beneficial ownership of any of the securities reported above.

(Signature)	(Date)

*	Securities that are EXEMPT from being reported on this Form include: (i) securities that are direct obligations of the U. S. Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof; (ii) high quality short-term instruments (“money market instruments”) including but not limited to bankers’ acceptances, U.S. bank certificates of deposit; commercial paper; and repurchase agreements; (iii) shares of the registered open-end investment companies; and (iv) currencies.

(Holdings record continued from previous page.)

Title of Security	Number of Shares	Principal Amount

Exhibit D

The Endowment Master Fund, L.P.

The Endowment Registered Fund, L.P.

The Endowment TEI Fund, L.P.

The Endowment Institutional Fund, L.P.

The Endowment Institutional TEI Fund W, L.P.

The Endowment PMF Master Fund, L.P.

PMF Fund, L.P.

PMF TEI Fund, L.P.

Code of Ethics (Rule 17j-1)

ANNUAL CERTIFICATION OF COMPLIANCE

Name of Person Certifying:

Access Persons shall complete this Code of Ethics Certification of Compliance upon the receipt and review of this Code of Ethics and on an annual basis thereafter.

I have read and understand the Code of Ethics referenced above and certify that I am in compliance with it and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code of Ethics.

(Signature)	(Date)

Schedule 4.2(b)

Seller Governmental Approvals

None

Schedule 4.6

Tender Offer Documentation

Identity and related information for one director nominee

Names of top two sponsors for the Private Funds

Schedule 6.1

TEF Portfolio

Investments in Funds	Classification	September 30, 2013 Fair Value
PRIVATE EQUITY INVESTMENT FUND V LP	PrivEQ	$40,896,817
WESTVIEW CAPITAL PARTNERS II LP	PrivEQ	25,905,864
GTIS BRAZIL REAL ESTATE FUND LP	PrivEQ	24,700,104
TRIVEST FUND IV, L.P.	PrivEQ	22,617,119
GARRISON OPPORTUNITY FUND LLC	PrivEQ	20,322,314
PINE BROOK CAPITAL PARTNERS, LP	PrivEQ	19,276,639
SAINTS CAPITAL VI LP	PrivEQ	18,479,448
CROSSLINK CROSSOVER FUND VI LP	PrivEQ	16,907,128
CATTERTON GROWTH PARTNERS, LP	PrivEQ	16,047,874
SQUARE MILE PARTNERS III LP	PrivEQ	16,028,576
PEARLMARK MEZZANINE REALTY PARTNERS III, LLC	PrivEQ	15,484,800
FOUNDERS FUND III LP	PrivEQ	15,432,848
MONSOON INFRASTRUCTURE & REALTY CO-INVEST LP	PrivEQ	15,254,915
ACCEL-KKR CAPITAL PARTNERS III, LP	PrivEQ	14,343,518
STERLING GROUP PARTNERS III LP	PrivEQ	13,551,784
NORTHWOOD REAL ESTATE PARTNERS	PrivEQ	12,608,050
GARRISON OPPORTUNITY FUND II LLC—Ser B	PrivEQ	12,128,456
BDCM OPPORTUNITY FUND II, L.P.	PrivEQ	11,330,101
MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS III, L.P.	PrivEQ	9,715,046
COLUMN GROUP, L.P.	PrivEQ	8,204,000
FOUNDERS FUND IV LP	PrivEQ	7,710,204
CROSSLINK CROSSOVER FUND V LP	PrivEQ	7,649,324
AUDAX MEZZANINE FUND III, LP	PrivEQ	7,581,988
FLORIDA REAL ESTATE VALUE FUND	PrivEQ	7,494,286
PENNYBACKER II LP	PrivEQ	7,400,000
FAIRHAVEN CAPITAL PARTNERS, LP	PrivEQ	7,167,947
LEGACY PARTNERS REALTY FUND III, LLC	PrivEQ	7,000,000
NORTHWOOD REAL ESTATE CO-INVESTORS	PrivEQ	6,981,120
SBC LATIN AMERICA HOUSING US FUND LP	PrivEQ	6,658,570
TENAYA CAPITAL V, LP	PrivEQ	5,935,117
PARMENTER REALTY FUND III, L.P.	PrivEQ	5,918,615
ADVENT LATIN AMERICAN PRIVATE EQUITY FUND V-F LTD PARTNERSHIP	PrivEQ	5,891,346
ADVENT LATIN AMERICAN PRIVATE EQUITY FUND IV-F LTD PARTNERSHIP	PrivEQ	5,873,544
PRIVATE EQUITY INVESTMENT FUND IV LP	PrivEQ	5,706,635
CYPRESS REALTY VI L.P.	PrivEQ	5,617,752
OSPRAIE SPECIAL OPPORTUNITIES (OFFSHORE) LTD	PrivEQ	5,589,473
TUCKERBROOK SB GLOBAL DISTRESSED FUND I, L.P.	PrivEQ	5,459,209
PARMENTER REALTY FUND IV, L.P.	PrivEQ	5,456,865
VCFA VENTURE PARTNERS V, L.P.	PrivEQ	5,308,509
LONE STAR REAL ESTATE FUND II (U.S.) LP	PrivEQ	5,179,746
MONOMOY CAPITAL PARTNERS II LP	PrivEQ	4,548,989
VOYAGER CAPITAL FUND III, L.P.	PrivEQ	3,754,991
MONOMOY CAPITAL PARTNERS LP	PrivEQ	3,245,977
GARRISON OPPORTUNITY FUND II LLC-Ser A	PrivEQ	3,206,355
TENAYA CAPITAL VI, LP	PrivEQ	3,072,788
INTEGRAL CAPITAL PARTNERS VIII, LP	PrivEQ	2,872,000
LEGACY PARTNERS REALTY FUND II, LLC	PrivEQ	2,600,000

Investments in Funds	Classification	September 30, 2013 Fair Value
STRATEGIC VALUE GLOBAL OPPORTUNITIES FUND I-A, L.P.	PrivEQ	$2,247,255
CHRYSALIS VENTURES III, L.P.	PrivEQ	2,181,816
STERLING CAPITAL PARTNERS II LP	PrivEQ	1,970,616
CROSSLINK CROSSOVER FUND IV LP	PrivEQ	1,905,976
SANDERLING VENTURE PARTNERS VI CO-INVESTMENT FUND, L.P.	PrivEQ	1,831,950
AUDAX MEZZANINE FUND II, LP	PrivEQ	1,618,929
PINTO AMERICA GROWTH FUND, LP	PrivEQ	1,561,777
DACE VENTURES I LP	PrivEQ	1,505,727
VCFA PRIVATE EQUITY PARTNERS IV, L.P.	PrivEQ	1,497,324
NET LEASE PRIVATE REIT VII, INC.	PrivEQ	1,345,410
NET LEASE PRIVATE REIT VII-A, INC.	PrivEQ	1,345,410
SANDERLING VENTURE PARTNERS VI, L.P.	PrivEQ	1,310,466
STERLING GROUP PARTNERS II LP	PrivEQ	1,031,865
CAPITAL ROYALTY PARTNERS, L.P.	PrivEQ	952,292
NET LEASE PRIVATE REIT VI, INC.	PrivEQ	765,450
ASLAN REALTY PARTNERS III, LLC	PrivEQ	477,600
NET LEASE PRIVATE REIT V, INC.	PrivEQ	135,450
KEPOS ALPHA FUND LP	HF	112,323,845
BLUE MOUNTAIN CREDIT ALTERNATIVES FUND LP	HF	77,191,197
CITADEL WELLINGTON LLC	HF	64,815,386
HAYMAN CAPITAL PARTNERS LP	HF	63,408,190
PROVIDENCE MBS FUND LP	HF	53,457,874
VELITE ENERGY LP	HF	44,506,051
BLUESHIFT ENERGY FUND LP	HF	31,781,668
MILLENNIUM USA LP	HF	28,320,677
FALCON EDGE GLOBAL LP	HF/STB	44,277,498
BDCM PARTNERS I, L.P. (SPV 1: SERIES A+B, SPV 2: SERIES A+B, SPV PTC: SERIES A+B)	HF/STB	43,706,338
TYBOURNE EQUITY (US) FUND	HF/STB	40,150,285
CONTRARIAN CAPITAL FUND I, L.P.	HF/STB	35,763,281
HARBINGER CAPITAL PARTNERS FUND I, L.P. (All classes and side pockets)	HF/STB	30,787,867
PIPE SELECT FUND LLC	HF/STB	28,766,797
CRC CREDIT FUND LTD (excluding holdback)	HF/STB	22,212,555
INVESTCORP SILVERBACK ARBITRAGE FUND, LLC	HF/STB	18,482,335
ITHAN CREEK PARTNERS, LP (excluding holdback)	HF/STB	17,854,536
HARBINGER CREDIT DISTRESSED BLUE LINE FUND LP (All classes and side pockets)	HF/STB	17,798,288
PIPE EQUITY PARTNERS, LLC	HF/STB	14,614,067
SENATOR GLOBAL OPPORTUNITY FUND LP	HF/STB	12,659,583
MORGAN RIO CAPITAL FUND, LP	HF/STB	12,480,445
VIKING GLOBAL EQUITIES LP	HF/STB	7,039,541
VALIANT CAPITAL PARTNERS, LP	HF/STB	6,665,911
CCM SMALL CAP VALUE QUALIFIED FUND, L.P.	HF/STB	6,226,403
ETON PARK FUND LP (including Special Investments)	HF/STB	6,195,810
Q FUNDING III L.P.	HF/STB	5,929,814
PAULSON CREDIT OPPORTUNITIES, LP	HF/STB	5,303,799
PENTA ASIA DOMESTIC PARTNERS, LP	HF/STB	5,264,782
FORTELUS SPECIAL SITUATIONS FUND LP (Cl B USD)(Designated Cap Acct)	HF/STB	5,205,322
MAGNETAR CAPITAL FUND, LP (Side Pocket D)	HF/STB	5,171,009

Investments in Funds	Classification	September 30, 2013 Fair Value
TAEF FUND, LLC (Tarpon)	HF/STB	$4,803,907.11
MAGNETAR SLV LLC (Series L)	HF/STB	3,321,469
STEEL PARTNERS JAPAN STRATEGIC FUND, LP	HF/STB	2,873,681
PROSPECT HARBOR CREDIT PARTNERS	HF/STB	2,850,023
MAGNETAR CAPITAL FUND, LP (Side Pocket C)	HF/STB	2,600,236
OZ ASIA DOMESTIC PARTNERS LP (excluding holdback)	HF/STB	2,527,902
HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, LP (All classes and side pockets)	HF/STB	2,525,836
SAMLYN ONSHORE FUND LP	HF/STB	2,471,180
HIGHLAND CREDIT STRATEGIES LIQUIDATION VECHICLE—ONSHORE	HF/STB	2,303,906
HARBINGER CAPITAL PARTNERS FUND II, L.P. (All classes and side pockets)	HF/STB	2,135,897
Q4 FUNDING L.P.	HF/STB	1,849,720
STARK SELECT ASSET FUND LLC	HF/STB	1,551,636
MIDDLE EAST NORTH AFRICA OPPORTUNTIES FUND, L.P.	HF/STB	1,415,945
RAPTOR PRIVATE HOLDINGS LP	HF/STB	1,254,517
KING STREET CAPITAL LP (excluding holdback)	HF/STB	1,034,925
PASSPORT GLOBAL STRATEGIES III LTD (excluding holdback)	HF/STB	967,764
OVERSEAS CAP PARTNERS INC	HF/STB	797,941
MONTRICA GLOBAL OPPORTUNITIES FUND, L.P.	HF/STB	683,445
BLACK RIVER COMMODITY MULTI-STRATEGY FUND, LLC	HF/STB	672,837
QUORUM FUND LTD	HF/STB	619,227
L-R GLOBAL PARTNERS LP	HF/STB	404,777
CAMCAP RESOURCES, LP	HF/STB	394,239
ARTIS 2X PARTNERS	HF/STB	360,438
MONSOON INDIA INFLECTION FUND II LP	HF/STB	344,546
KENMONT ONSHORE FUND LP	HF/STB	223,420
STARK INVESTMENTS LP (including reserve)	HF/STB	211,049
MONSOON INDIA INFLECTION FUND LP	HF/STB	193,144
CEF—SAFETY KLEEN LIQ ACCT	HF/STB	181,655
HALCYON EUROPEAN STRUCTURED OPPORTUNIITES FUND LP	HF/STB	102,599
TOCQUEVILLE GOLD PARTNERS, LP	HF/STB	24,377
GAVEA INVESTMENT FUND III A, L.P.	PrivEQ	50,234,175
MIDSTREAM & RESOURCES FOLLOW-ON FUND, L.P.	PrivEQ	31,287,656
NGP IX OFFSHORE FUND	PrivEQ	30,093,000
NEW HORIZON CAPITAL III LP	PrivEQ	28,411,072
TRUSTBRIDGE PARTNERS III, LP	PrivEQ	27,915,006
LC FUND IV LP	PrivEQ	22,879,628
TIGER GLOBAL PRIVATE INV PARTNERS V, L.P. (excluding holdback)	PrivEQ	22,777,998
QUANTUM PARALLEL PARTNERS V, LP	PrivEQ	22,126,645
SENTIENT GLOBAL RESOURCES FUND III LP	PrivEQ	21,900,000
TRUSTBRIDGE PARTNERS II, LP	PrivEQ	19,087,231
FORUM EUROPEAN REALTY INCOME III LP	PrivEQ	16,592,447
NGP MIDSTREAM & RESOURCES, L.P.	PrivEQ	15,884,638
CX PARTNERS FUND LTD	PrivEQ	14,507,079
ORCHID ASIA IV LP	PrivEQ	14,177,641
PHOENIX REAL ESTATE FUND (T) LP	PrivEQ	13,445,576

Investments in Funds	Classification	September 30, 2013 Fair Value
INTERVALE CAPITAL FUND LP	PrivEQ	$13,395,962
RESERVOIR CAPITAL PARTNERS LP	PrivEQ	12,941,640
TENASKA POWER FUND II-A, LP	PrivEQ	12,288,424
SOVEREIGN CAPITAL LIMITED PARTNERSHIP III	PrivEQ	12,181,854
MERIT ENERGY PARTNERS G LP	PrivEQ	12,077,924
PHOENIX ASIA REAL ESTATE INVESTMENTS II LP	PrivEQ	11,695,743
HILLCREST FUND LP	PrivEQ	10,792,122
J.C. FLOWERS III, L.P.	PrivEQ	9,899,765
ENERGY & MINERALS GROUP FUND II	PrivEQ	9,616,317
TIGER GLOBAL PRIVATE INV PARTNERS IV, L.P. (excluding holdback)	PrivEQ	9,566,897
TIGER GLOBAL PRIVATE INV PARTNERS VI, L.P. (excluding holdback)	PrivEQ	9,005,245
HEALTHCOR PARTNERS FUND, L.P.	PrivEQ	8,122,078
MID EUROPA FUND III, L.P.	PrivEQ	8,110,901
SENTIENT GLOBAL RESOURCES FUND IV LP	PrivEQ	7,900,000
DARWIN PRIVATE EQUITY I LP	PrivEQ	7,866,200
TRUSTBRIDGE PARTNERS IV, LP	PrivEQ	7,578,352
ABRY ADVANCED SECURITIES FUND LP	PrivEQ	7,286,303
ENCAP ENERGY INFRASTRUCTURE TE FEEDER	PrivEQ	6,830,873
PATRON CAPITAL L.P. III	PrivEQ	6,018,234
NORTHSTAR EQUITY PARTNERS III	PrivEQ	5,685,149
NGP ENERGY TECHNOLOGY PARTNERS II, LP	PrivEQ	5,040,606
ENCAP ENERGY CAP FD VII-B	PrivEQ	4,883,103
ARCLIGHT ENERGY PARTNERS FUND IV, L.P.	PrivEQ	3,637,480
ARCLIGHT ENERGY PARTNERS FUND V, L.P.	PrivEQ	3,474,608
ORBIS REAL ESTATE FUND I	PrivEQ	2,223,609
GAVEA INVESTMENT FUND II A, L.P.	PrivEQ	2,172,993
BENSON ELLIOTT REAL ESTATE PARTNERS II, L.P.	PrivEQ	2,041,785
PATRON CAPITAL L.P. II	PrivEQ	592,229
INDIA ASSET RECOVERY FUND, LP	PrivEQ	231,460

	NOTE 11	$1,998,343,104

Marketable Equities	Classification	September 30, 2013 Value
HMH HOLDINGS DELAWARE INC	HF/STB	$462,392
KIOR	HF/STB	49,313

Total Equities	NOTE 3	$511,705

Holdback Group 1	Classification	September 30, 2013 Value
TIGER GLOBAL	HB	$4,101,256
HOUND PARTNERS	HB	2,308,087
TIGER CONSUMER PARTNERS	HB	1,438,776
INDABA CAPITAL PARTNERS	HB	1,226,590
EMPIRE PARTNERS ENHANCED	HB	661,722
COURAGE SPECIAL SITUATIONS FUNDS	HB	575,726
HEALTHCOR	HB	480,353
CORRIENTE CHINA OPPORTUNITY FUND II	HB	417,091
BELL POINT CREDIT OPPORTUNITIES (1 of 2 holdbacks)	HB	366,268
JAT CAPITAL MASTER FUND	HB	334,930
CORRIENTE CHINA OPPORTUNITY FUND I	HB	184,810

Total Holdbacks	NOTE 7	$12,095,609

Holdback Group 2	Classification	September 30, 2013 Value
PASSPORT II LP	HB	$1,832,890
VALUE PARTNERS HEDGE FUND	HB	501,711
BELL POINT CREDIT OPPS (2 of 2 holdbacks)	HB	366,267
STARK INVESTMENT LP	HB	212,483
CRC CR FUND CLF SRS 7/08	HB	192,225
KING STREET CAPITAL LP	HB	112,403
CRC CR FUND CLF SRS 8/08	HB	38,317
OZ ASIA DOMESTIC PARTNERS	HB	15,248
ITHAN CREEK PARTNERS NOTE 10	HB	10,221

Total Other Receivable Balances	NOTE 6	$3,281,765

Options	Classification	September 30, 2013 Value
10YR CMS CAP 5.50% 05/01/19 CALL (Goldman Sachs)	FixInc	$6,519,875
10YR CMS CAP 6.50% 05/01/19 CALL (Goldman Sachs)	FixInc	5,193,952
10YR CMS CAP 5.62% 05/02/19 CALL (Merrill Lynch)	FixInc	4,096,189
10YR CMS CAP 6.62% 05/02/19 CALL (Merrill Lynch)	FixInc	3,235,260

Total Options	NOTE 12	$19,045,276

Money Markets	Classification	September 30, 2013 Value
JPMORGAN 100% U.S. TREASURY SECURITIES MM FUND	MM	$293,384,494
TEF HOLDBACK OLI ACCOUNT	MM	4,729

Total Money Markets	NOTE 4	$293,389,223

Classification Legend
PrivEQ	Private Equity Funds
HF	Hedge Funds
HF/STB	Hedge Funds – Redeeming/Stub Positions
HB	Hold Backs
MM	Money Markets
FixInc	Options

THE ENDOWMENT MASTER FUND, L.P.

Statement of Assets, Liabilities and Partners’ Capital

30-Sep-13 (Unaudited)

Assets
Investments in Funds, at fair value	NOTE 1	$1,951,366,873
Investments in Marketable Equities and Money Markets, at fair value	NOTE 5	293,900,929
Investments in Options, at fair value	NOTE 12	19,045,276

Total investments		2,264,313,077

Cash and cash equivalents		338,949,603
Segregated cash balances with brokers for futures contracts & swap agreements		82,969,760
Unrealized gain on swap agreements		12,051,738
Unrealized appreciation on forward foreign currency exchange contracts		1,635,458
Interest and dividends receivable		307,591
Receivable from investments sold	NOTE 2	62,396,031
Prepaids and other assets		370,084

Total assets		2,762,993,342

Liabilities and Partners’ Capital
Investment purchase payable		171,804
Withdrawals payable		142,754,729
Unrealized depreciation on open futures positions		1,170,426
Unrealized depreciation on forward currency exchange contracts		1,254,916
Investment Management Fees payable		6,828,822
Offshore withholding tax payable		1,230,839
Administration fees payable		129,197
Payable to Adviser		100,000
Payable to Directors		131,625
Accounts payable and accrued expenses		1,342,576

Total liabilities		155,114,933

Partners’ capital		2,607,878,409

Total liabilities and partners’ capital		$2,762,993,342

NOTES to Schedule 6.1:
NOTE 1	Equals NOTE 13 plus NOTE 9, minus NOTE 3 and NOTE 2
NOTE 2	Equals NOTE 3 plus NOTE 4
NOTE 3	See Marketable Equities
NOTE 4	See Money Markets
NOTE 5	Equals the sum of NOTE 3 and NOTE 4
NOTE 6	See Holdback Group 2
NOTE 7	See Holdback Group 1
NOTE 8	Equals redemptions from hedge funds of $ 46,976,272
NOTE 9	Equals NOTE 2 minus NOTE 6, NOTE 7, and NOTE 8
NOTE 10	See Holdback Group 2
NOTE 11	See Investments in Funds
NOTE 12	See Options
NOTE 13	Equals the sum of NOTE 1, NOTE 2, and NOTE 3 minus NOTE 9

Schedule 6.9

Endowment Fund Distributions

Date of Distribution	Amount	Description
September 30, 2013	142,834,321	Third Quarter Tender Offer
December 31, 2013	651,521,609	Fourth Quarter Tender Offer

Schedule 6.11

Permits

None

Schedule 6.12

No Material Contracts

None

Schedule 7.2(a)

No Conflict

None

Schedule 8.12

Core Hedge Funds

Hayman Capital Partners LP

Kepos Alpha Fund LP

Blueshift Energy Fund LP

Millennium USA LP

Citadel Wellington LLC

Blue Mountain Credit Alternatives Fund LP (Class S)

Velite Energy LP

Providence MBS Fund LP

Schedule 9.2

Required Portfolio Funds

Private Equity (all must transfer)

Tiger Global Private Inv Partners V, L.P.

Founders Fund III LP

Founders Fund IV LP

Trustbridge Partners III, LP

Private Equity (up to two Portfolio Funds may not transfer)

New Horizon Capital III LP

WestView Capital Partners II LP

LC Fund IV LP

Trivest Fund IV, L.P.

Trustbridge Partners II, LP

Catterton Growth Partners, LP

Accel-KKR Capital Partners III, LP

BDCM Opportunity Fund II, L.P.

Trustbridge Partners IV, LP

Energy (all must transfer)

Quantum Parallel Partners V, LP

Midstream Resources & Follow-on Fund, L.P.

NGP IX Offshore Fund

Energy & Minerals Group Fund II

NGP Midstream & Resources, L.P.

Stub Hedge Funds (all must transfer)

BDCM Partners I, L.P. (all SPV shares)

Ithan Creek Partners, L.P.

CRC Credit Fund, Ltd. (all share classes)